                                                                  EXECUTION COPY



                ===============================================



                                CREDIT AGREEMENT

                         DATED AS OF DECEMBER 27, 1995



                                     AMONG

                       AMERICAN HEALTH PROPERTIES, INC.,



                   THE FINANCIAL INSTITUTIONS LISTED HEREIN,

                          BANQUE PARIBAS, AS CO-AGENT,

           FIRST UNION NATIONAL BANK OF NORTH CAROLINA, AS CO-AGENT,

                    NATIONSBANK OF TEXAS, N.A., AS CO-AGENT,

                                      AND

                             WELLS FARGO BANK, N.A.

                       AS ARRANGER, AGENT AND FACING BANK


               =================================================

                                    CONTENTS





1.       Definitions and Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1.    Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2.    Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.3.    Other Referential Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         1.4.    Types of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
2.       Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.1.    Commitment to Make Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.2.    Conversion or Continuation of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.3.    Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.4.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.5.    Reductions of Commitments Irrevocable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.6.    Lending Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.7.    Several Obligations; Remedies Independent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.8.    Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.9.    Scheduled Repayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.10.   Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.11.   Mandatory Prepayments and Reductions of Commitments  . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.12.   Voluntary Reductions of Revolving Credit Commitments . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.13.   Clean-Down Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.14.   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
3.       Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.1.    Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.2.    Issuance of the Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.3.    Reimbursement of Drawings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.4.    Interest on Outstanding Reimbursement Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.5.    Reimbursement Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.6.    Indemnification Regarding Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.7.    Limitation of Liability of the Facing Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
4.       Other Credit Commitment Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.1.    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.2.    Extension of Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.3.    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.4.    Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.5.    Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.6.    Minimum Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.7.    Certain Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.8.    Non-receipt of Funds by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.9.    Participations of Letter of Credit Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.10.   Sharing of Payments. Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
5.       Additional Costs; Yield Protection; Capital Adequacy; Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.1.    Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.2.    Limitation on Types of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.3.    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.4.    Treatment of Affected Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40





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
         5.5.    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.6.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
6.       Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.1.    Initial Extensions of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.2.    Initial and Subsequent Extensions of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
7.       Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.1.    Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.2.    Authorization; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.3.    Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.4.    Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.5.    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.6.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.7.    Federal Reserve Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.8.    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.9.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.10.   Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.11.   Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.12.   Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.13.   Environmental and Safety Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.14.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.15.   Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.16.   Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.17.   Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.18.   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.19.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.20.   Necessary Authorizations and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.21.   Not Prohibited Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.22.   No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.23.   Customers of the Company and its Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
8.       Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         8.1.    Financial Statements and Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         8.2.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.3.    Corporate Existence. Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.4.    REIT Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.5.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.6.    Obligations and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         8.7.    Maintaining Records; Access to Properties and Inspections  . . . . . . . . . . . . . . . . . . . . .  60
         8.8.    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         8.9.    Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.10.   Environmental and Safety Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.11.   Subsidiary Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.12.   Phase I Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.13.   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.14.   Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.15.   Maintenance of Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
9.       Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.1.    Prohibition of Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63





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
         9.2.    Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.3.    Indebtedness of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.4.    Subsidiary Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.5.    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.6.    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.7.    Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.8.    Sales and Lease-Backs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.9.    Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         9.10.   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         9.11.   Execution and Modifications of Certain Documents . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.12.   Issuance of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.13.   Restrictive Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.14.   Prepayment of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.15.   Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.16.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
10.      Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.1.   Maintenance of Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.2.   Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.3.   Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
11.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.1.   Payments under Credit Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.2.   Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.3.   Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.4.   Other Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.5.   Ability to Pay Debts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.6.   Voluntary Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.7.   Involuntary Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.8.   Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.9.   ERISA Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         11.10.  Termination of Credit Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
12.      The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         12.1.   Appointment, Powers and Immunities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         12.2.   Reliance by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         12.3.   Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         12.4.   Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         12.5.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.6.   Non-Reliance on the Agent or Other Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.7.   Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         12.8.   Resignation or Removal of the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         12.9.   Consents under Credit Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         12.10.  Collateral Sub-Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         12.11.  Liability of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         12.12.  Transfer of Agency Function  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         12.13.  The Co-Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
13.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.1.   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.2.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80





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
         13.3.   Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         13.4.   Amendments. Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         13.5.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         13.6.   Assignments and Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         13.7.   Replacement of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         13.8.   Confidentiality of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         13.9.   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         13.10.  Table of Contents; Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         13.11.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         13.12.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         13.13.  Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         13.14.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         13.15.  Acknowledgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89


EXHIBITS

         Exhibit A                         Form of Subsidiary Guaranty
         Exhibit B                         Form of Revolving Credit Note
         Exhibit C                         Form of Letter of Credit Request
         Exhibit D-1                       Form of Notice of Borrowing
         Exhibit D-2                       Form of Notice of Conversion
         Exhibit D-3                       Form of Notice of Continuation
         Exhibit E                         Form of Opinion of Counsel
         Exhibit F                         Form of Compliance Certificate
         Exhibit G                         Form of Assignment and Acceptance
         Exhibit H                         Form of Continuing Agreement
         Exhibit I                         Prospectus Supplement of the Company

SCHEDULES

         Schedule I                        Revolving Credit Commitments
         Schedule 7.4                      Authorizations, Approvals and Consents
         Schedule 7.6                      Litigation
         Schedule 7.8                      ERISA Plans
         Schedule 7.12                     Indebtedness, Material Contracts, Labor Matters
         Schedule 7.13                     Environmental Matters
         Schedule 7.14                     Subsidiaries
         Schedule 7.16                     Existing Liens
         Schedule 9.5                      Existing Investments
         Schedule 9.6                      PG Sites
         Schedule 9.10                     Existing Affiliate Transactions
         Schedule 9.12                     Existing Classes of Preferred Stock

DEFINITIONS
Additional Costs, 37
Affiliate, 1
Agent's Account, 21
Aggregate Available Revolving Commitments, 2
Applicable Lending Office, 2
Assignment and Acceptance, 83
Bankruptcy Code, 2
Base Rate, 2
Base Rate Loans, 3
Business Day, 3
Capital Expenditures, 3
Capital Lease Obligations, 3
Casualty Event, 3
CERCLA, 3
CERCLIS, 3
Closing Date, 3
Co-Agents, 3
Code, 3
Commitments, 4
Consolidated Subsidiary, 4
Consolidated Tangible Net Worth, 4
Construction and Development Investment, 4
Continuation, 4
Continue, 4
Continued, 4
Continuing Agreement, 4
Conversion, 4
Convert, 4
Converted, 4
Credit Documents, 4
Credit Event, 5
Default Rate, 5
Disposition, 5
Dollar, 5
Dollars, 5
Drawing, 5
Duff and Phelps, 5
EBITDAR, 5
Employee Benefit Plan, 5
Environmental and Safety Laws, 6
Environmental Claim, 5
Equity Issuance, 6
ERISA, 6
ERISA Affiliate, 6
ERISA Event, 6
Eurodollar Base Rate, 7

Eurodollar Loans, 7
Eurodollar Rate, 7
Event of Default, 71
Federal Funds Rate, 7
Fee Letter, 31
Fees, 7
Financing Plan, 7
Funded Debt, 7
GAAP, 8
Governmental Agency, 8
Guarantee, 8
Hazardous Materials, 8
Health Care Facility, 8
Historical Financial Statements, 45
Indebtedness, 8
Insufficiency, 9
Intangible Assets, 9
Interest Coverage Ratio, 9
Interest Expense, 9
Interest Period, 9
Interest Rate Protection Agreement, 10
Investment, 10
Investment Security, 10
Letter of Credit, 10
Letter of Credit Reserve Account, 10
Letter of Credit Subcommitment, 10
Leverage Ratio, 10
Lien, 10
Loans, 11
Margin Stock, 48
Material Acquisition, 11
Material Adverse Effect, 11
Material Contract, 11
Maturity Date, 11
Moody's, 11
Multiemployer Plan, 11
Necessary Authorizations, 54
Net Available Proceeds, 11
Net Income, 12
Notes, 12
Notice of Borrowing, 34
Obligations, 74
Other Taxes, 42
Participant, 85
PBGC, 12
Permitted Investments, 13
Permitted Liens, 13

Permitted Subsidiary, 14
Person, 14
PG Assets, 14
PG Excess Proceeds, 15
PG Indebtedness, 15
PG Sites, 15
PG Stock, 15
Plan, 15
Preferred Stock, 15
Prime Rate, 15
Principal Office, 15
Pro Rata Share, 16
Projected Financial Statements, 15
Property, 16
Purchase Money Lien, 14
RCRA, 16
Redeemable Stock, 16
Regulations D, G, T, U and X, 16
Regulatory Change, 16
Reimbursement Obligations, 16
REIT, 16
Release, 16
Rentals, 16
Required Lenders, 17
Requirement of Law, 17
Reserve Requirement, 17
Restricted Payment, 17
Revolving Credit Commitment, 17
Revolving Credit Loans, 21
Revolving Credit Notes, 23
S&P, 18
Senior Long Term Debt, 18
Senior Long Term Debt Rating, 18
Senior Notes, 18
Stated Amount, 18
Subsidiary, 18
Subsidiary Guarantors, 18
Subsidiary Guaranty, 19
Taxes, 42
Type, 20
UCC, 19
Unmatured Default, 19
Wells Fargo, 19
Wholly-Owned Subsidiary, 19
Working Capital Loans, 19

         This CREDIT AGREEMENT is dated as of December 27, 1995 among American Health Properties, Inc. (the "Company"); each of the banks listed on the signature pages hereto or which, pursuant to Section 13.6., shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, N.A., as Co-Agent and Wells Fargo Bank, N.A., as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"), as arranger of the facilities provided hereby (in such capacity, the "Arranger"), and as the issuer of the Letters of Credit (in such capacity, together with its successors in such capacity, the "Facing Bank").

         The Company has requested that the Lenders make loans and provide letters of credit to the Company in an aggregate principal amount up to but not exceeding $150,000,000 at any one time outstanding, and the Lenders are prepared to make such loans and letters of credit available to the Company upon the terms hereof and subject to the conditions contained herein.

         Accordingly, the parties hereto agree as follows:


                     1.  DEFINITIONS AND ACCOUNTING MATTERS


1.1.     CERTAIN DEFINED TERMS


         As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed an Affiliate of such corporation or other Person.

         "Aggregate Available Revolving Commitments" shall mean, on any date of determination thereof: (a) the Revolving Credit Commitments in effect on such date minus (b) the sum of (i) the aggregate outstanding principal amount of Loans on such date, (ii) the aggregate Stated Amounts of all Letters of Credit then outstanding and (iii) the aggregate amount of outstanding Reimbursement Obligations on such date.

         "Applicable Lending Office" shall mean, foreach Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" shall mean, for any Base Rate or Eurodollar Loan, the per annum rate set forth in the following table opposite the Company's Senior Long Term Debt Rating:


    Senior Long Term Debt     Applicable Margin for  Applicable Margin for
            Rating               Eurodollar Loans       Base Rate Loans

    A-/A3                             0.375%                0.000%


    BBB+/Baa1                         0.500%                0.000%



    BBB/Baa2                          0.750%                0.000%



    BBB-/Baa3                         0.875%                0.000%


    less than BBB-/Baa3 or            1.250%                0.250%
    not rated

For purposes hereof, in the event two or more rating agencies shall assign different ratings to the Company's Senior Long Term Debt, the lower(est) rating shall apply. A change in any Applicable Margin shall be effective as of the date of such change in rating.

         "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended from time to time, or any successor federal statute.

         "Base Rate" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate. If for any reason the Agent shall have determined that it is unable to ascertain the Federal Funds Rate for such day, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications as contemplated by the definition of the Federal Funds Rate, the Base Rate for such day shall be the Prime Rate.

         "Base Rate Loans" shall mean Loans which bear interest at rates based upon the Base Rate.

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in San Francisco and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Expenditures" shall mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made or committed to be made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

         "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person with respect to any lease of (or other agreement conveying the right to use) any Property (whether real, personal or mixed) which is or should be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

         "Casualty Event" shall mean any loss of or damage to, or any condemnation or other taking of, any Property of the Company and its Subsidiaries that results in the receipt of insurance proceeds, proceeds of a condemnation award or other compensation.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any successor federal statute.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Inventory System.

         "Closing Date" shall mean the date upon which the conditions precedent to the initial extension of credit hereunder set forth in Article 6. have been satisfied and the initial extension of credit hereunder made, but in no event later than January 15, 1996, unless otherwise agreed to by the parties hereto.

         "Co-Agents" shall mean each of Banque Paribas, First Union National Bank of North Carolina, and NationsBank of Texas, N.A., in their respective capacities as Co-Agents hereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "Commitments" shall mean the Revolving Credit Commitments.

         "Consolidated Real Estate Assets" shall mean on any date of determination, the real estate investments of the Company and its Consolidated Subsidiaries determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company delivered to the Lenders pursuant to
Section 8.1 hereof.

         "Consolidated Subsidiary" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should be) consolidated with the financial statements of such Person in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, on the date any determination thereof is to be made, the amount calculated as the difference of: (a) the Company's consolidated stockholders' equity (calculated before provision for the foreign currency exchange reserves, if any, required under Financial Accounting Standards Board Statement No. 52), determined on a consolidated basis; minus (b) any treasury stock to the extent any of the same is included in the Company's consolidated stockholders' equity minus (c) the Intangible Assets of the Company and its Subsidiaries, determined on a consolidated basis.

         "Construction and Development Investment" shall mean, any Investment made, directly or indirectly, for the construction and development of any Health Care Facility owned entirely by the Company or a Permitted Subsidiary, so long as: (a) such Health Care Facility has been in existence less than twenty-four months following the receipt of a certificate of occupancy or an initial license with respect thereto; and (b) the revenues received by the operator of such Health Care Facility in respect of such facility for any fiscal quarter are not greater than the Rentals and interest expense payable by such operator in respect of such facility for such fiscal quarter.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.2. of a Eurodollar Loan from one Interest Period to the next succeeding Interest Period.

         "Continuing Agreement" shall mean a Continuing Standby Letter of Credit Agreement dated on or before the date hereof by and between the Company and the Facing Bank and substantially in the form of Exhibit H hereto.

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.2. of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Subsidiary Guaranty, any Letter of Credit, the Continuing Agreement and any application for a Letter of Credit.

         "Credit Event" shall mean each extension, Continuation or Conversion of a Loan and each issuance, extension or other modification of a Letter of Credit.

         "Default Rate" a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid pursuant to Section 2.4.(a); provided, however, that in no event shall such rate be less than 2% plus the rate per annum in effect at the time of the occurrence of any Event of Default.

         "Disposition" shall mean any sale, assignment, transfer or other disposition (including a ground lease or other long term obligation which under GAAP is the equivalent of a sale of such Property) of any Property (whether now owned or hereafter acquired) of the Company or any of its Subsidiaries other than inventory in the ordinary course of business.

         "Dollars", "Dollar" and "$" shall mean lawful money of the United States of America.

         "Drawing" shall mean a drawing under a Letter of Credit.


         "Duff and Phelps" shall mean Duff and Phelps Credit Rating Co., an Illinois corporation, and its successors, provided that, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then "Duff and Phelps" shall mean any other nationally recognized securities agency designated by the Required Lenders by notice to the Agent and the Company.

         "EBITDAR" shall mean, for any period, the sum of the following (determined without duplication) for the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; (i) Net Income (or loss) for such period, plus (ii) to the extent reflected in Net Income (or loss) for such period, the aggregate for such period of (A) Interest Expense, (B) provision for income taxes, (C) depreciation expense, (D) amortization expense, (E) other non-cash charges, and (F) Rental Expense, minus
(iii) to the extent reflected in Net Income (or loss) for such period, extraordinary gain (or plus any extraordinary loss) for such period plus (iv) to the extent reflected in Net Income (or loss) for such period, losses (or minus gains) during such period respecting Dispositions.

         "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Company or any of its ERISA Affiliates, other than a Multiemployer Plan.

         "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or other communication (whether written or oral) alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, handling, generation, treatment, storage, disposal, Release or threatened Release into the environment of any Hazardous

Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

         "Environmental and Safety Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and common law concerning public health or safety, worker health or safety or pollution or protection of the environment, including without limitation those relating to any emissions, discharges or Releases of Hazardous Materials to ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, control, clean-up or handling of Hazardous Materials.

         "Equity Issuance" means any issuance or sale by the Company or any of its Subsidiariesof its capital stock or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

         "ERISA Affiliate" of any Person shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person or which is under common control (within the meaning of Section 414(c) of the Code) with such Person.

         "ERISA Event" with respect to any Person shall mean (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30- day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(a)(2) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA with respect to a Plan;
(d) the withdrawal by such Person or any of its ERISA Affiliates from a Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum offered to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for Dollar deposits in the London interbank market having a term comparable to such Interest Period and in an amount comparable to the principal amount of such Eurodollar Loan.

         "Eurodollar Loans" shall mean Loans which bear interest at rates based upon the Eurodollar Base Rate.

         "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period multiplied by a fraction, the numerator of which is 1 and the denominator of which is 1 minus the Reserve Requirement for such Loan for such Interest Period.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding Business Day, and
(ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rate charged by three federal funds brokers of recognized standing selected by the Agent on such day for such transactions as determined by the Agent.

         "Fees" shall mean the fees owing by the Company pursuant to Section
4.1.

         "Financing Plan" shall mean a written statement certified by the chief executive officer or the chief financial officer of the Company and reasonably acceptable in form and substance to the Required Lenders, setting forth with respect to a Material Acquisition: (a) the source and use of funds necessary to consummate such acquisition, including the amount and timing of the borrowing contemplated in connection with such acquisition; (b) the time schedule and plan for arranging and executing a refinancing transaction repaying (whether through equity or long term debt offerings or otherwise) any borrowing referenced under clause (a) above; and (c) such other matters as the Required Lenders may reasonably request.

         "Funded Debt" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, including, without limitation, all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in current liabilities of such Person determined in accordance with GAAP.

         "GAAP" shall have the meaning ascribed to such term in Section 1.2.(a) hereof.

         "Governmental Agency" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee", "Guaranty", "Guaranteed", and the like, shall refer to a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, any Indebtedness or other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to issue a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" shall mean, collectively, any polychlorinated biphenyls, petroleum or petroleum derived substance, friable asbestos, and any toxic or otherwise hazardous waste, material or substance, including, without limitation, all substances with respect to which liability or standards of conduct may be imposed pursuant to RCRA, CERCLA or any other Environmental and Safety Law.

         "Health Care Facility" shall mean any nursing home, assisted living facility (including assisted living facilities providing care primarily or exclusively to Persons suffering from Alzheimer's disease, senility or other forms of dementia), rehabilitation hospital, acute care hospital, medical office building or other facility offering medical services similar to those offered by or in connection with the foregoing facilities, and other facilities and structures related to the foregoing such as parking facilities; provided that, the term "Health Care Facility" shall not include any psychiatric hospital, clinic or office or any other health care facility offering exclusively or primarily psychiatric or psychological services.

         "Indebtedness" shall mean, without duplication, as to any Person (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance or sale of debt securities) whether or not recourse is limited to specific assets of such Person; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable arising in the ordinary course of business so long as such trade accounts payable are not for borrowed money and are paid within 60 days of the date the respective goods are delivered or the respective services are rendered (unless such trade account payable is being contested in good faith); (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the Indebtedness so secured has been assumed by such Person; (d) reimbursement obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; and (g) obligations or exposures of such Person under Interest Rate Protection Agreements.

         "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Intangible Assets" shall mean that portion of the book value of any Person's assets which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brand names, trade secrets, customer lists, computer software, copyrights, patents, licenses, franchises, franchise conversion rights, covenants not to compete, research and development expense, and rights with respect to any of the foregoing and all unamortized debt discount and expenses.

         "Interest Coverage Ratio" shall mean, for any period, the ratio of EBITDAR for such period to the sum of Interest Expense for such period plus Rental Expense for such period.

         "Interest Expense" shall mean, for any period, the sum of the following for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP: (a) all interest in respect of Indebtedness accrued or which is, or in accordance with GAAP should be, capitalized during such period (whether or not actually paid during such period), (b) the net amounts payable under Interest Rate Protection Agreements accrued during such period (whether or not actually paid during such period), and (c) the aggregate amount of Fees accrued during such period pursuant to Section 4.1.(b), (c) or
(d).

         "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made (including pursuant to Conversion from a Base Rate Loan) or the last day of the next preceding Interest Period for such Eurodollar Loan and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.7., except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing, (i) no Interest Period may end after the Maturity Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), and
(iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder.

         "Interest Rate Protection Agreement" shall mean, as to any Person, an interest rate hedge agreement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating such exposure under similar arrangements as prescribed from time to time by the Agent taking into account the respective termination provisions set forth herein, the notional principal amount and term thereof and assuming that U.S. Treasury rates generally are equal to the per annum rate of interest which the Agent at such time determines to be the most probable lowest U.S. Treasury rate to occur in the relevant period following such date.

         "Investment" shall mean any investment, made in cash or by delivery of Property, by the Company or any Subsidiary:

                 (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Investment Security, or by loan, Guarantee, advance, capital contribution or otherwise; or

                 (b)      in any Property.

The amount of any Investment shall be its cost (the amount of cash or the fair market value of other Property given in exchange therefor).

         "Investment Security" shall mean "security" as defined in Section 2(1) of the Securities Act of 1933, as amended.

         "Letter of Credit Reserve Account" shall mean the special collateral account, if any, established by the Company with the Agent pursuant to the provisions of Article 11. hereof.


         "Letter of Credit Subcommitment" shall mean $15,000,000 (as the same may be reduced from time to time pursuant to Section 2.11. or Section 2.12.).

         "Letters of Credit" shall mean the letters of credit issued pursuant to Article 3. hereof.

         "Leverage Ratio" shall mean, for any period, the ratio of Funded Debt of the Company and its Subsidiaries as of the end of such period to Consolidated Tangible Net Worth as of the end of such period, in each case determined on a consolidated basis in accordance with GAAP.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of such asset. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loans" shall mean, collectively, the Revolving Credit Loans.

         "Material Acquisition" shall mean any acquisition or potential acquisition of assets by any one or more of the Company and its Subsidiaries, whether directly or through the acquisition of a Subsidiary, where the value of the total consideration (whether in the form of cash, deferred payment obligations issued by the Company or any of its Subsidiaries, or assets paid in kind or exchanged) paid, or agreed or contemplated to be paid, by the Company or any of its Subsidiaries for such acquisition or in the aggregate for such acquisition and any related series of acquisitions is equal to or exceeds $75,000,000.

         "Material Adverse Effect" shall mean any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions, could reasonably be expected to have a material adverse effect on (a) the business, Property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole; (b) the ability of the Company or one of its Subsidiaries to perform its respective obligations under any of the Credit Documents to which it is a party; (c) the validity or enforceability of any of the Credit Documents; or (d) the rights and remedies of the Lenders, the Facing Bank and the Agent under any of the Credit Documents.

         "Material Contract" shall mean, with respect to the Company and its Subsidiaries, each of those contracts and agreements listed on Schedule 7.12. hereto.

         "Maturity Date" shall mean December 27, 1998 or as otherwise extended pursuant to Section 4.2. hereof.

         "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors; provided that, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then "Moody's" shall mean any other nationally recognized securities rating agency designated by the Required Lenders by notice to the Agent and the Company.

         "Multiemployer Plan" of any Person shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA.

         "Net Available Proceeds" shall mean:

                 (i) (A) in the case of any Disposition, the aggregate amount of all cash payments received (including, without limitation, all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise, but only as and when received) by the Company or one of its Subsidiaries in connection with such Disposition, directly or indirectly, or (B) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Company or one of its Subsidiaries in respect of such Casualty Event, in each case net of (a) the amount of any out-of-pocket legal, title and recording tax expenses, commissions and other fees and expenses reasonably incurred by the Company or such Subsidiary in connection with such Disposition or Casualty Event, (b) any federal, state and local income taxes reasonably estimated in good faith to be payable by the Company or one of its Subsidiaries in connection with such Disposition or Casualty Event and other taxes thereon to the extent such other taxes are actually paid by the Company or such Subsidiary, (c) any repayments by the Company or such Subsidiary of Indebtedness to the extent that such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the Disposition of such Property, and
(d) any repayments by the Company or such Subsidiary of Indebtedness to the extent that such Indebtedness is secured by a Lien on the Property that is the subject of such Casualty Event, and the holder of the Lien on such Property assert its prior right (if appropriate) to such proceeds; and

                 (ii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company in respect of such Equity Issuance net of fees, commissions and expenses (including attorneys' fees) reasonably incurred by the Company in connection therewith; and

                 (iii) in the case of the incurrence of Indebtedness, the aggregate amount of the cash proceeds of such Indebtedness received by the Company or one of its Subsidiaries net of fees, commissions and expenses (including attorneys' fees) reasonably incurred by the Company or such Subsidiary in connection therewith;

provided however, Net Available Proceeds of a Disposition by a Permitted Subsidiary which is not a Wholly-Owned Subsidiary shall mean the product obtained when the percentage of the equity of such Subsidiary (owned directly or indirectly by the Company) is multiplied by the amount of the Net Available Proceeds determined pursuant to paragraph (i) above.

         "Net Income" shall mean with respect to any Person, the net income
(loss) of such Person for any period determined in accordance with GAAP; provided, that there shall be excluded therefrom: (a) the income (loss) of any other Person accrued prior to the date it either becomes a Subsidiary of such Person, is merged into or consolidated with such Person, or such other Person's assets are acquired by such Person, and (b) the income (loss) of any other Person (except for a Subsidiary of such Person) in which such Person has an ownership interest, except to the extent that any such income has actually been received by such person in the form of dividends or similar distributions during such period.

         "Notes" shall mean the Revolving Credit Notes.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" of any Person shall mean: (a) direct obligations of the United States of America or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 1 year from the date of acquisition thereof by such Person; (b) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest or second highest rating obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of the creation thereof and, at the time of acquisition, having the highest or second highest rating obtainable from either S&P or Moody's; (d) any Dollar denominated (i) certificates of deposit, (ii) time deposits, (iii) repurchase agreements or (iv) bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $1,000,000,000; and (e) money market funds organized under the laws of the United States of America or any State thereof that invest not less than 90% of their funds in any of the Investments permitted under subparagraphs (a), (b),
(c), (d) or (e).

         "Permitted Liens" shall mean:

                 (a) Liens imposed by any Governmental Agency for taxes, assessments or charges not yet due or which are being contested in good faith and with due diligence and with respect to which adequate reserves have been established;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business not yet delinquent or which are being contested in good faith and with due diligence and with respect to which adequate reserves have been established;

                 (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                 (d) deposits to secure the performance of bids, trade contracts (other than a trade contract which constitutes Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, zoning restrictions and other similar encumbrances of record on real property incurred in the ordinary course of business which, in the aggregate, are not material in dollar amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                 (f)      Liens existing on the date hereof and disclosed on
Schedule 7.16. hereto;

                 (g) Purchase Money Liens and Liens pursuant to Capital Lease Obligations which secure Debt permitted pursuant to Section 9.3. hereof;

                 (h) any attachment or judgment Lien either in existence less than 30 calendar days after the entry thereof, or with respect to which execution has been stayed, or with respect to which payment in full above any deductible is covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage); and

                 (i) renewals of any of the foregoing Liens in connection with the refinancings, renewals or extensions of Indebtedness in accordance with Section 9.3.(i).

For purposes of this definition, the term "Purchase Money Lien" shall mean any Lien on fixed assets, plant or equipment (and any intangible assets associated therewith) acquired by the Company or any of its Subsidiaries securing the payment of all or a portion of the purchase price therefor or Liens to which such purchased assets are subject at the time of such acquisition and not created in anticipation thereof; provided, however, that (i) the transaction in which any Purchase Money Lien is proposed to be created or assumed is permitted by this Agreement; (ii) any Purchase Money Lien shall attach only to the assets acquired (and any applicable insurance thereon) in such transaction and shall not extend to or cover any other assets of the Company or any of its Subsidiaries; (iii) the Indebtedness secured or covered by any Purchase Money Lien shall not exceed the cost (including reasonable costs directly incurred in connection with such acquisition) to the Company or any of its Subsidiaries of the assets acquired; and (iv) such Indebtedness is either (x) incurred within 30 days following the date of the acquisition of the assets so acquired or (y) incurred for the purpose of refinancing or refunding any Indebtedness secured by a Purchase Money Lien provided the unpaid balance is not thereby increased.

         "Permitted Subsidiary" shall mean any Subsidiary of the Company (i) which existed on the Closing Date, or (ii) that has (A) executed the Subsidiary Guaranty and (B) that is either Wholly-Owned or is otherwise permitted by
Section 9.5.(j).

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "PG Assets" means (a) the PG Sites to the extent such Property, plant, and equipment constitute assets of the Company or its consolidated Subsidiaries, (b) any Indebtedness owed to the Company or its consolidated Subsidiaries and secured by any PG Site, and (c) any Indebtedness owed to the Company or its consolidated Subsidiaries by the owner or operator, other than an owner or operator who is an Affiliate of the Company, of any PG Site as a result of operating advances made by the Company or any of its consolidated Subsidiaries to such owner or operator in connection with the operation or maintenance of such PG Site.

         "PG Excess Proceeds" means at any time the amount, if any, by which
(a) the cumulative Net Available Proceeds of the Disposition of PG Assets made on or before such time exceeds (b) the outstanding balance of the PG Indebtedness at such time plus the cumulative repayments of PG Indebtedness made on or before such time.

         "PG Indebtedness" means the following Indebtedness of the Company allocated by the Company to the acquisition, maintenance, and operation of the PG Assets: (a) $9,175,000 in fixed rate Indebtedness and (b) up to $8,750,000 in variable rate Indebtedness, reflected as liabilities in that portion of financial statements of the Company entitled "Psychiatric Group Condensed Balance Sheets."

         "PG Sites" means the five psychiatric hospital sites listed on
Schedule 9.6. hereto and all Property, plant, and equipment with respect to such sites.

         "PG Stock" means the class of Preferred Stock of the Company having the rights, restrictions, and other attributes set forth in Schedule 9.12.

         "Plan" of the Company or any of its Subsidiaries shall mean an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA, other than a Multiemployer Plan of such Person.

         "Preferred Stock" shall mean, for any corporation, any class or series of equity securities of such corporation which is entitled, upon any distribution of such corporation's assets, whether by dividend or by liquidation, to a preference over another class or series of equity securities of such corporation, and which by its terms is either: (a) entitled to receive cash distributions (or asset distributions or distributions of securities other than distributions in kind of preferred stock of the same class and series) of such corporation's or any of its Subsidiaries, assets, whether by dividend or by liquidation; or (b) mandatorily redeemable or redeemable at the option of the issuer or holder thereof for cash (or assets or securities other than distributions in kind of preferred stock of the same class and series) by such corporation or any of its Subsidiaries, or is convertible or exchangeable, mandatorily or at the option of the issuer or holder thereof, into Indebtedness of such corporation or any of its Subsidiaries.

         "Prime Rate" shall mean the rate of interest from time to time announced by Wells Fargo in San Francisco as its prime commercial lending rate.

         "Principal Office" shall mean the principal office of Wells Fargo, presently located at 420 Montgomery Street, San Francisco, California 94163.

         "Projected Financial Statements" shall mean (i) projected consolidated statements of cash flows of the Company and its Subsidiaries for each fiscal year and (ii) projected consolidated income statements and balance sheets of the Company and its Subsidiaries for each fiscal year, as required in Sections 8.1.(k) and (l) hereof.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Pro Rata Share" means the fraction of each Lender's Commitment divided by the aggregate amount of all Commitments, converted into a percentage.

         "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

         "Redeemable Stock" shall mean any capital stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or any other agreement) or upon the happening of any event matures or is or will become mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is exchangeable for or convertible into a security of a Person other than the issuer of such capital stock or into Indebtedness.

         "Regulations D, G, T, U and X" shall mean, respectively, Regulations D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect toany Lender, any change enacted or adopted after the date of this Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation
D) or the adoption or publication after the date of this Agreement of any interpretations, directives or requests (whether or not having the force of law) applying to a class of banks including such Lender of or under any United States federal, state or foreign law or regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligations" shall mean, at any time, all obligations of the Company to the Facing Bank, and to the Lenders to the extent of their participation therein, in respect of the Letters of Credit, and shall consist of all amounts which have been paid by the Facing Bank pursuant to the Letters of Credit, if and to the extent the Facing Bank has not received reimbursement therefor from the Company.

         "REIT" shall mean a Person qualifying for treatment as a "real estate investment trust" under the Code.

         "Release" shall mean any "release" as such term is defined in 42 U.S.C. Section 9601(22), or any successor federal statute or analogous state law.

         "Rental Expense" shall mean, with respect to any Person for any fiscal period, the aggregate rent expense of such Person with respect to all obligations of such Person for the payment of rent for any real or personal property under leases or agreements to lease other than Capital Lease Obligations.

         "Rentals" shall mean all fixed rents payable by any Person as lessee or sublessee under a lease of any asset, but shall be exclusive of any amounts required to be paid by such Person (irrespective of whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Lenders" shall mean Lenders holding in excess of 51% of the outstanding Loans, Reimbursement Obligations and Letters of Credit (or, if no Loans, Reimbursement Obligations or Letters of Credit are outstanding, in excess of 51% of the outstanding Commitments).

         "Requirement of Law" shall mean, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Agency, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

         "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.1, or (ii) any category of extensions of credit or other assets which includes Eurodollar Loans.

         "Restricted Payment" shall mean (i) dividends by or on behalf of the Company (in cash, Property or obligations, but excluding dividends payable solely in shares of capital stock other than Redeemable Stock) or any Subsidiary on, or other payments or distributions on account of or with respect to, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of the Company or such Subsidiary, (ii) any prepayment by the Company or any of its Subsidiaries of principal, optional redemption, purchase, retirement prior to stated maturity, defeasance, or similar optional prepayment with respect to any Indebtedness for borrowed money other than the Loans, or (iii) any loans, advances or any other payments by the Company or any of its Affiliates to, or transactions by the Company or any of its Affiliates with, any Affiliate of such Person, except in the case of transactions (other than loans, advances or other payments) which are no less favorable to the Company or its Subsidiaries than transactions negotiated at arms length with nonaffiliated third parties.

         "Revolving Credit Commitment" shall mea, as to each Lender, the obligation ofsuch Lender to make Revolving Credit Loans and Letters of Credit available to the

Company in an aggregate amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Schedule I hereto under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.12. or Section 2.11.).

         "S&P" shall mean Standard & Poor's Corporation, a New York corporation, and its successors; provided that, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then "S&P" shall mean any other nationally recognized securities rating agency designated by the Required Lenders by notice to the Agent and the Company.

         "Senior Long Term Debt" means all outstanding Indebtedness of the Company which by its terms matures more than one year from the date of its creation or is extendible for such a period at the option of the Company and which has not been subordinated in right of payment to any other Indebtedness of the Company.

         "Senior Long Term Debt Rating" means the rating given from time to time by S&P, Moody's or Duff and Phelps with respect to the outstanding Senior Long Term Debt of the Company.

         "Senior Notes" shall mean, collectively: (a) the $5,000,000 11.33% Series A Notes, due May 31, 1996, and the $96,000,000 11.40% Series B Notes, due May 31, 1999, issued in each case by the Company pursuant to the terms and conditions of the Note Agreement, dated as of May 1, 1989, executed by the Company; and (b) the $100,000,000 10.41% Senior Notes due September 15, 2000, issued by the Company pursuant to the terms and conditions of the Note Agreement, dated as of September 1, 1990, executed by the Company.

         "Stated Amount" means the maximum amount available to be drawn under a Letter of Credit from time to time in accordance with its terms, without regard to whether any conditions to a drawing could then be met.

         "Subsidiary" shall mean, as to any Person, any corporation, partnership or joint venture, whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (other than stock having such voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries or (ii) in the case of a partnership or joint venture, in which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

         "Subsidiary Guarantors" means: (a) each of those Subsidiaries of the Company in existence on the Closing Date other than those set forth on Schedule
7.14. hereto and (b)
each Subsidiary of the Company which becomes a guarantor under a Subsidiary Guaranty following the Closing Date.

         "Subsidiary Guaranty" means that certain Guaranty Agreement, dated as of the Closing Date, executed by the Subsidiary Guarantors in favor of the Agent and the Lenders and each such agreement executed by a Permitted Subsidiary after the Closing Date, in each case substantially in the form of Exhibit A hereto.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of California.

         "Unmatured Default" shall mean an event which with notice or lapse of time or both would become an Event of Default.

         "Wells Fargo" shall mean Wells Fargo Bank, N.A.

         "Wholly-Owned Subsidiary" shall mean any corporation, association or other business entity of which l00% of the outstanding shares of all classes of capital stock or other ownership interests is at the time owned directly or indirectly by, such Person or one or more of the other Wholly-Owned Subsidiaries of such Person or a combination thereof.

         "Working Capital Loans" means working capital loans made by the Company in connection with Section 9.5.(d), which loans will be secured by a first priority security interest in the accounts generated from the operation of such facility to the extent consistent with Requirements of Law.


1.2.     ACCOUNTING TERMS AND DETERMINATIONS


            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, all calculations for purposes of determining compliance with the terms of this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with generally accepted accounting principles applied in the United States and practices which are recognized as such by the American Institute of Certified Public Accountants ("GAAP") applied for all periods to the extent practicable on a basis consistent with that used in the preparation of the Historical Financial Statements, so as to present fairly the financial condition and the results of operations of the applicable Person. In the event of a change in GAAP that is applicable to the Company, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change; provided, however, that the Company and the Required Lenders will thereafter negotiate in good faith to revise such covenants to the extent necessary to conform such covenants to GAAP as then in effect.

         (b) To enable the ready and consistent determination of compliance with the covenants set forth in Article 9. and Article 10., the Company will not change the last day of its fiscal year from December 31 of each year or the last days of the first three fiscal quarters in each of its fiscal years from the last day in March, June and September of each year, respectively.


1.3.     OTHER REFERENTIAL PROVISIONS


            All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Credit Documents, unless the context shall require otherwise. Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement. Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument. Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement. Except where specifically restricted, reference to a party to a Credit Document includes that party and its successors and assigns permitted hereunder or under such Credit Document. Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan
Document, such time shall be the local time in the city in which the principal office of the Agent is located. Whenever the phrase "to the knowledge of the Company" or words of similar import relating to the knowledge of the Company are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer of the Company or (ii) the knowledge that such Persons would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

1.4.     TYPES OF LOANS


         Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.





                       2.      REVOLVING CREDIT LOANS



2.1.     COMMITMENT TO MAKE REVOLVING CREDIT LOANS


         Each Lender severally (but not jointly) agrees, on the terms and subject to the conditions contained herein, to make loans to the Company during the period from and including the Closing Date to but not including the Maturity Date in an aggregate principal amount at any one time outstanding of up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "Revolving Credit Loans"); provided, however, that in no event shall the aggregate principal amount of all Revolving Credit Loans exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, minus the aggregate Stated Amounts of all outstanding Letters of Credit and all outstanding Reimbursement Obligations. Subject to the terms contained herein, the Company may borrow, repay and reborrow the Revolving Credit Loans.


2.2.     CONVERSION OR CONTINUATION OF LOANS


         The Company may Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, provided that (i) the Company shall give the Agent notice of each such Conversion or Continuation as provided in Section 4.7.; (ii) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; (iii) no Loan may be Converted into or Continued as a Eurodollar Loan during the continuance of an Unmatured Default or an Event of Default; and (iv) no more than 8 separate Interest Periods in respect of Eurodollar Loans from any Lender may be outstanding at any one time.


2.3.     BORROWINGS


         The Company shall give the Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 4.7., which notice when given shall be irrevocable. Not later than 11:00 a.m. (San Francisco time) on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, at account number 4518 049 994 maintained by the Agent at the Principal Office (the "Agent's Account"), in immediately available funds, for account of the Company. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained at the Principal Office.


2.4.     INTEREST


         (a) The Company agrees to pay to the Agent for the account of each Lender in accordance with Sections 4.3. and 4.5. interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                 (i) during the periods that such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

                 (ii) during the periods that such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

         Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period thereof (except that interest shall be payable at the end of each three-month period in the case of an Interest Period of greater than three months), (iii) in the case of each Eurodollar Loan, upon the payment or prepayment thereof or the Conversion of such Eurodollar Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), and (iv) in the case of each Base Rate Loan, following the payment thereof or the Conversion of such Base Rate Loan to a Loan of another Type on the first to occur of the Maturity Date or the last Business Day of the calendar quarter in which such payment or Conversion occurred.

         (b) If an Event of Default shall have occurred and be continuing, the Company agrees to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan owing to each Lender (and, to the extent permitted by law, on the unpaid amount of all interest, Fees and other amounts payable hereunder or under the Credit Documents that is not paid when due) at the Default Rate on demand.


2.5.     REDUCTIONS OF COMMITMENTS IRREVOCABLE


         The Commitments once terminated or reduced may not be reinstated or increased.

2.6.     LENDING OFFICES


         The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.


2.7.     SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT


         The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. Nothing herein shall affect the obligation of any Lender pursuant to any commitment issued by such Lender with respect to the financing contemplated hereby prior to the initial Loans hereunder; provided, however, that all such commitments shall be superseded by this Agreement upon the making of such initial Loans. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.


2.8.     NOTES


         (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note to be executed by the Company in substantially the form of Exhibit B hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed. As used herein, the term "Revolving Credit Notes" shall mean the promissory notes provided for by this subsection.

         (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of, the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such Note.

         (c) No Lender shall be entitled to have its Revolving Credit Note subdivided by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Revolving Credit Loans pursuant to Section 13.6.(b).

2.9.     SCHEDULED REPAYMENTS


         Revolving Credit Loans shall be due and payable in full on the Maturity Date.


2.10.    OPTIONAL PREPAYMENTS


         Subject to Section 4.6., the Company may prepay (a) Base Rate Loans at any time or from time to time, without premium or penalty and (b) Eurodollar Loans, (i) on the last day of the Interest Period applicable thereto without premium or penalty or (ii) at any time during an Interest Period or in connection with a prepayment of all outstanding Loans and the termination of all Commitments, in which case the Company as a condition to such prepayment shall pay all amounts contemplated by Article 5. (including, but not limited to, Section 5.5. with respect to optional prepayments) in connection with such prepayment. All prepayments of Eurodollar Loans made pursuant to this Section shall include the payment of interest accrued to the date of such prepayment.


2.11.    MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS


         The Company will apply Net Available Proceeds described in subsections
(a) through (d) of this Section 2.11. as provided in subsection (e) of this
Section 2.11.

         (a) Casualty Events. 100% of the Net Available Proceeds of any Casualty Event other than a Casualty Event whose Net Available Proceeds are applied toward replacement, restoration or repair of the damaged Property within 90 days after the receipt of such Net Available Proceeds, or if such replacement, restoration or repair cannot reasonably be completed within 90 days, within such longer period as is reasonable, but in no event more than 6 months after receipt of such Net Available Proceeds.

         (b) Sale of Assets. (i) 100% of the Net Available Proceeds of any Disposition other than (x) a Disposition described in (a) above, (y) a Disposition of any PG Assets or (z) a Disposition of obsolete assets or assets which results in Net Available Proceeds in an amount less than $1,000,000 that are applied toward the purchase of replacement assets within 90 days after such Disposition, and (ii) the lesser of (x) 100% of the Net Available Proceeds arising from the Disposition of any PG Assets pursuant to Section 9.9.(b) and
(y) the outstanding amount of the PG Indebtedness as of the date of such Disposition.

         (c) Incurrence of Indebtedness. 100% of the Net Available Proceeds resulting from (i) the incurrence by the Company of any Indebtedness of the type specified in Section 9.3.(i) or (ii) the incurrence by the Company of any Indebtedness by issuance of debt securities in a private placement or in the public markets to the extent the same are permitted by Section 9.3. hereof.

         (d) Equity Issuance. 100% of the Net Available Proceeds resulting from any Equity Issuance.

         (e)     Application.  Net Available Proceeds described in subsections
(a) through (d) of this Section 2.11.  shall be applied as follows:

                 (i) Prior to Unmatured Default. So long as no Unmatured Default or Event of Default has occurred and is continuing, such Net Available Proceeds shall be applied to the prepayment of Revolving Credit Loans promptly, but in no event longer than 3 Business Days, after receipt thereof (in each case with Base Rate Loans being prepaid prior to Eurodollar Loans).

                 (ii) After an Unmatured Default. If an Unmatured Default or an Event of Default has occurred, and so long as the same is continuing, promptly, but in no event longer than 3 Business Days, after receipt thereof, such Net Available Proceeds shall be applied as follows.

                          (A) first, to prepayment of Revolving Credit Loans and outstanding Reimbursement Obligations, (in each case with Base Rate Loans and outstanding Reimbursement Obligations being prepaid prior to Eurodollar Loans) with a corresponding permanent reduction in the Revolving Credit Commitments;

                          (B) second, to the Letter of Credit Reserve Account, to the extent of the aggregate Stated Amounts of the outstanding Letters of Credit; and

                          (C) third, to the extent Net Available Proceeds are retained by the Company after the payment or application provided for in clauses (A) and (B), the Revolving Credit Commitments, including any unused portion of the Letter of Credit Subcommitment will be reduced by an amount equal to such retained Net Available Proceeds.

         (f)     Minimum Amounts.  Notwithstanding any other provisions of this
Section 2.11., no mandatory prepayment pursuant to subsection (e) of this
Section 2.11. shall be required until such time as the aggregate amount subject to recapture pursuant to such subsection equals $1,000,000, at which time such amount shall be applied as set forth in Section 2.11.(e) in integral multiples of $50,000 in excess thereof.


2.12.    VOLUNTARY REDUCTIONS OF REVOLVING CREDIT COMMITMENTS


         The Company shall have the right to terminate or reduce the aggregateamount of the Revolving Credit Commitments, including any unused portion of the Letter of Credit Subcommitment; at any time or from time to time; provided that: (i) the Company shall give notice of each such termination or reduction as provided in Section 4.7., which notice when given shall be irrevocable; (ii) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and (iii) in no event shall any reduction reduce the aggregate amount of

Revolving Credit Commitments below the sum of (x) the aggregate principal amount of the outstanding Revolving Credit Loans, (y) the aggregate Stated Amounts of all outstanding Letters of Credit, and (z) the aggregate amount of all Reimbursement Obligations then outstanding.


2.13.    CLEAN-DOWN PERIOD


         The Company agrees that there shall be a period of 30 consecutive days during each fiscal year of the Company during which the aggregate principal amount of the outstanding Loans plus the aggregate amount of any outstanding Reimbursement Obligations does not exceed $50,000,000 at any time.


2.14.    USE OF PROCEEDS


         The proceeds of the Loans shall be used by the Company for (i) acquisitions of and Investments in Health Care Facilities as described in
Section 9.5., (ii) for general corporate purposes (including the payment of dividends described in Section 9.6.(d)), but initially only an amount sufficient to pay dividends due for one fiscal quarter, and thereafter during any fiscal quarter only to the extent the Company made repayments or prepayments (other than prepayments made pursuant to Section 2.11. hereof) of Loans during such fiscal quarter and the next preceding fiscal quarter in excess of Loans made during such fiscal quarters for purposes permitted in this clause (ii) , and (iii) refinancing up to initially $50,000,000 of Indebtedness of the Company existing on the Closing Date or incurred thereafter, and refinancing of additional Indebtedness of the Company to the extent of prepayments of Loans made pursuant to Section 2.11.(c) or (d).



                             3.  LETTERS OF CREDIT.


3.1.     LETTERS OF CREDIT


         (a) Subject to the terms and conditions of this Agreement, the Facing Bank, on behalf of the Lenders, agrees to issue and amend (including, without limitation to extend or renew) for the account of the Company for the period from and including the Closing Date to, but excluding, the Maturity Date one or more Letters of Credit in such form and containing such terms as may be requested from time to time by the Company and acceptable to the Facing Bank up to a maximum aggregate Stated Amounts of all Letters of Credit at any one time outstanding equal to the lesser of (i) the Letter of Credit Subcommitment, or
(ii) the Aggregate Available Revolving Commitments; provided, however, that the Facing Bank will have no obligation to issue a Letter of Credit if the issuance thereof would conflict with any legal or regulatory restriction applicable to the

Facing Bank or any Lender as notified by such Lender before the date of issuance of the Letter of Credit.

         (b) The Letters of Credit shall be standby letters of credit required by the Company or its Subsidiaries in the ordinary course of business.

         (c) At the time of issuance, the amount and the terms and conditions of each Letter of Credit shall be subject to approval by the Facing Bank and the Company. In no event may the expiration date of any Letter of Credit issued hereunder extend longer than one year from the date of issuance thereof or later than the Maturity Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall have a final expiration date no later than the Maturity Date.


3.2.     ISSUANCE OF THE LETTERS OF CREDIT


         (a) Notice of Issuance. The Company shall give the Facing Bank written notice (or telephonic notice confirmed in writing) by 10:00 o'clock A.M. San Francisco time at least 2 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to be in substantially the form of Exhibit C hereto (a "Letter of Credit Request"). The Company shall also execute and deliver the Continuing Agreement and such other customary letter of credit application forms as requested from time to time by the Facing Bank.

         (b)     Issuance.  Provided the Company has given notice prescribed by
Section 3.2.(a) and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article 6., the Facing Bank shall issue the requested Letter of Credit on the requested date of issuance as set forth in the applicable Letter of Credit Request on behalf of the Lenders for the benefit of the stipulated beneficiary named therein and shall deliver the original of such Letter of Credit to such beneficiary at the address specified in the Company's notice.
At the request of the Company, the Facing Bank shall deliver a copy of each Letter of Credit to the Company within a reasonable time after the date of issuance thereof. Upon the written request of the Company, the Facing Bank shall deliver to the Company a copy of any Letter of Credit proposed to be issued hereunder prior to the issuance thereof.

         (c) Reporting to Lenders. The Facing Bank shall report to the Agent which shall report to the Lenders monthly any change in the Stated Amount of any Letter of Credit, the aggregate Stated Amounts of all Letters of Credit then outstanding and such other information concerning the Letters of Credit as a Lender shall reasonably request. The Facing Bank shall, at the request of a Lender, deliver copies of any Letter of Credit issued hereunder to such Lender. Other than as set forth in this subsection, the Facing Bank shall have no duty to notify the Agent or the Lenders regarding the issuance or other matters regarding Letters of Credit hereunder. The failure of the Facing Bank to perform its requirements under this subsection shall not relieve the reimbursement obligation of any Lender under Section 4.9.

3.3.     REIMBURSEMENT OF DRAWINGS


         (a) Notice. The Facing Bank shall promptly notify the Agent of each Drawing honored by it under any Letter of Credit (although any failure or delay in the giving of such notice shall not diminish or impair the obligation of any Lender to fund its Pro Rata Share of such Drawing, or diminish or impair the Company's obligation to pay the Reimbursement Obligations in connection with such Drawing). At such time as the Agent shall be so notified by the Facing Bank, the Agent shall promptly notify the Company and each Lender, by telephone or telecopy, of the amount of the Drawing and, in the case of each Lender, such Lender's Pro Rata Share of such Drawing.

         (b) Reimbursement by the Company. The Company agrees to reimburse the Facing Bank as follows for Drawings under a Letter of Credit honored by the Facing Bank:

                 (i) The Company agrees to pay to the Agent, for the account of the Facing Bank, no later than 3:00 p.m. (San Francisco time) on the first Business Day following the date on which the Facing Bank notifies the Company of a Drawing in an amount equal to the amount of each such Drawin; or

                 (ii) if (A) the Company has not reimbursed the Facing Bank pursuant to subsection (i) above and (B) the applicable conditions set forth in Article 6. have been fulfilled and (C) the Aggregate Available Revolving Commitments in effect at such time exceed the amount of the Drawing to be reimbursed, the Company agrees to cause the Facing Bank to be reimbursed with the proceeds of a Revolving Credit Loan.

         (c) Reimbursement by Loans. Unless the Company notifies the Agent and the Facing Bank to the contrary, the Company shall be deemed to have requested that a Drawing be reimbursed with the proceeds of a Revolving Credit Loan in the amount of such Drawing as provided in (b)(ii) above. Unless the Company complies with the applicable notice requirements as set forth in
Section 4.7., which compliance shall not be necessary, any Loan used to repay any Reimbursement Obligation shall initially be a Base Rate Loan.


3.4.     INTEREST ON OUTSTANDING REIMBURSEMENT OBLIGATIONS


         All outstanding Reimbursement Obligations in respect of any Letter of Credit shall bear interest as if such Reimbursement Obligation were a Base Rate Loan, and shall bear interest (a) from and including the date on which the corresponding Drawing is honored by the Facing Bank to and through the date such Reimbursement Obligation is due and payable pursuant to Section 3.3.(b), and (b) thereafter shall bear interest at a per annum rate equal to the Default Rate otherwise applicable to Base Rate Loans hereunder until paid, with such interest being due and payable on demand.

3.5.     REIMBURSEMENT OBLIGATIONS ABSOLUTE


         The Company agrees that any action taken or omitted to be taken by the Facing Bank in connection with the Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Facing Bank, shall be binding on the Company as between the Company and the Facing Bank, and shall not result in any liability of the
Facing Bank to the Company.   The obligation of the Company to reimburse the
Facing Bank for a Drawing under a Letter of Credit or to repay the Lenders for advances made by them to the Facing Bank on account of Drawings made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

         (a)     Any lack of validity or enforceability of any Credit Document;

         (b) Any amendment or waiver of or consent to any departure from any or all of the Credit Documents;

         (c) Any improper use which may be made of the Letter of Credit or any improper acts or omissions of any beneficiary or transferee of the Letter of Credit in connection therewith;

         (d) The existence of any claim, set-off, defense or any right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), the Agent, the Facing Bank or any Lender or any other Person, whether in connection with a Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Credit Document, or any unrelated transaction;

         (e) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence or willful misconduct of the Facing Bank, although the Company shall be subrogated to the rights of the Facing Bank with respect to any such forgery, fraud, invalidity, insufficiency, untruth or inaccuracy;

         (f) The insolvency of any Person issuing any documents in connection with the Letter of Credit;

         (g) Any breach of any agreement between the Company and any beneficiary or transferee of any Letter of Credit;

         (h) Any irregularity in the transaction with respect to which a Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

         (i) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

         (j) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Facing Bank;

         (k) Any other circumstances arising from causes beyond the control of the Facing Bank;

         (l) Payment by the Facing Bank under a Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Facing Bank; and

         (m) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct of any Lender or the Agent.


3.6.     INDEMNIFICATION REGARDING LETTERS OF CREDIT


         The Company will indemnify and hold harmless the Agent, the Facing Bank and each other Lender and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Agent, the Facing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Company shall not be liable to the Agent, the Facing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent, the Facing Bank or such Lender, as the case may be, as determined by a non-appealable judicial order. This
Section 3.6. shall survive termination of this Agreement.


3.7.     LIMITATION OF LIABILITY OF THE FACING BANK


         The Facing Bank shall not be liable for failure to collect on the Reimbursement Obligations, or any part thereof, or for any delay in so doing.

                     4.  OTHER CREDIT COMMITMENT PROVISIONS


4.1.     FEES


         (a) Arranger's, Agent's and Upfront Fees. In consideration for the arrangement of the financial accommodations evidenced hereby and for acting as Agent, the Company shall pay to the Agent each of those fees listed in that certain Fee Letter dated November 9, 1995, executed by the Company and addressed to the Agent (the "Fee Letter").

         (b) Facility Fee. The Company shall pay to the Agent for the account of each Lender a fee equal to the per annum percentage (as set forth in the following table opposite the Company's Senior Long Term Debt Rating) of the Commitments in effect from time to time. The amount of the Commitments shall be determined as of each day in the quarterly period specified below without regard to the amount of outstanding Loans, Stated Amounts of Letters of Credit or Reimbursement Obligations but shall reflect any reductions made pursuant to
Article 2 hereof.


      Senior Long Term Debt Rating                    Effective Per Annum
                                                        Facility Fee Rate

A-/A3                                                        0.200%

BBB+/Baa1                                                    0.250%

BBB/Baa2                                                     0.250%

BBB-/Baa3                                                    0.250%

less than BBB-/Baa3 or if not rated                          0.375%


For purposes hereof, in the event two or more rating agencies shall assign different ratings to the Company's Senior Long Term Debt, the lower(est) rating shall apply. A change in any Effective Per Annum Facility Fee Rate shall be effective as of the date of such change in rating. Such fee will be payable for the period from the Closing Date to the first to occur of

                 (i) the Maturity Date or

                 (ii) the date on which all Commitments have been terminated pursuant to Sections 2.11. and 2.12. and no Letters of Credit or Reimbursement Obligations remain outstanding, quarterly in arrears on the last day of each calendar quarter and on the Maturity Date.

         (c) Utilization Fee. If, during any fiscal quarter of the Company (or a portion thereof) the daily sum of (i) the aggregate principal amount of the Loans and (ii) the aggregate Reimbursement Obligations outstanding exceeds $110,000,000, the Company shall pay to the Agent for the account of each Lender a fee of 0.25% per annum of such daily sum. Such fee will be payable quarterly in arrears on the last day of each of March, June, September and December during the term hereof and on the Maturity Date.

         (d) Letter of Credit Fees. The Company shall pay to the Agent for the account of each Lender a per annum fee equal to the Applicable Margin for Eurodollar Loans multiplied by the aggregate Stated Amounts of all Letters of Credit outstanding. Such fee shall be payable during the term hereof (i) with respect to each Letter of Credit, on its date of issue for the fiscal quarter of the Company in which it is issued and (ii) with respect to all Letters of Credit outstanding on the first day of any fiscal quarter of the Company, quarterly in advance on the first day of each of January, April, July and October for the fiscal quarter beginning on such date. For the purpose of any such quarterly payment, the fee will be determined based upon the aggregate Stated Amounts of the Letters of Credit outstanding on such payment date without regard to any reductions to the Stated Amounts of the Letters of Credit outstanding occurring during such fiscal quarter. In addition the Company shall pay to the Facing Bank, in consideration for the issuance of the Letters of Credit, fronting, amendment, transfer, negotiation and administrative fees, as determined by the Facing Bank in accordance with its then current fee policies of general application.


4.2.     EXTENSION OF MATURITY DATE


         If the Company wishes to obtain an extension of the then effective Maturity Date, the Company shall provide the Agent with a written notice to such effect not more than 90 days and not less than 60 days prior to the then effective Maturity Date. If no Unmatured Default or Event of Default then exists or is continuing, the Lenders may, by unanimous vote, each Lender voting in its sole and absolute discretion, by written notice to the Agent, the Facing Bank and the Company, extend the Maturity Date by one year; provided that any Lender that does not vote for any such extension may be replaced in accordance with the terms of Section 13.7. The Lenders' failure to provide written notice of extension to the Company by the then effective Maturity Date, shall be deemed to be a rejection of the Company's request for an extension. Only two such extensions to the Maturity Date will be permitted.


4.3.     PAYMENTS


         (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent's Account, not later than 12:00 noon San Francisco time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

         (b) The Company shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the Loans, Reimbursement Obligations or Fees to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders in such manner as it or the Required Lenders may determine to be appropriate, subject to
Section 4.4.).

         (c) Each payment actually received by the Agent under this Agreement or any Note for the account of a Lender shall be made available promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan in respect of which such payment is made.

         (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.


4.4.     PRO RATA TREATMENT



         Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Article 2. shall be made from the Lenders, each payment of Fees under Section 4.1. shall be made for the account of the relevant Lenders, each funding of the Letters of Credit under Article 3. shall be made by the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.12. or Section 2.11. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or Loans (in the case of Conversions and Continuations of Loans) and the then-current Interest Period for each simultaneous Eurodollar Loan shall be coterminous; (c) each payment or prepayment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders; and (d) each payment of interest on Loans shall be made for the account of the Lenders pro rata in accordance with the amounts of such interest due and payable to the respective Lenders.

4.5.     COMPUTATIONS



         Interest on all Loans, Reimbursement Obligations and Fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable.


4.6.     MINIMUM AMOUNTS



         Except for Conversions or prepayments made pursuant to Section 5.4.,
(i) each borrowing of Eurodollar Loans (including a Continuation of, or Conversion into, Eurodollar Loans) shall be in an amount at least equal to $1,000,000 and incremental multiples of $500,000 in excess thereof, (ii) except for Loans made pursuant to Section 3.3. hereof, each borrowing of Base Rate Loans (including a Continuation of, or Conversion into, Base Rate Loans) shall be in an amount at least equal to $1,000,000 and integral multiples of $500,000 in excess thereof, and (iii) each voluntary prepayment of Loans shall be in an amount at least equal to $1,000,000 and incremental multiples of $500,000 in excess thereof (borrowings, prepayments or Conversions of Loans into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods to be deemed separate borrowings, prepayments or Conversions for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.


4.7.     CERTAIN NOTICES



         Notwithstanding anything contained in Section 13.2. to the contrary, notices by the Company to the Agent of borrowings (which shall be in the form of Exhibit D-1 hereto, each a "Notice of Borrowing"), Conversions (which shall be in the form Exhibit D-2 hereto, each a "Notice of Conversion"), Continuations (which shall be in the form of Exhibit D-3 hereto, each a "Notice of Continuation"), optional terminations or reductions of Commitments, and optional prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent in writing or by telephone promptly confirmed in writing or telecopy not later than 10:00 a.m. San Francisco time on the number of Business Days prior to the date of the relevant optional termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                              Number of
                                                              Business
         Notice                                               Days Prior
         ------                                               ----------

 Initial Borrowing on Closing Date                                 3

 Termination or reduction of Commitments                           5

 Borrowing or prepayment of, or Conversions into,
 Base Rate Loans                                                   0

 Borrowing or prepayment of, Conversions into,
 Continuations as, or duration of Interest Period
 for Eurodollar Loans                                              3



         Subject to Section 2.12., each such notice of optional termination or reduction of Commitments shall specify the amount of Commitments to be terminated or reduced. Each Notice of Borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.6.) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date thereof (which shall be a Business Day), and each Notice of Borrowing shall also state the purpose for which the Loan shall be used. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.7., such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.


4.8.     NON-RECEIPT OF FUNDS BY THE AGENT



         Unless the Agent shall have received notice (which notice shall be effective upon receipt) from a Lender prior to the date of any Loan that such Lender will not make available to the Agent such Lender's ratable portion of such Loan, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Loan in accordance with Sections
2.3. or 3.3.(c) above, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at
(i) in the case of the Company, the interest rate payable at such time under
Section 2.4. with respect to such Loans and (ii) in the case of such Lender, the Federal Funds Rate if paid within 2 Business Days from the date such amount is due and the Base Rate plus 2% if paid thereafter.

4.9.     PARTICIPATIONS OF LETTER OF CREDIT LENDERS



         Immediately upon the issuance or amendment by the Facing Bank of any Letter of Credit in accordance with Article 3., each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Facing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share of the liability of the Facing Bank with respect to such Letter of Credit (including, without limitation, all obligations of the Company with respect thereto, other than amounts owing to the Facing Bank consisting of fees owing to the Facing Bank) and all Reimbursement Obligations. Upon any failure of the Company to pay any Reimbursement Obligation when due and owing, or to reimburse the Facing Bank for any Drawing pursuant to Section 3.3., or if the Facing Bank is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Company of any reimbursement of any Letter of Credit or any other Reimbursement Obligation, each Lender severally agrees that it shall be unconditionally and irrevocably liable, without regard to the occurrence of any Unmatured Default or Event of Default or any condition precedent whatsoever, to the extent of such Lender's Pro Rata Share, to reimburse the Facing Bank on demand in immediately available funds in Dollars for the amount of each such recapture, Drawing or other Reimbursement Obligation. Each Lender (except the Facing Bank to the extent it is also a Lender), shall, not later than the Business Day it receives notice from the Facing Bank to such effect, if such notice is received before 11:00 a.m. (San Francisco time), or not later than the following Business Day, if such notice is received after such time, pay to the Facing Bank an amount equal to its Pro Rata Share of the amount of such Reimbursement Obligation, together with interest on such amount accrued from the date payment of such amount was paid by the Facing Bank to the date of such payment by the Lender at a rate per annum equal to (x) from the date of such amount was made by the Facing Bank to the date two Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (y) from the date two Business Days after such payment is due from such Lender to the date such payment is made by such Lender the Base Rate in effect for each such day. Each such Lender shall thereafter be entitled to receive its Pro Rata Share of each payment received on the relevant Drawing or other Reimbursement Obligation and of interest paid thereon, with the Facing Bank retaining its Pro Rata Share thereof as a Lender hereunder. The failure of any Lender to honor its obligations hereunder shall not relieve any other Lender of its duty to comply with this Section.


4.10.    SHARING OF PAYMENTS. ETC.



                 (a) The Company agrees that, upon the occurrence and during the continuation of an Event of Default, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of any of the Company and its Subsidiaries at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans and Pro Rata Share of

Reimbursement Obligations, or any other amount payable to such Lender hereunder (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                 (b) If any Lender shall obtain from the Company or any of its Subsidiaries payment of any principal of or interest on any Loan owing to it or on its Pro Rata Share of any Reimbursement Obligation or payment of any other amount under this Agreement or any Note held by it or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal, interest or other amounts then due hereunder by the Company to such Lender than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or Pro Rata Share of Reimbursement Obligations or other amounts owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans or other amounts (as the case may be) owing to each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Notwithstanding the foregoing, to the extent that the Facing Bank has not been reimbursed by any Lender or Lenders with respect to Drawing as required by
Section 3.6, the Facing Bank is entitled to receive the entire amount of such non-participating Lenders' Pro Rata Share of any payment referred to in the first sentence of this subsection (b).

                 (c) The Company agrees that any Lender purchasing such a participation (or direct interest) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                 (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.10. applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.10. to share in the benefits of any recovery on such secured claim.

        5.  ADDITIONAL COSTS; YIELD PROTECTION; CAPITAL ADEQUACY; TAXES



5.1.     ADDITIONAL COSTS



                 (a)      Events Entitling aLender to Receive Compensation.
The Company shall pay directly to each Lender (through the Agent) from time to time such amounts as such Lender may determine in good faith to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change which:

(i) changes the basis of taxation of any amounts payable tosuch Lender under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in whichsuch Lender has its principal office or such Applicable Lending Office);

(ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, suchLender (including any of such Loans or any deposits referred to in the definition of Eurodollar Base Rate in this Agreement), or any commitment ofsuch Lender (including the Commitment(s) ofsuch Lender hereunder); or

(iii) imposes any other condition affecting the interests of anyLender under this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

         If any Lender requests compensation from the Company under this
Section 5.1.(a), the Company may, by notice to such Lender (with a copy to the Agent), (i) suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4. shall be applicable) or (ii) require such Lender to designate another of its existing facilities as the Applicable Lending Office for making Eurodollar Loans or take other reasonable action if such designation or other action would avoid the need for, or reduce the amount of, compensation pursuant to this Section 5.1.(a) and would not in such Lender's good faith judgment be disadvantageous to such Lender.

                 (b) Right ofa Lender to Terminate Obligation to Make Eurodollar Loans. Without limiting the effect of the provisions of Section 5.1.(a), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of any such category of liabilities or assets which it may hold, then, if such Lender so elects (through the Agent) by notice to the Company, the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4. shall be applicable). Notwithstanding the foregoing, the obligation of any Lender to make or Continue, or Convert Base Rate Loans into, Eurodollar Loans shall not be affected by any other Lender's suspension of its obligations as set forth in this Section 5.1.(b).

                 (c) Determination of Amount of Compensation; Capital Adequacy. Without limiting the effect of the foregoing provisions of this
Section 5.1. (but without duplication), the Company shall pay directly to each Lender (through the Agent) from time to time on request such amounts as such Lender may determine in good faith to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any increased costs which it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company) of capital in respect of its Commitment or Loans pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority
(i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk- Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request. For purposes of this
Section 5.1.(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                 (d) Notice of the Occurrence of an Event Entitling a Lender to Compensation. Each Lender (through the Agent) shall notify the Company of any event occurring after the date of this Agreement that will entitle such Lender to compensation under
Section 5.1.(a) or (c) as promptly as practicable, but in any event within 90 days after such Lender obtains actual knowledge thereof; provided, however, that if any Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.1. in respect of any costs resulting from such event, only be entitled to payment under this Section 5.1. for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. Each Lender (through the Agent) will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under Section 5.1.(a) or (c). Determinations and allocations by any Lender for purposes of this Section 5.1. of the effect of any Regulatory Change pursuant to Section 5.1.(a) or (b), of the effect of capital maintained pursuant to Section 5.1.(c) on its costs or rate of return of maintaining Loans or its obligation to make Loans or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.1., shall be made in a manner consistent with that applied by such Lender in similar contexts and shall be conclusive in the absence of manifest error.


5.2.     LIMITATION ON TYPES OF LOANS



         Anything herein to the contrary notwithstanding, if on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

         (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

         (b) if the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of Eurodollar Base Rate in this Agreement upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to adequately cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then-current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.2.

5.3.     ILLEGALITY



         Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful forany Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender (through the Agent) shall promptly notify the Company thereof and such Lender's obligation to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section
5.4. shall be applicable). Notwithstanding the foregoing, the obligation of any Lender to make, Continue or Convert Base Rate Loans into Eurodollar Loans shall not be affected by any other Lender's suspension of its obligations as set forth in this Section 5.3.


5.4.     TREATMENT OF AFFECTED LOANS



         If the obligation ofany Lender to make, Continue or Convert Base Rate Loans into Eurodollar Loans shall be suspended pursuant to Sections 5.1. or 5.3., such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then-current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Sections 5.1.(b) or 5.3., on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 5.1. or 5.3. which gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

         If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Sections 5.1. or 5.3. which gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.4. no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Base Rate Loans shall be automatically Converted (and the outstanding Eurodollar Loans extended by the remaining Lenders proportionately reduced), on the first day(s) of the next succeeding Interest Period(s) (if any) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans (if any) commencing on the first day(s) of such Interest Period(s) and by such Lender are held pro rata (as to prin-cipal amounts, Types and Interest Periods) in accordance with their respective Commitments.


5.5.     COMPENSATION



         The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient to compensate it for any loss, cost, or expense which such Lender determines in good faith is attributable to:

         (a) any payment, prepayment or Conversion of a Eurodollar Loan (whether voluntary or mandatory) made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 11.) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article
6. to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant Notice of Borrowing given pursuant to Section 2.3.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then-current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which would otherwise have accrued on such principal amount at a rate per annum equal to the interest rate such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as determined in good faith by such Lender).

5.6.     TAXES



         (a) Any and all payments by the Company hereunder shall be paid (except to the extent required by law) free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes based on net income imposed on the Agent or any Lender by the United States or the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender, as the case may be, has its principal office or Applicable Lending Office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable by the Company shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6.) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Agency in accordance with applicable law.

         (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

         (c) The Company will indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.6.) paid by such Lender or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within five Business Days after the date of receipt of a written demand therefor from such Lender or the Agent, as the case may be.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender or the Agent, the Company will furnish to the Agent, at its address referred to in
Section 13.2., the original or a certified copy of a receipt evidencing payment thereof.

         (e) Any Lender or the Agent, as the case may be, claiming any additional amounts payable pursuant to this Section 5.6. shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         (f) Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date the initial payment is due to be made to it hereunder, it will furnish to the Agent:

                 (i) two valid, duly completed copies of Internal Revenue Service Form 4224 or Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any federal income taxes, and

                 (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Agent a Form 1001 or 4224 and Form W-8 or W-9 (or successor applicable forms) agrees to deliver to the Agent updated forms, or other manner of certification acceptable to the Agent, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Agent, unless in any such case an event (including any changes in any law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Agent that it is not capable of receiving payments without any deduction or withholding of federal income tax.




                            6.  CONDITIONS PRECEDENT



6.1.     INITIAL EXTENSIONS OF CREDIT



         The obligation of any Lender to make its initial extension of credit hereunder or the obligations of the Facing Bank to issue any Letter of Credit hereunder is subject to the condition precedent that the Company deliver to the Agent each of the following, each of which shall be satisfactory in form and substance to the Agent and the Agent's counsel:

         (a) Corporate Documents. Each of the following documents, each certified as indicated below:

                 (i) a copy of the charter, as amended, of each of the Company and the Subsidiary Guarantors, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as of a recent date from such Secretary of State as to the good standing of the Company and the Subsidiary Guarantors;

                 (ii) a certificate of the secretary of each of the Company and the Subsidiary Guarantors, dated the Closing Date and certifying
         (A) that attached thereto is a true and complete copy of their respective bylaws as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by their respective boards of directors authorizing the execution, delivery and performance of (to the extent it is a party thereto) this Agreement, the Notes, and each of the other Credit Documents and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that their respective charters have not been amended since the date of the certification thereto furnished pursuant to subsection (i) above, and (D) as to the incumbency and specimen signature of each of their respective officers executing this Agreement, the Notes, and each of the Credit Documents to the extent it is a party thereto and each other document to be delivered by the Company and the Subsidiary Guarantors from time to time in connection therewith (andthe Agent and each Lender may conclusively rely on such certificate until the Agentreceives notice in writing from the Company to the contrary); and

                 (iii) a certificate of another officer of each of the Company and the Subsidiary Guarantors as to the incumbency and specimen signature of the secretary of each such corporation.

         (b)     Notes.  The Notes, duly completed and executed by the Company.

         (c) Subsidiary Guaranty. The Subsidiary Guaranty, duly executed by each Subsidiary Guarantor.

         (d) Opinion of Counsel. The opinion of Davis, Graham & Stubbs, L.L.C., counsel to the Company and the Subsidiary Guarantors, substantially in the form of Exhibit E hereto.

         (e) Financial Statements. The following financial statements in form and substance satisfactory to the Lenders: audited consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries for the fiscal years ended December 31, 1993 and 1994 and unaudited consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries for the nine months ended September 30, 1995 (collectively, the "Historical Financial Statements").

         (f) Fees, Expenses and Other Consideration. The Agent, the Facing Bank and each of the Lenders shall have received all amounts payable by the Company in respect of Fees and expenses, including attorney's fees, to the extent due and payable on or prior to the making of the initial Loans hereunder, and the Agent, the Facing Bank and each of the Lenders shall have received all other consideration due from the Company and its Subsidiaries in connection therewith.

         (g) Officer's Certificate. A Certificate executed by the chief executive officer and chief financial officer of the Company, stating that: (a) on such date, and after giving effect to the transaction contemplated hereby, no Unmatured Default or Event of Default has occurred and is continuing; (b) no material adverse change in the financial condition or operations of the business of the Company or any of its Subsidiaries or the projected cash flow of the Company and its Subsidiaries has occurred; (c) the representations and warranties set forth in Article 7. are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and (d) the

Company on such date is in compliance with all the terms and provisions set forth in this Agreement on its part to be observed and performed.

         (h) Compliance Certificate. A Compliance Certificate (as hereinafter defined) executed by the chief financial officer of the Company.

         (i) Consents. Copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by the Company and its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (j) Accountant's Letter. A letter authorizing the independent certified public accountants of the Company to communicate with the Agent and the Lenders.

         (k) Continuing Agreement. A fully executed copy of the Continuing Agreement.

         (l) Additional Equity. Evidence satisfactory to the Agent that the Company has received not less than $50,000,000 from the sale of its common stock in 1995.

         (m) Other Documents. The Agent shall have received such other documents as the Agent or any Lender or counsel to the Lenders may reasonably request.


6.2.     INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT



         The obligation of each Lender to make any Loan (including the initial
Loan) or the obligation of the Facing Bank to issue any Letter of Credit hereunder is subject to the further conditions precedent that, both immediately prior to such Loan, or the issuance of such Letter of Credit, and also after giving effect thereto:

         (a) no Unmatured Default or Event of Default shall have occurred and be continuing;

         (b) the representations and warranties made by the Company and its Subsidiaries in Article 7. and by each party in each of the other Credit Documents shall be, in accordance with Section 13.9.(b) hereof, true, complete and correct in all material respects on and as of the date of the making of such extension of credit with the same force and effect as if made on and as of such date (or, in the case of any such representation and warranty made only as of a particular date, as of such particular date);

         (c) the Agent shall have timely received a duly executed Notice of Borrowing or a Letter of Credit Request, as the case may be.

         Each Notice of Borrowing, Notice of Conversion, Notice of Continuation and Letter of Credit Request hereunder shall constitute a certification by the Company and each of its Subsidiaries to the effect set forth in subsections (a) and (b) above (both as of the date of such notice and as of the date of such extension of credit).





                       7.  REPRESENTATIONS AND WARRANTIES



         The Company, on behalf of itself and each of its Subsidiaries, represents and warrants to theAgent, the Facing Bank and the Lenders that:


7.1.     CORPORATE EXISTENCE



         Each of the Company and the Subsidiary Guarantors (a) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted and to consummate the transactions contemplated by the Credit Documents; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.


7.2.     AUTHORIZATION; NO CONFLICT



         The execution, delivery and performance by the Company and the Subsidiary Guarantors of each of the Credit Documents (to the extent it is a party thereto) (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of each of the Company and the Subsidiary Guarantors and (b) will not (i) violate any provision of law, statute, rule or regulation, any order of any Governmental Agency applicable to the Company or any Subsidiary Guarantor or any provision of the certificate of incorporation or bylaws of the Company or the Subsidiary Guarantors, (ii) violate, conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or an event of default under any indenture, agreement, mortgage, deed of trust, note, lease, contract or other instrument to which the Company or a Subsidiary Guarantor is a party or by which the Company or a Subsidiary Guarantor or any of its Property is or may be bound, or (iii) result in the creation or imposition of any Lien upon any Property or assets of any of the Company and the Subsidiary Guarantors.


7.3.     ENFORCEABILITY



         This Agreement and each other Credit Document has been duly executed and delivered by the Company and each Subsidiary Guarantor (to the extent it is a party thereto) and constitute the legal, valid and binding obligations of the Company and each such

Subsidiary Guarantor, as the case may be, enforceable against the Company or such Subsidiary Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).


7.4.     APPROVALS



         No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Agency are necessary for the execution, delivery or performance by the Company and each Subsidiary Guarantor of the Credit Documents to which it is a party or for the validity or enforceability thereof, except for such authorizations, approvals, consents, filings or registrations as shall have been obtained and set forth on Schedule 7.4.


7.5.     FINANCIAL CONDITION



         The Historical Financial Statements are complete and correct in all material respects and fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries as of and for the periods covered thereby. Since December 31, 1994, there has been no material adverse change in the business, Property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries.


7.6.     LITIGATION



         Except as set forth on Schedule 7.6 there are no actions, suits or proceedings at law or in equity by or before any Governmental Agency now pending or, to the best knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary or its respective business, Property or rights (i) which involve any Credit Document or (ii) which, if adversely determined would, individually or in the aggregate, result in a Material Adverse Effect. There exists no judgment, order, injunction or other restraint issued or filed which is material to the Company or any Subsidiary or its business, Property or rights.


7.7.     FEDERAL RESERVE REGULATIONS



         None of the extensions of credit to be provided hereunder will be used in violation of Regulations G, T, U or X. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, will be used (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations G, T, U or X. As used herein, the term "Margin Stock" shall mean margin stock within the meaning of Regulations G, T, U and X.


7.8.     ERISA



         (a) Neither the Company nor any Subsidiary maintains or contributes to any Employee Benefit Plan or Multiemployer Plan other than those identified on Schedule 7.8.

         (b) The Company and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such Plan has been determined to be exempt from federal income tax under
Section 501(a) of the Code. The actuarial present value of all accumulated benefit obligations under each Plan, as disclosed in the most recent actuarial report with respect to such Plan, do not exceed the fair market value of the assets of such Plan. No material liability has been incurred by the Company or any Subsidiary or any of their ERISA Affiliates which remains unsatisfied for any taxes, penalties or other amount (other than contributions in the ordinary course) with respect to any Employee Benefit Plan or any Multiemployer Plan, and to the best knowledge of the Company no such material liability is expected to be incurred.

         (c) Neither the Company nor any Subsidiary has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

         (d) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan maintained or contributed to by the Company or any Subsidiary.

         (e) No material proceeding, claim (other than routine claims for benefits), lawsuit and/or investigation is existing or, to the Company's knowledge, threatened concerning or involving any Employee Benefit Plan or Multiemployer Plan maintained or contributed to by the Company or any Subsidiary.

7.9.     TAXES



         (a) The Company and each Subsidiary have filed all federal income tax returns and all other tax returns and reports, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees and other governmental charges payable by it which have become due, other than those not yet delinquent. All such returns are true and correct in all material respects. The Company and each Subsidiary have paid or, in the case of taxes which are not yet due and payable, has provided adequate reserves for the payment of, all federal, state and foreign taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. To the best knowledge of the Company and each Subsidiary, there is no proposed tax assessment against the Company or any Subsidiary, except as disclosed under the heading "OPERATING RESULTS" in the Company's Prospectus Supplement dated October 17, 1995 on page S-17, a copy of which is attached hereto as Exhibit
I.

         (b) No United States Federal income tax returns of the "affiliated group" (as defined in the Code) of which the Company is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         (c) The Company was organized to be and has been and is being operated in accordance with the rules for qualification as a REIT under the provisions of the Code and presently qualifies as a REIT under the Code.

         (d) Neither the Company nor any of the Subsidiary Guarantors has incurred any liability for excise taxes pursuant to Section 4981 of the Code.


7.10.    INVESTMENT COMPANY ACT



         Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


7.11.    PUBLIC UTILITY HOLDING COMPANY ACT



         Neither the Company nor any Subsidiary is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

7.12.    MATERIAL AGREEMENTS



         Other than this Agreement and the other Credit Documents, and except as set forth on Schedule 7.12., neither the Company nor any Subsidiary is a party to or otherwise bound or affected by (a) any credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any Subsidiary, or (b) any Material Contract, or (c) any collective bargaining agreement, management agreement, employment agreement or consulting agreement. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The representations and warranties in subsections (b) and (c) of the first sentence of this Section 7.12. are made as of the Closing Date only.


7.13.    ENVIRONMENTAL AND SAFETY MATTERS



         Except as set forth on Schedule 7.13. hereto:

         (a) The Company and each Subsidiary have obtained all permits, licenses and other authorizations which are required to be obtained by them under Environmental and Safety Laws (collectively "Permits").

         (b) The Company and each Subsidiary have complied and are in compliance with the terms and conditions of all Permits and with all Environmental and Safety Laws which are applicable to the Company or any Subsidiary.

         (c) With respect to the Company and each Subsidiary, no notice, notification, demand, request for information, citation, summons or order has been issued and delivered to the Company or any Subsidiary, no complaint has been filed and served on the Company or any Subsidiary, no penalty has been assessed and no investigation is pending against the Company or any Subsidiary of which the Company has knowledge, or, to the Company's best knowledge, threatened by any Person with respect to any alleged failure to obtain any Permits or any violation of any Environmental and Safety Laws, or with respect to the generation, treatment, storage, recycling, transportation, discharge or dis posal, or any Release or threatened Release, of any Hazardous Materials.

         (d) No Property or facility now or previously owned or operated by the Company and each Subsidiary has been or is presently operated in a manner which requires permitting as a hazardous waste treatment, storage or disposal facility for purposes of RCRA or any analogous state law.

         (e) None of the following is presently in violation of any applicable Environmental and Safety Laws at any Property or facility now or previously owned or operated by the Company or any Subsidiary: (i) polychlorinated biphenyls contained in electrical or other equipment; (ii) asbestos-containing insulation or building material; or (iii) active or inactive underground storage tanks.

         (f) No Hazardous Materials have been released into the environment at or from any Property or facility now or previously owned or operated by the Company or any Subsidiary so as to give rise to any present or future material liability or obligation under any Environmental and Safety Laws.

         (g) Neither the Company nor its Subsidiaries have transported or arranged for the transportation of any Hazardous Material to any location which is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS list or any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any Subsidiary under any Environmental and Safety Laws.

         (h) No oral or written notification of a Release of a Hazardous Material has been made by or on behalf of the Company or any Subsidiary and no Property or facility now or previously owned or operated by the Company or any Subsidiary is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS list or any similar state list.

         (i) No Liens have arisen under or pursuant to any Environmental and Safety Laws on any Property or facility now or previously owned or operated by the Company or any Subsidiary, no governmental actions have been taken or are in process which could subject any such Property or facility to such Liens, and neither the Company nor its Subsidiaries have been required to place any notice or restriction relating to the presence of Hazardous Materials in any deed to such Property or facility.

         (j) To the Company's best knowledge, there have been no environmental investigations, studies, audits, tests, reviews or other analyses of any Property or facility now or previously owned or operated by the Company or any Subsidiary which have not been provided to the Lenders.

         (k) Neither the Company nor its Subsidiaries have assumed or succeeded to by agreement or, to the best knowledge of the Company and each Subsidiary, otherwise become liable (contingently or otherwise) for the obligations of any other Person pursuant to Environmental and Safety Laws, by operation of law or otherwise.

         (l) Without limiting the generality of the foregoing, to the best knowledge of the Company and each Subsidiary, there are no other facts, events or conditions relating to the past or present operations, properties or facilities of the Company or any Subsidiary which may give rise to any liability under any Environmental and Safety Laws.

7.14.    SUBSIDIARIES



         Except as set forth on Schedule 7.14., (a) the Company has no Subsidiaries other than Permitted Subsidiaries and (b) all Subsidiaries of the Company are Subsidiary Guarantors.


7.15.    COMPLIANCE WITH LAW



         The Company and each Subsidiary are in compliance with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all Governmental Agencies in respect of the conduct of their respective businesses and the ownership of their respective properties (including applicable laws, rules, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.


7.16.    TITLE TO PROPERTIES



         The Company and each Subsidiary have good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all Liens other than Permitted Liens.


7.17.    FINANCIAL CONDITION



         The Company and its Subsidiaries are not entering into the arrangements contemplated by this Agreement and the other Credit Documents with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date on a pro forma basis after giving effect to the transactions contemplated by the Credit Documents and to all debts incurred or to be created in connection herewith and on the date of each Credit Event:

         (a) the present fair salable value of the assets of the Company and each Subsidiary, respectively, (on a going concern basis) will exceed the probable liability of the Company and each Subsidiary on its respective debts (including its contingent obligations);

         (b) neither the Company nor any Subsidiary has incurred, nor does it intend to or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of debts); and the amount of cash available to the Company and each Subsidiary after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of its respective debts, when such amounts are required to be paid; and

         (c) the Company and each Subsidiary will have sufficient capital with which to conduct their respective present and proposed businesses and the Property of the Company or such Subsidiary does not constitute unreasonably small capital with which to conduct their respective present or proposed business.

         For purposes of this Section 7.17. "debt" means any liability on a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.


7.18.    FULL DISCLOSURE



         No representation or warranty contained in this Agreement or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein, there is no fact known to the Company or any Subsidiary which has had, or is reasonably expected to have, a Material Adverse Effect.


7.19.    INSURANCE



         The Company and each Subsidiary currently maintain or cause their respective lessees to maintain insurance with respect to their respective properties and business, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Company, on its behalf and on behalf of its Subsidiaries, has paid or caused their respective lessees to pay all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.


7.20.    NECESSARY AUTHORIZATIONS AND PERMITS



         To the best of the Company's knowledge, after due diligence, inquiry and investigation, the Company and each Subsidiary have secured all Necessary Authorizations, except as the failure to have any such Necessary Authorizations would not have a Material Adverse Effect. As used herein, the term "Necessary Authorizations" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, any Governmental Agency, which are necessary or required for the lawful ownership, leasing or operation of any properties or assets owned, leased or operated by the Company.


7.21.    NOT PROHIBITED TRANSACTIONS



         The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Code.


7.22.    NO DEFAULT



         No Unmatured Default or Event of Default has occurred and is continuing.


7.23.    CUSTOMERS OF THE COMPANY AND ITS SUBSIDIARIES



         To the Company's knowledge, no Person which leases any Property from the Company or a Subsidiary Guarantor or in which the Company or any Subsidiary Guarantor has made an Investment (excluding any such Person which is a Wholly-Owned Subsidiary) has since December 31, 1994, except as reflected in the Historical Financial Statements, and under the heading "PSYCHIATRIC GROUP DEVELOPMENTS" of the Prospectus Supplement of the Company dated October 17, 1995, on page S-20, a copy of which is attached hereto as Exhibit I experienced any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions, could reasonably be expected to have a material adverse effect on the business, Property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of such Person.





                           8.  AFFIRMATIVE COVENANTS



         The Company covenants and agrees that, so long as any of the Commitments are in effect or the principal or interest on any Loan or Reimbursement Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Company will, and (as applicable) will cause each Subsidiary to:


8.1.     FINANCIAL STATEMENTS AND OTHER INFORMATION



         Deliver to each of the Lenders:





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
         (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, audited consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related audited consolidated balance sheets as of the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures (i) for such fiscal year as set forth in the Historical Financial Statements and (ii) for the preceding fiscal year, and accompanied by a report of the Company's independent auditors, which report shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with GAAP without material qualification;

         (b) as soon as available and in any event within 50 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, and cash flow of the Company and its Consolidated Subsidiaries for such quarterly period (consolidated statements of income, only) and for the period from the beginning of the current fiscal year to the end of such period (both consolidated statements of income and cash flow), and the related consolidated balance sheets as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures (i) for such periods as set forth in the Historical Financial Statements and (ii) for the corresponding periods in the preceding fiscal year, and accompanied by a certificate of the chief financial officer of the Company, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with GAAP (subject to normal year-end adjustments and absence of full footnote disclosures);

         (c) simultaneously with the delivery of the annual financial statements referred to in Section 8.1.(a), a report of the independent auditors who audited such statements stating that, in connection with their audit of such statements (and without conducting any procedures other than those customarily conducted in a year-end audit), such auditors have obtained no knowledge of any condition or event which constitutes an Unmatured Default or Event of Default, or if such auditors shall have obtained knowledge of any such condition or event, specifying in such report each such condition or event of which they have knowledge and the nature and status thereof; provided, however, that such auditors shall not be liable by reason of any failure to obtain knowledge of any condition or event which constitutes an Unmatured Default or Event of Default that would not be disclosed in the course of their audit examination;

         (d) simultaneously with the delivery of any financial statements pursuant to Sections 8.1.(a) and (b), a certificate of the chief financial officer of the Company substantially in the form of Exhibit F (the "Compliance Certificate") (i) to the effect that no Unmatured Default or Event of Default has occurred and is continuing (or, if any Unmatured Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company (or such other Person, as appropriate) has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the

Company is in compliance with Section 2.11., the Sections contained in Article 10., and Sections 9.3., 9.4, 9.5. and 9.6. (as applicable), in each case as of the end of the period for which such financial statements are delivered;

         (e) promptly upon the receipt thereof, copies of all "management letters" received by the Company or any Subsidiary from its independent accountants;

         (f) as soon as possible, and in any event within thirty days after the Company or any Subsidiary knows or has reason to know that any of the events or conditions specified below have occurred or exist, a statement signed by the chief financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or such Subsidiary or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or any Subsidiary or any of its ERISA Affiliates as of such date with respect to such event or condition):

                 (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan of the Company or any Subsidiary or any of its ERISA Affiliates, as to which the PBGC has not by regulation waived the requirement of Section 4043 (a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                 (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan of the Company or any Subsidiary or any of its ERISA Affiliates or the termination of any such Plan;

                 (iii)    the institution by the PBGC of proceedings under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan of the Company or any Subsidiary or any of its ERISA Affiliates, or the receipt by the Company or any Subsidiary or any of its ERISA Affiliates of a notice from a Multiemployer Plan of the Company or any Subsidiary or any of its ERISA Affiliates that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal by the Company or any Subsidiary or any of its ERISA Affiliates under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any Subsidiary or any such ERISA Affiliate of notice from such a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, which in any such case could reasonably be expected to result in the imposition of withdrawal liability upon the Company or any Subsidiary or any of its ERISA Affiliates;

                 (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any Subsidiary or any of its ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                 (vi) If the fair market value of the assets of any Plan does not equal or exceed the accumulated benefit obligations with respect to such Plan, as disclosed on the most recent actuarial report with respect to such Plan.

         (g) promptly after any Unmatured Default or Event of Default has occurred, a notice of such Unmatured Default or Event of Default describing the same in reasonable detail together with a description of the action that the Company (or such other appropriate party, as the case may be) has taken and proposes to take with respect thereto;

         (h) promptly after receipt of written request from the Agent, such other information regarding the business, affairs or financial condition of the Company or any Subsidiary as the Agent may reasonably request;

         (i) as soon as possible, and in any event within three Business Days after the Company or any Subsidiary receives notice or otherwise has actual knowledge that any of the following events have occurred or exist, a statement signed by the chief financial officer of the Company setting forth details regarding such event or condition and the action, if any, which the Company or such Subsidiary proposes to take with respect thereto (along with all relevant documentation): (i) any violation by the Company or any Subsidiary of any Environmental and Safety Laws; (ii) any request for information or notice of potential responsibility under Environmental and Safety Laws with respect to cleanup of any Property or facility of the Company or any Subsidiary or any offsite location; (iii) the imposition of any Lien on any assets of the Company or any Subsidiary under Environmental and Safety Laws; (iv) the commencement of any litigation, enforcement action or investigation with respect to the Company or any Subsidiary under Environmental and Safety Laws; or (v) any Release or threatened Release of any Hazardous Material at or from any Property or facility of the Company or any Subsidiary;

         (j) promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Company or any Subsidiary shall have provided to its stockholders or filed with the Securities and Exchange Commission (or any governmental agency substituted therefor), any national securities exchange or the National Association of Securities Dealers, Inc.;

         (k) as soon as practicable and, in any event, on or before the date which is forty-five days prior to the close of each fiscal year of the Company, the Projected Financial Statements for the Company and its Subsidiaries for each of the next three years;

         (l) as soon as practicable, a copy of each Financing Plan in respect of a Material Acquisition, together with an update, as necessary, of any of the Projected Financial Statements delivered by the Company pursuant to
Section 8.1.(k) reflecting the effects of such Financing Plan and Material Acquisition;

         (m) promptly upon their becoming available, copies of all material notices respecting the Senior Notes received by the Company from any holder (or trustee, agent, or representative of any holder) thereof and sent to the Company pursuant to the provisions of any instrument or agreement evidencing such Indebtedness or pursuant to which such Indebtedness was issued;

         (n) promptly upon becoming available, each quarterly operational and statistical report on the Company's Investments in Health Care Facilities, similar in form and content to such reports as provided to the Company's Board of Directors; and

         (o) promptly after request of any Lender, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by such Lender by notice to the Agent, the Company and the other Lenders.


8.2.     LITIGATION



         Promptly (and in any event within three Business Days of receipt) give to the Agent notice of the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding affecting the Company or any Subsidiary, whether at law or in equity by or before any Governmental Agency which if adversely determined would result in liability to the Company or any Subsidiary of $2,000,000 or more (unless covered by insurance) or would otherwise have a Material Adverse Effect, and of any adverse development in respect of such legal or other proceedings.


8.3.     CORPORATE EXISTENCE. ETC.



         Except as expressly permitted by this Agreement: preserve and maintain its corporate existence, and all of its material rights, privileges and franchises; comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of all Governmental Agencies; maintain all of its material properties used in its business in good working order and condition, ordinary wear and tear excepted; and preserve and enforce its rights (including rights to indemnification) under any Material Contracts.

8.4.     REIT STATUS



         Maintain at all times (a) its qualifications as a REIT and (b) the applicability of the method of taxation provided for in Section 857(b) of the Code (as such section is from time to time amended or supplemented).

8.5.     INSURANCE



         (a) Maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Agent, insurance with respect to its assets and businesses and the assets and businesses of its Subsidiaries against loss or damage of the kinds as are reasonable and appropriate for their respective businesses, and in such amounts as are reasonable and appropriate for their respective businesses; provided that in no event shall such insurance be for a Dollar amount less than the greater of (i) the replacement cost of the assets so insured and (ii) the Dollar amount of any Indebtedness which such insured assets secure.

         (b) Notwithstanding anything to the contrary contained in Section 8.5.(a), if, in connection with any lease entered into between the Company or any of its Subsidiaries and a third Person respecting any Health Care Facility of the Company or any such Subsidiary, such third Person is contractually obligated to provide insurance with respect to such Health Care Facility or any of the Company's or any of such Subsidiary's assets located therein, then the Company shall and shall cause any such Subsidiary to require that any such insurance be maintained with financially sound and reputable insurers (i) against loss or damage of the kinds as are customarily insured against by Persons engaged in such business or in the operation of such assets and (ii) in such amounts as are customary in such business; provided that any such third party lessee may provide self-insurance with respect to such Health Care Facility or any of the Company's or any of its Subsidiaries' assets located therein so long as: (A) the board of directors of the Company or any such Subsidiary, as applicable, shall determine that permitting such self-insurance is prudent and sufficient in light of other available sources of insurance, and
(B) so long as such self-insurance provides insurance (1) against loss or damage of the kinds as are customarily insured against by Persons engaged in such business or in the operation of such assets and (2) in such amounts as are customary in such business.

         (c) Without limiting the obligations of the Company under the foregoing provisions of this Section 8.5., in the event the Company or any Subsidiary shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 8.5., then the Agent may, but shall have no obligation to, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the Required Lenders) shall deem appropriate, and the Company shall reimburse the Agent in respect of any premiums paid by the Agent as provided in
Section 13.3.(c).


8.6.     OBLIGATIONS AND TAXES



         Pay its Indebtedness and other obligations in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, and in any event before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings which effectively stay the execution of any such Lien and the Company shall (or shall cause its Subsidiaries to) set aside on its books adequate reserves in accordance with GAAP with respect thereto.


8.7.     MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS



         Maintain all financial records in accordance with GAAP and permit any representatives designated by theAgent to visit and inspect the properties of the Company or any Subsidiary and to inspect their financial and business records and make extracts therefrom and copies thereof, all at reasonable times and in a manner so as not to unreasonably disrupt the operations of the Company or such Subsidiary and as often as reasonably requested, and permit any representatives designated by the Agent to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor.

8.8.     COMPLIANCE WITH LAWS



         The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Agency having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith with due diligence and so long as enforcement thereof against the Company or such Subsidiary (i) is stayed or as to which a bona fide dispute may exist or (ii) would not have a Material Adverse Effect upon the Company or such Subsidiary.


8.9.     COMPLIANCE WITH ERISA



         The Company shall, and shall cause each of its ERISA Affiliates to:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.


8.10.    ENVIRONMENTAL AND SAFETY MATTERS



         (a) Comply with all Environmental and Safety Laws in all material respects.

         (b) Keep its properties and facilities free from any Liens arising under any Environmental and Safety Laws.

         (c) Respond promptly to any Release or threatened Release of any Hazardous Materials in a manner which complies in all material respects with all Environmental and

Safety Laws and mitigates any associated risk to human health or the environment to the maximum extent commercially practicable.

         (d) If the Agent at any time has reason to believe that any Property or facility owned or operated by the Company or any Subsidiary has been or may be either (i) operated in violation of any Environmental and Safety Laws; (ii) contaminated with any Hazardous Materials; or (iii) subject to any government-imposed obligation to conduct any environmental investigation or clean-up, any of which, in the good faith judgment of the Required Lenders may impair in any material respect the ability of the Company or such Subsidiary to satisfy any of the obligations, the Company shall, upon the written request of the Required Lenders, at the Company's sole cost and expense, conduct or cause such Subsidiary to conduct such investigation or study, through retention of a consulting firm reasonably satisfactory to the Required Lenders, as is necessary in the good faith judgment of the Required Lenders to demonstrate that no such impairment could reasonably be expected to have a Material Adverse Effect.


8.11.    SUBSIDIARY GUARANTY



         Promptly upon any Person becoming one of its Subsidiaries, the Company shall cause such Person to become a party to the Subsidiary Guaranty.


8.12.    PHASE I REPORTS



         Obtain Phase I reports (and if such Phase I report indicates further inquiry would be prudent, reports of such further inquiry) from reputable consultants with respect to each Health Care Facility acquired by the Company or any of its Subsidiaries following the Closing Date, and deliver to the Agent copies of such reports promptly after receipt of a written request therefor.


8.13.    FURTHER ASSURANCES



         At any time or from time to time upon the request of the Agent, the Company shall and shall cause each of its Subsidiaries to execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of each of the Credit Documents and to provide for payment of the Loans, Reimbursement Obligations and other Obligations hereunder, with interest thereon in accordance with the terms of this Agreement and the Notes.


8.14.    MAINTENANCE OF PROPERTIES



         Maintain or cause to be maintained (which requirement may be met by causing the lessees of a Health Care Facility to comply with the terms and conditions of the applicable lease) in good repair, working order, and condition all of those assets useful or necessary to its businesses or the businesses of each of its Subsidiaries or which are used in connection therewith or related thereto, except for assets which in the aggregate are not material to the business or operations of the Company and its Subsidiaries, taken as a whole. From time to time, the Company shall make or cause to be made, consistent with past practices, all appropriate repairs, renewals, and replacements thereto and thereof. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be required to comply with the requirements of this Section 8.14. to the extent that compliance therewith would not be economical and the failure to so comply would not have a Material Adverse Effect on the Company and its Subsidiaries.


8.15.    MAINTENANCE OF RATINGS



         The Company shall cause at least two nationally recognized rating agencies to maintain and issue ratings on the Senior Long Term Debt of the Company.





                             9.  NEGATIVE COVENANTS



         The Company covenants and agrees that, so long as any of the Commitments are in effect or the principal or interest on any Loan or Reimbursement Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Company will not, nor will it permit any Subsidiary to:


9.1.     PROHIBITION OF FUNDAMENTAL CHANGES



         Effect any of the following: (i) any transaction of merger, consolidation, recapitalization, reorganization, liquidation or dissolution (other than the merger of a Permitted Subsidiary with and into the Company pursuant to which the Company is the surviving corporation or with and into any other Permitted Subsidiary); (ii) the acquisition of any business or assets (other than Investments), except for purchases of inventory and supplies to be used in the ordinary course of business; (iii) any Investments other than Investments permitted under Section 9.5.; (iv) any Disposition except as provided in Section 9.9.; or (v) engage in any line of business other than those engaged in on the Closing Date.


9.2.     LIMITATION ON LIENS



         (a) Create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except Permitted Liens; and

         (b) Other than in any document or agreement existing on the date hereof and listed in part (a) of Schedule 7.12., enter into, assume, or permit to exist any agreement which prohibits the Company or its Subsidiaries from granting Liens in favor of the Agent or the Lenders.


9.3.     INDEBTEDNESS OF THE COMPANY



         Create, incur or suffer to, exist any Indebtedness of the Company except:

         (a) Indebtedness to the Lenders created hereunder and under the Credit Documents;

         (b) Indebtedness existing on the Closing Date and described in part (a) of Schedule 7.12.;

         (c)     Indebtedness under any Interest Rate Protection Agreements;

         (d) Indebtedness secured by Liens permitted under subsection (g) of the definition of "Permitted Liens" herein in an aggregate amount not to exceed $1,000,000 outstanding at any time;

         (e) Indebtedness incurred pursuant to Guaranties permitted pursuant to Section 9.7.;

         (f)     Indebtedness of the Company to its Wholly-Owned Subsidiaries;

         (g) Indebtedness secured by Permitted Liens other than those described in subsection (g) of the definition of "Permitted Liens";

         (h) Other Indebtedness of the Company so long as: (i) such Indebtedness (A) has a term (after giving effect to any rights of the obligee of such Indebtedness to accelerate the maturity of such Indebtedness other than as a result of the occurrence of an event of default thereunder) of five years or more, (B) does not require, directly or indirectly, the amortization of principal thereof (or provide a sinking fund in respect thereto) during such five year period, and (C) is subject to covenants (including financial covenants) and events of default contained in the agreements related thereto (including the applicable definitions) which are not materially less favorable to the Company than those contained herein or set forth in those agreements listed on Schedule 7.12.; and (ii) both before and after giving effect to the incurrence of such Indebtedness, no Unmatured Default or Event of Default shall occurred and be continuing hereunder; and

         (i) Indebtedness resulting from the refinancings, renewals or extensions of Indebtedness permitted under subparagraphs (b) through (h) of this Section (and continuance or renewal of Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Loans or the Letters of Credit by the Company; (ii) the net cash proceeds of such refinancings, renewals or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended;

and (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity (at the time of refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended.


9.4.     SUBSIDIARY INDEBTEDNESS



         Create, incur, or suffer to exist any Indebtedness of any Subsidiary of the Company except:

         (a) Indebtedness of Subsidiary Guarantors to the Lenders created under the Credit Documents;

         (b) Indebtedness existing on the Closing Date and described in part (b) of Schedule 7.12.;

         (c) Indebtedness incurred pursuant to Guaranties permitted pursuant to Section 9.7.;

         (d) Indebtedness secured by Permitted Liens other than those described in subsection (g) of the definition of "Permitted Liens";

         (e)     Indebtedness owed to the Company to the extent permitted by
Section 9.5.; and

         (f) Indebtedness secured by the Property of a Permitted Subsidiary described in Section 9.5.(j) hereof in aggregate amount not to exceed $10,000,000; provided that no such Indebtedness shall have been incurred upon or in anticipation of the acquisition of such Property.


9.5.     INVESTMENTS



         Make or permit to remain outstanding any Investments except:

         (a)     Permitted Investments;

         (b)     Investments existing on the date hereof and set forth on
Schedule 9.5.;

         (c) the ownership of the capital stock of Wholly-Owned Permitted Subsidiaries by the Company or its Subsidiaries;

         (d) Working Capital Loans made by the Company to operators of Health Care Facilities in an amount not to exceed $10,000,000 to any single operator of a Health Care Facility and in an aggregate amount at any one time outstanding not to exceed $15,000,000;

         (e) (i) Loans from Wholly-Owned Subsidiaries to the Company permitted pursuant to Section 9.3.(f); (ii) loans from the Company to Wholly-Owned Subsidiaries (other than to any Subsidiary owning any PG Assets); and (iii) loans from the Company to Wholly-Owned Subsidiaries owning PG Assets in an aggregate principal amount not to exceed the PG Indebtedness;

         (f) Investments by the Company or a Subsidiary in Health Care Facilities so long as (i) the amount of any Investment made pursuant to this
Section 9.5.(f)(i) in any Health Care Facility does not exceed $75,000,000 and
(ii) immediately before and immediately after the consummation of such Investment, after giving effect thereto, no Unmatured Default or Event of Default shall exist or would exist;

         (g)     Construction and Development Investments;

                 (i) the aggregate amount of which do not exceed $75,000,000 at any one time, of which no more than $30,000,000 may be invested in any one Person and its Affiliates or in any one Health Care Facility as a Construction and Development Investment; and

                 (ii) the Board of Directors or other governing body of the Person in which any such Investment is made approves the making of such Investment;

         (h) Supplies and other similar inventory purchased by the Company in the ordinary course of business; and

         (i) Investments by Subsidiaries owning PG Assets used for the repair, maintenance and improvement of PG Assets and the related equipment to the extent that the aggregate cost thereof does not exceed the PG Indebtedness; and

         (j) Investments in Permitted Subsidiaries that are not Wholly-Owned Subsidiaries and which are not described in Schedule 9.5. hereof, in an aggregate amount not to exceed 10% of the Consolidated Real Estate Assets immediately prior to the date such Subsidiary is acquired or created, so long as:

                 (i) such Subsidiaries are corporations, limited partnerships or limited liability companies;

                 (ii) the Company or one or more Wholly-Owned Subsidiaries owns at least 80%, but less than 100%, of the outstanding capital stock, partnership or other ownership interest of such Subsidiary;

                 (iii) the Company or a Wholly-Owned Subsidiary is (A) the sole general partner of any such Subsidiary that is a limited partnership or (B) a member of any such Subsidiary that is a limited liability company; and

                 (iv) the business of such Subsidiary will not cause the Company to violate Section 8.4. hereof.





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
Anything in this Section 9.5. to the contrary notwithstanding, any Investment in a Health Care Facility which is not in the form of a loan secured by such Health Care Facility may be made only if such Health Care Facility is owned entirely by the Company or a Permitted Subsidiary.


9.6.     RESTRICTED PAYMENTS


         Make any Restricted Payment; provided, however, that

         (a) any Affiliate of the Company who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity,

         (b) the Company's Subsidiaries may make any dividend or other distribution to the Company or to another Wholly-Owned Subsidiary of the Company to make a similar dividend or distribution ultimately resulting in the Company's receipt thereof;

         (c) the Company may pay dividend or other distribution to the holders of its common stock consisting of shares of its common stock or rights to acquire its common stock;

         (d) the Company may make, as long as no Unmatured Default or Event of Default then exists or is continuing or would result from the making thereof, cash dividends or other distributions in an aggregate amount not to exceed, during the period from January 1, 1995 to the date any determination is to be made thereof, $5,000,000 plus (i) the greater of (A) 95% of the sum of
(1) EBITDAR minus (2) Interest Expense minus (3) Rental Expense, plus (4) gains during such period respecting Dispositions (of any asset other than PG Assets); and (B) the minimum amount required for the Company to maintain its status as a REIT under the Code, and (ii) in the case of the PG Stock only, the lesser of
(A) the PG Excess Proceeds and (B) $30,000,000 in the aggregate for all such dividends and distributions made in respect of the PG Stock made at any time, and $15,000,000 in the aggregate for all such cash or other distributions made in respect of the PG Stock in any calendar year; and

         (e) the Company's Subsidiaries described in Section 9.5 (j) and identified as less than Wholly-Owned Subsidiaries on Schedule 9.5. may make distributions or other payments to holders of equity interests therein in an aggregate amount up to $500,000 in any fiscal year of the Company.


9.7.     GUARANTEES



         Create or become liable, directly or indirectly, with respect any Guarantee except:

         (a) Guarantees resulting from the endorsement of instruments for collection in the ordinary course of business;





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         (b)     Guarantees disclosed in the Historical Financial Statements or reflected on Schedule 7.12. and any refinancing, renewals, or extensions of such Guarantee on terms substantially similar to the original terms thereof;
and

         (c) Guarantees of the Company respecting obligations of the Subsidiaries of the Company incurred in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any one time outstanding.


9.8.     SALES AND LEASE-BACKS



         Become liable, directly or indirectly, as lessee or as guarantor or other surety with respect to any lease whether an operating lease or a Capital Lease, of any assets, whether now owned or hereafter acquired:

         (a) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person; or

         (b) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other asset which has been or is to be sold or transferred by the Company or any such Subsidiaries to any Person in connection with such lease, unless such sale or transfer is permitted pursuant to Section 9.9., without aggregation.


9.9.     SALE OF ASSETS



         Make any Disposition except for:

         (a) the Disposition by the Company or its Subsidiaries of assets, other than PG Assets for not less than the fair market value thereof, in an aggregate Dollar amount not to exceed, during the term of this Agreement, 25% of the average aggregate Dollar value of the Company's assets. For purposes of the preceding sentence, the average aggregate Dollar value of the Company's assets shall be measured over any period of 12 consecutive months selected by the Company occurring after the Closing Date. Such average aggregate Dollar value shall be the total assets of the Company, determined on a consolidated basis in accordance with GAAP, less any PG Assets, as shown on the Company's balance sheet as of the end of each such month;

         (b) the sale or other disposition of any of the PG Assets by the Company or any of its Subsidiaries for not less than the fair market value thereof;

         (c) involuntary sales or other dispositions of any of the businesses or assets of the Company or its Subsidiaries;

         (d)     Dispositions of obsolete assets; or





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
         (e) Dispositions (whether individually or in a series of related transactions) of assets at not less than their fair value which produce Net Available Proceeds of not more than $1,000,000.

         At the time of any sale or other disposition under clause (a) or (b) of this Section 9.9., the Company shall deliver to the Agent a certificate, duly executed by the chief executive officer or the chief financial officer of the Company, setting forth in detail the determination of the Net Available Proceeds of such sale or other disposition, and such other information as is necessary to demonstrate compliance with clause (a) or (b) of this Section 9.9., as applicable.


9.10.    TRANSACTIONS WITH AFFILIATES



         Except for the transactions existing on the Closing Date and described in Schedule 9.10., enter into any transaction or series of transactions, whether or not related or in the ordinary course of business with any Affiliate of the Company, other than pursuant to the reasonable requirements of the Company's or such Subsidiary's business and on terms and conditions no less favorable to the Company than would be obtainable by the Company at the time in a comparable arm's-length transaction with a Person not an Affiliate of the Company.


9.11.    EXECUTION AND MODIFICATIONS OF CERTAIN DOCUMENTS



         Amend its certificate of incorporation or bylaws in a manner adverse to the Lenders, including but not limited to any amendment to the designations of the Preferred Stock of the Company; or amend, modify, cancel, terminate, waive any default under or breach of, in any manner whatsoever, any Material Contract other than in the ordinary course of business; or enter into any new agreement that is inconsistent with the obligations of the Company or any Subsidiary under any Credit Document.


9.12.    ISSUANCE OF SECURITIES



         (a) Issue any capital stock or any rights to acquire, or any securities exchangeable for such capital stock, except that the Company may effect Equity Issuances so long as any cash consideration for each such issuance is applied in the manner set forth in Section 2.11.; or

         (b)     Other than is existing on the Closing Date and disclosed in
Schedule 9.12 hereof, create or issue any class of Preferred Stock.

9.13.    RESTRICTIVE AGREEMENTS



         Enter into any agreement which restricts the ability of any Subsidiary of the Company to make payments to the Company by way of dividends, advances, reimbursements, or otherwise.


9.14.    PREPAYMENT OF INDEBTEDNESS



         Prepay, redeem or purchase any Indebtedness (other than intercompany Indebtedness), nor enter into or modify any agreement in a way which would be materially adverse to the interests of the Lenders or as a result of which the terms of payment of any of the foregoing Indebtedness are accelerated, except that the Company shall be entitled to perform its obligations provided for in each of the Credit Documents.


9.15.    ACCOUNTING



         Change its accounting methods or practices (except as to conform to changes in GAAP). If any preparation of the financial statements referred to in Section 8.1. hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, the Company, the Agent and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.


9.16.    SUBSIDIARIES



         Create or permit to exist any Subsidiary other than a Permitted Subsidiar.





                            10.  FINANCIAL COVENANTS



         The Company covenants and agrees that, so long as any of the Commitments are in effect or the principal or interest on any Loan or Reimbursement Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Company will, and (as applicable) will cause each Subsidiary to:

10.1.    Maintenance of Tangible Net Worth

         Cause its Consolidated Tangible Net Worth to be at least $260,000,000 plus 75% of the aggregate Net Available Proceeds of any Equity Issuance consummated by the Company after September 30, 1995 and on or before the time as of which Consolidated Tangible Net Worth is being determined.

10.2.    INTEREST COVERAGE RATIO

         Cause the Interest Coverage Ratio for the 12 consecutive fiscal months ending on the last day of each fiscal quarter to be at least equal to 2.50:1.00.

10.3.    LEVERAGE RATIO

         Cause the Leverage Ratio at all times to be equal to or less than 1.10:1.00.

                             11.  Events of Default

         If one or more of the following events (herein collectively called "Events of Default" and singularly called an "Event of Default") shall occur and be continuing:

11.1.    PAYMENTS UNDER CREDIT DOCUMENTS

         The Company shall default in the payment when due of (a) any principal of any Loan or any Reimbursement Obligation, (b) any interest on any Loan, Reimbursement Obligation or other Obligation or (c) any Fee or any other Obligations payable by it hereunder or under any other Credit Document, which default in the case of a payment other than a payment of principal or interest shall continue for a period of two Business Days.


11.2.    OTHER INDEBTEDNESS

         The Company or any Subsidiary shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the obligations under the Credit Documents) in an aggregate principal amount of $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness of the Company or any Subsidiary in an aggregate amount of $5,000,000 or more shall occur if the effect of such event is to cause, or to permit the holder thereof to cause (with the giving of notice or lapse of time or both), such

Indebtedness to become due or to be required to be prepaid (whether by redemption, purchase or otherwise) prior to its stated maturity.

11.3.    REPRESENTATIONS AND WARRANTIES

         Any representation, warranty or certification made or deemed to be made in any Credit Document by the Company or any Subsidiary or any certificate, financial statement or other information furnished in writing to any Lender, the Facing Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or deemed to be made.

11.4.    OTHER OBLIGATIONS

         (i) The Company or any Subsidiary shall default in the performance of any of their respective obligations under Section 2.14., Section 8.1. (which default shall continue for five Business Days), Article 9. or Article 10.; or
(ii) the Company or any Subsidiary shall default in the performance of any of its other obligations in this Agreement, or any other Credit Document and such default shall continue unremedied for a period of 20 days after the Company or such Subsidiary receives notice or otherwise has actual knowledge thereof.

11.5.    ABILITY TO PAY DEBTS

         The Company or any Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

11.6.    VOLUNTARY PROCEEDINGS

         The Company or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

11.7.    INVOLUNTARY PROCEEDINGS

         A proceeding or case shall be commenced against the Company or any Subsidiary, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code.

11.8.    JUDGMENTS

         (a) A judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered by a court or courts against the Company or any Subsidiary and the same shall not be vacated, bonded or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

         (b) A judgment creditor shall obtain possession of any of the assets of the Company or its Subsidiaries which assets constitute a material portion of the assets of the Company or any Subsidiary by any means, including levy, distraint or self-help.

11.9.    ERISA EVENT

         (a) Any ERISA Event shall have occurred with respect to the Company or any Subsidiary and the sum of the Insufficiency of such Plan (determined as of the date of occurrence of such ERISA Event) and the Insufficiency of any and all other Plans (determined as of the date of occurrence of such ERISA Event) of the Company or any Subsidiary with respect to which an ERISA Event shall have occurred (or the liability of the Company or any Subsidiary or its ERISA Affiliates related to such ERISA Event) exceeds $100,000; or (b) the Company or any Subsidiary or any of its ERISA Affiliates shall have been notified by a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan and the imposition of such liability is reasonably likely to be incurred in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company or any Subsidiary and its ERISA Affiliates as withdrawal liability (determined as of the date of such notification indemnification), requires payments exceeding $100,000 per annum or $250,000 in the aggregate; (c) the Company or any Subsidiary or any of its ERISA Affiliates shall have been notified by a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Person and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $100,000 or
(d) the assets of the Company at any time constitute assets, within the meaning of ERISA, the Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan.

11.10.   TERMINATION OF CREDIT DOCUMENTS

         Any of the Credit Documents shall cease to be in full force and effect, or any Subsidiary Guarantor shall repudiate the Subsidiary Guaranty, for any reason other than: (i) a release or termination thereof upon the full and indefeasible payment and satisfaction of the Indebtedness due herewith, or under the Notes or pursuant to the Reimbursement Obligations or any other Obligation owing hereunder; or (ii) upon the written consent of the Required Lenders.

THEN: (1) In the case of an Event of Default, other than an Event of Default referred to in Section 11.6. or Section 11.7., the Agent may (and shall at the request of the Required Lenders), by notice to the Company, cancel the Commitments and/or declare the then-outstanding principal amount of, and the accrued interest on, the Loans and all other obligations payable by the Company hereunder and under the Notes including, without limitation, any amounts payable under Section 5.1. (collectively, such principal, interest, obligations and other amounts being referred to as the "Obligations"), and all Reimbursement Obligations to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in Section 11.6. or Section 11.7. above, the Commitments shall automatically be canceled and the then-outstanding principal amount of, and the accrued interest on, the Loans and all other Obligations payable by the Company hereunder and all Reimbursement Obligations shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. In regard to the Letters of Credit insofar as presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Article 11., the Company shall promptly upon demand by the Agent deposit in a Letter of Credit Reserve Account opened by the Agent for the benefit of the Facing Bank an amount equal to the aggregate then undrawn and unexpired Stated Amounts of Letters of Credit. Amounts held in such Letter of Credit Reserve Account shall be applied by the Agent to the reimbursement of the Facing Bank for draws honored by it under the Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Company in the manner set forth in Section 2.11. hereof. Pending the application of such deposit to the payment of the Reimbursement Obligations of the Company in respect of the Letters of Credit, the Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for such Reimbursement Obligations. After the Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit

Reserve Account shall be returned to the Company. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.



                                12.    The Agent

12.1.    APPOINTMENT, POWERS AND IMMUNITIES

         Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 12.8.) appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5. and the first sentence of Section 12.6. shall include its Affiliates, officers, directors, employees and agents and its Affiliates' respective officers, directors, employees and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

12.2.    RELIANCE BY THE AGENT

         The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it.
The Agent may deem and treat each Lender as the holder of

Loans made by it for all purposes hereof unless and until a notice of assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent, but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Agent makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with any of the Credit Documents. The Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any of the Credit Documents on the part of any Person party thereto or to inspect any asset (including the books and records) of the Company or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Credit Documents, or any other instrument or document furnished pursuant thereto.

12.3.    DEFAULTS

         The Agent shall not be deemed to have knowledge or notice of the occurrence of an Unmatured Default (other than the non-payment of principal of or interest on Loans, Reimbursement Obligations or Fees to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Company specifying such Unmatured Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of an Unmatured Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 12.7.) take such action with respect to such Unmatured Default as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Default as it shall deem advisable and in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders; and provided further that the Agent in any case shall not be required to take any such action which it determines to be contrary to law.

12.4.    RIGHTS AS A LENDER

         With respect to its Commitment, the Loans made by it in its capacity as a Lender, and the Letters of Credit issued by it in its capacity as the Facing Bank, Wells Fargo (and any successor acting as Agent) shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent or the Facing Bank, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent and the Facing Bank in its individual capacity. Wells Fargo (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company and any of its Subsidiaries or Affiliates as if it were not acting as the Agent or the Facing Bank hereunder, and Wells Fargo and its Affiliates may accept fees and other consideration from such Persons for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its Affiliates may in the course of such relationships acquire information about the Company and its Affiliates, the Agent shall have no duty to disclose such information to the Lenders.

12.5.    INDEMNIFICATION

         The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 13.3., but without limiting the obligations of the Company under such Section 13.3.) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation or in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company are obligated to pay under Section 13.3., but excluding, unless an Umatured Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

12.6.    NON-RELIANCE ON THE AGENT OR OTHER LENDERS

         Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and has made an independent decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Credit Documents or any other document referred to or provided-for herein or therein or to inspect the properties or books of the Company and its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary Guarantor (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

12.7.    LIABILITY OF AGENT

         Except for action expressly required of the Agent hereunder and under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 12.5. against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by the Agent in connection with any of the Loan Documents in the absence of its own gross negligence or willful misconduct.

12.8.    RESIGNATION OR REMOVAL OF THE AGENT

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders (after consultation with the Company) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $1,000,000,000 which has its headquarters in the United States. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12. shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

12.9.    CONSENTS UNDER CREDIT DOCUMENTS

         The Agent may, with the prior written consent of the Required Lenders and subject to Section13.4. (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents.

12.10.   COLLATERAL SUB-AGENTS

         Each Lender by its execution and delivery of this Agreement agrees that, in the event it shall hold any Permitted Investments, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Agent thereunder. The Company by its execution and delivery of this Agreement hereby consents to the foregoing.

12.11.   LIABILITY OF THE AGENT

         The Agent shall not have any liability or responsibility to the Company on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Company to perform its obligations hereunder or under any other Credit Document, except as may result from the Agent's own gross negligence or willful misconduct.

12.12.   TRANSFER OF AGENCY FUNCTION

         Without the consent of the Company or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located in the continental United States, provided that the Agent shall promptly notify the Company and the Lenders of such transfer.

12.13.   THE CO-AGENTS

         No Co-Agent, as such, shall have any duties or obligations whatsoever under this Agreement or any other Credit Document or any other document or any matter related hereto or thereto, but shall nevertheless be entitled to all of the indemnities and other protection afforded to the Agent under this Article 12.

                               13.  Miscellaneous

13.1.    WAIVER

         No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note or other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

13.2.    NOTICES

         All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or sent via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

                 To the Company:

                 American Health Properties, Inc.
                 6400 South Fiddler's Green Circle, Suite 1800
                 Englewood, Colorado  80111
                 Attention:  Michael J. McGee
                         Vice President, Treasurer and Controller
                 Telephone No: (303) 796-9793
                 Telecopy No: (303) 796-9708

                 With copies to:

                 Davis, Graham & Stubbs, L.L.C.
                 370 Seventeenth Street, Suite 4700
                 P.O. Box 185
                 Denver, Colorado 80201-0185
                 Attention:  Brian T. Dolan, Esq.
                 Telephone No:  (303) 892-9400
                 Telecopy No:  (303) 893-1379

                 To the Agent or the Facing Bank:

                 Wells Fargo Bank, N.A.
                 420 Montgomery Street, 9th Floor
                 MAC 0101-091
                 San Francisco, California  94163
                 Attention: Mr. Brian S. O'Melveny
                 Telephone No: (415) 396-4065
                 Telecopy No:(415) 421-1352

                 With a copy to:
                 Alston & Bird
                 One Atlantic Center
                 1201 West Peachtree Street, N.W.
                 Atlanta, Georgia 30309-3424
                 Attention:  H. Sadler Poe, Esq.
                 Telephone No: (404) 881-7564
                 Telecopy No: (404) 881-7777

                 To any Lender:

                 At its address set forth on the signature pages hereto.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party; provided, however, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

13.3.    EXPENSES, ETC.

         (a) Agreement to Pay and Reimburse. The Company agrees to pay or reimburse the Agent and the Facing Bank, for: (a) all out-of pocket costs and expenses (including, without limitation, the reasonable fees and expenses of Alston & Bird, special counsel to the Agent and the Facing Bank, and allocated costs of the Agent's internal counsel) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extension of credit hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Credit Documents; (b) all costs and expenses of the Lenders, the Facing Bank and the Agent (including reasonable counsels' fees) in connection with (i) any Unmatured Default and any enforcement or collection proceedings resulting therefrom and (ii) the enforcement of this Section 13.3.; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Credit Document or any other document referred to herein or therein.

         (b) Indemnity. The Company agrees to indemnify the Agent, the Facing Bank, each Lender and their respective directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims (including Environmental Claims), damages or expenses incurred by any of them (including any and all losses, liabilities, claims, damages or expenses incurred by the Agent or the Facing Bank to any Lender) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company of the proceeds of any of the extensions of credit hereunder or the past, present or future business activities of the Company including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses that are determined pursuant to a final, non-appealable order of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Person to be indemnified).

         (c) Expenses Paid On Behalf of the Company. If the Company fails to pay when due any costs, expenses or other amounts payable by it under any Credit Document, including, without limitation, fees and expenses of counsel, indemnities and insurance premiums, such amount may be paid on behalf of the Company by the Agent, in its sole discretion. Immediately upon the making of each such payment, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such payment and the obligations of the Company under this Agreement in respect thereof in an amount equal to the product of (x) a fraction the numerator of which is the amount of the Revolving Credit Commitment of such Lender and the denominator of which is the aggregate amount of all Commitments then outstanding, multiplied by (y) the amount of such payment. Any such payment by the Agent shall constitute for all purposes of this Agreement the making by the Agent of a Loan, which shall be a Base Rate Loan, in the amount of such payment (but without any requirement for compliance with the conditions set forth in Article 6.). In the event that such payment is not reimbursed by the Company by 11:00 A.M. San Francisco time) on the first Business Day after such payment, the Agent shall promptly notify each other Lender. Each such Lender shall, notwithstanding the then unused amount of its Commitment or any termination thereof, on the first Business Day following such notification, make a Loan, which shall be a Base Rate Loan, in an amount equal to the amount of its participation in such payment (pursuant to Section 4.4.) to reimburse the Agent (but without any requirement for compliance with the applicable conditions set forth in Article 6.) and shall make available for the account of its Applicable Lending Office to the Agent for its own account, by deposit to the

Agent's Account, in same day funds, the amount of such Loan. If and to the extent that any Lender shall not have so made the amount of such Loan available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such payment is made by the Agent until the date such amount is paid to the Agent, at (i) in the case of the Company, the Default Rate with respect to Base Rate Loans and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Loan for purposes of this Agreement.

13.4.    AMENDMENTS. ETC.

         Except as otherwise expressly provided in this Agreement, any provision of this Agreement (including, without limitation, any of the Schedules hereto) may be amended or modified only by an instrument in writing signed by the Company and the Agent acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided, however, that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, Fee, Letter of Credit, or any Reimbursement Obligation hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any Fee or other obligation of the Company or any of its Subsidiaries is payable hereunder (except that the Required Lenders may waive application of the Default Rate),
(v) alter the rights or obligations of the Company to prepay Loans (except that the Required Lenders may waive the application of any of the provisions of
Section 2.11.(e)), (vi) alter the terms of this Section 13.4. or Section 13.6.(a), (vii) waive any of the conditions precedent set forth in Article 6.;
(viii) amend the definition of the term "Required Lenders"; (ix) extend the Maturity Date pursuant to Section 4.2. or (x) release a Subsidiary from the Subsidiary Guaranty or terminate the Subsidiary Guaranty prior to the termination of this Agreement; and provided further, that any amendment of
Article 12. shall require the consent of the Agent.

13.5.    SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.6.    ASSIGNMENTS AND PARTICIPATIONS

         (a) The Company may not assign its rights or obligations hereunder or under the other Credit Documents without the prior consent of all of the Lenders.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it, which assignment may be of a varying percentage of such the Lender's rights and obligations, it being understood that such the Lender may assign to any assignee any portion of any or all of its Revolving Credit Loans or Revolving Credit Commitment) upon payment to the Agent of an assignment fee of $3,500 provided, however, that (i) such assignment is in a minimum amount of $5,000,000; (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Agent must consent to such assignment (which consent shall not be unreasonably withheld), and (iii) the parties to each such assignment shall execute and deliver to the Agent (with a copy to the Company) an assignment and acceptance agreement evidencing such assignment, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"). Upon acceptance pursuant to Section 13.6.(d), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Subsidiary or the performance or observance by the Company of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1. and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers under this Agreement as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment and the assignment fee referred to in paragraph (b) above, the Agent shall (subject to the consent of the Agent to such assignment, if required) (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Company. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Loans and/or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Loans and/or Commitments, a new Note or Notes to the order of such assigning Lender in a principal amount equal to the applicable Loan and/or Commitments retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit B hereto. Canceled Notes shall be returned to the Company.

         (e) A Lender may sell or agree to sell to one or more other Persons (a "Participant") a participation in all or any part of any Loans held by it, in which event the Participant's rights in respect of such participation shall be those set forth in the agreements executed by such Lender in favor of the Participant; provided, however, that such participation is in a minimum amount of $5,000,000. Such Participant shall have no direct right under the Credit Documents. All amounts payable by the Company to any Lender under
Article 5. in respect of Loans held by it shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and as if such Lender were funding each of such Loans in the same way that it is funding the portion of such Loan in which no participations had been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitments, (ii) extend the date fixed for the payment of principal of or interest on the related Loan(s) or the portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee (v) extend the Maturity Date pursuant to Section 4.2., or (vi) release a Subsidiary from the Subsidiary Guaranty or terminate the Subsidiary Guaranty prior to the termination of this Agreement.

         (f) A Lender may furnish any information concerning the Company or any Subsidiary in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and

Participants) in accordance with Section 13.8.

13.7.    REPLACEMENT OF LENDERS

         If the Company is obligated to pay to any Lender (other than the Agent or the Facing Bank) any amount under Sections 5.1., 5.5., or 5.6. or if such Lender requests that its Eurodollar Loans be converted into Base Rate Loans pursuant to Section 5.3., or if such Lender refuses to extend the Maturity Date following a request to do so by the Company pursuant to Section 4.2., the Company may, so long as no Unmatured Default or Event of Default then exists, replace such Lender with another lender acceptable to the Agent and the Facing Bank, and such Lender hereby agrees to be so replaced subject to the following:

         (a) The obligations of the Company hereunder to such Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Company through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement.

         (b) The replacement Lender (i) shall be a bank or other financial institution that is not subject to the increased or additional costs arising under such Sections which may have effectuated the Company's election to replace any Lender hereunder or (ii) shall approve the extension of the Maturity Date requested by the Company. Each such replacement Lender shall execute and deliver to the Agent an Assignment and Assumption Agreement executed by all parties pursuant to which such replacement Lender is to become a party hereto with a Revolving Credit Commitment equal to that of the Lender being replaced and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced and shall purchase a participation in all outstanding Letters of Credit as provided in Section 4.9. hereof.

         (c)     Upon the execution of such documents referred to in subsection
(b) and repayment of the amounts referred to in subsection (a), the replacement Lender shall be a "Lender" with a Revolving Credit Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender.

         (d) The Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 13.7., but at no time shall the Agent be obligated to initiate any such replacement.

         (e) Upon payment of a fee of $3,500 to the Agent by the Company, any Lender replaced under this Section 13.7. shall be replaced at the Company's sole cost and expense and at no cost or expense to the Agent or the Facing Bank.

13.8.    CONFIDENTIALITY OF INFORMATION

         The Agent and each Lende, severally and not jointly, agree to use their respective best efforts to hold in confidence and not disclose any written information (other than information (i) which was publicly known or otherwise known to it, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by them, or (iii) which otherwise becomes known to it, other than through disclosure by the Company or a Subsidiary) delivered or made available by or on behalf of the Company or any Subsidiary to it (including without limitation any non-public information obtained pursuant to Section 8.1.) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the Agent or any Lender from delivering copies of any financial statements and other documents delivered to the Agent or such Lender, and disclosing any other information disclosed to the Agent or such Lender, by or on behalf of the Company or any Subsidiary to (i) the Agent's or such Lender's Affiliates, directors, officers, employees, agents and professional consultants, (ii) any other Lender, (iii) any Person to which such Lender offers to assign its Note or Commitment or any part thereof (which Person agrees to be bound by the provisions of this Section 13.8.), (iv) any Person to which such Lender sells or offers to sell a Participation in all or any part of its Note or Commitment (which Person agrees to be bound by the provisions of this Section 13.8.), (v) any federal or state regulatory authority having jurisdiction over the Agent or such Lender, and (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any law, rule, regulation or order applicable to the Agent or such Lender, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which the Agent or such Lender is a party or (d) in order to protect such Lender's investment in its Note.

13.9.    SURVIVAL

         (a) The obligations of the Company and its Subsidiaries under Sections 5.1., 5.5., 7.9. and 13.3. and the obligations of the Lenders under
Section 12.5. shall survive the repayment of the Loans and the termination of the Commitments. No Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Unmatured Default which may arise by reason of any representation or warranty made or deemed made herein proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to know that such representation or warranty was false or misleading at the time such extension of credit was made.

         (b) All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Closing Date and at and as of the date of each Loan, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) modified as a result of activities of the Company or its Subsidiaries or changes in circumstances, in any case as permitted hereunder or consented to in accordance with the provisions hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Agent or the Lenders, any investigation or inquiry by the Agent or the Lenders, or by the making of any Loan under this Agreement.

13.10.   TABLE OF CONTENTS; DESCRIPTIVE HEADINGS

         The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

13.11.   COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same original instrument.

13.12.   GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

13.13.   CONSENT TO JURISDICTION

         Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of California or of the United States for the Northern District or Central District of California, and by execution and delivery of this Agreement, each of the Company, the Agent, the Facing Bank and the Lenders consents, for itself and in respect of its Property, to the non-exclusive jurisdiction of those courts. Each of the Company, the Agent, the Facing Bank and the Lenders irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Company, the Agent, the Facing Bank and the Lenders each waive personal service of any summons, complaint or other process which may be made by any other means permitted by California law.

13.14.   WAIVER OF JURY TRIAL

         EACH OF THE COMPANY, THE ARRANGER, THE AGENT, THE FACING BANK AND THE LENDERS HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY NOTE, OR ANY OTHER CREDIT DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; AND THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON THE SAME. NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY THE COMPANY AGAINST THE AGENT, THE FACING BANK OR ANY LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANYWAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER, THE NOTES OR UNDER THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. THE COMPANY AGREES THAT THIS
SECTION 13.14. IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO THE COMPANY ANY LOAN AND THE FACING BANK WOULD NOT ISSUE ANY LETTER OF CREDIT ON BEHALF OF THE COMPANY HEREUNDER IF THIS SECTION 13.14. WERE NOT PART OF THIS AGREEMENT.

13.15.   ACKNOWLEDGMENTS

         The Company hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party; (b) except as expressly provided in this Agreement or any of the Credit Documents, neither the Agent, the Facing Bank nor any Lender has any fiduciary relationship with or duty to the Company, and the relationship between the Agent, the Facing Bank and the Lenders on one hand, and the Company on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists between the Agent, the Facing Bank and the Lenders on one hand, and the Company on the other hand.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above WRITTEN.



                                    AMERICAN HEALTH PROPERTIES, INC.



                                    By: /s/ Michael J. McGee
                                       -------------------------------
                                       Name:   Michael J. McGee
                                            --------------------------
                                       Title:  Treasurer
                                             -------------------------





                    [Signatures continued on following page]

         [Continuation of the signature pages to the Credit Agreement]





                              WELLS FARGO BANK, N.A., as Arranger, Agent,
                                Lender and Facing Bank


                              By: /s/ Brian S. O'Melveny
                                 -------------------------------------------
                                Name:   Brian S. O'Melveny
                                     ---------------------------------------
                                Title:  Assistant Vice President
                                      --------------------------------------


                              Revolving Credit Commitment: $24,000,000 of which $2,400,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:

                              Wells Fargo Bank, N.A.
                              420 Montgomery Street, 9th Floor
                              MAC 0101-091
                              San Francisco, California  94163
                              Attention:  Mr. Brian O'Melveny
                              Telecopy No. (415) 362-5081


                              (Base Rate and Eurodollar Loans):

                              same as above




                 [Signature pages continued on following page]

         [Continuation of the signature pages to the Credit Agreement]




                              BANQUE PARIBAS, as Co-Agent and Lender


                              By: /s/ Clare Bailhe
                                 -------------------------------------------
                                Name:   Clare Bailhe
                                     ---------------------------------------
                                Title:  Vice President
                                      --------------------------------------

                              By: /s/ C. David Yates
                                 -------------------------------------------
                                Name:   C. David Yates
                                     ---------------------------------------
                                Title:  General Manager
                                      --------------------------------------


                              Revolving Credit Commitment: $20,000,000 of which $2,000,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:

                              Banque Paribas
                              101 California Street, Suite 3150
                              San Francisco, California  94111
                              Attention:  Ms. Claire O'Donnell Bailhe
                              Telecopy No. (415) 398-4240

                              (Base Rate and Eurodollar Loans):
                              same as above





                 [Signature pages continued on following page]

         [Continuation of the signature pages to the Credit Agreement]




                              FIRST UNION NATIONAL BANK OF NORTH
                                CAROLINA, as Co-Agent and Lender


                              By: /s/ Ann M. Dodd
                                 -------------------------------------------
                                Name:   Ann M. Dodd
                                     ---------------------------------------
                                Title:  Senior Vice President
                                      --------------------------------------


                              Revolving Credit Commitment: $20,000,000 of which $2,000,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:



                              First Union National Bank of North Carolina
                              301 South College Street
                              One First Union Center
                              NC0735
                              Charlotte, North Carolina  28288
                              Attention:  Ms. Tess Whelpley
                              Telecopy No. (704) 383-9144

                              (Base Rate and Eurodollar Loans):

                              same as above




                 [Signature pages continued on following page]

         [Continuation of the signature pages to the Credit Agreement]



                              NATIONSBANK OF TEXAS, N.A., as Co-Agent
                                and Lender


                              By: /s/ Brad W. DeSpain
                                 -------------------------------------------
                                Name:   Brad W. DeSpain
                                     ---------------------------------------
                                Title:  Vice President
                                      --------------------------------------


                              Revolving Credit Commitment: $20,000,000 of which $2,000,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:



                              NationsBank of Texas, N.A.
                              901 Main Street, 14th Floor
                              Dallas, Texas  75202
                              Attention:  Ms. Kay Hibbs
                              Telecopy No. (214) 508-0944

                              (Base Rate and Eurodollar Loans):

                              same as above





                 [Signature pages continued on following page]

         [Continuation of the signature pages to the Credit Agreement]



                              BHF-BANK, AKTIENGESELLSCHAFT, as
                                Lender


                              By: /s/ David Frankel
                                 -------------------------------------------
                                Name:   David Frankel
                                     ---------------------------------------
                                Title:  Vice President
                                      --------------------------------------


                              By: /s/ Maria V. Busby
                                 -------------------------------------------
                                Name:   Maria V. Busby
                                     ---------------------------------------
                                Title:  Assistant Vice President
                                      --------------------------------------


                              Revolving Credit Commitment: $14,000,000 of which $1,400,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:


                              BHF-Bank, Aktiengesellschaft
                              590 Madison Avenue, 30th Floor
                              New York, New York  10022
                              Attention:  Ms. Renata Boston
                              Telecopy No. (212) 756-5536

                              (Base Rate and Eurodollar Loans):

                              same as above





                 [Signature pages continued on following page]

         [Continuation of the signature pages to the Credit Agreement]



                              BANQUE NATIONALE DE PARIS, as
                                Lender


                              By: /s/ Clive Bettles
                                 -------------------------------------------
                                Name:   Clive Bettles
                                     ---------------------------------------
                                Title:  Senior Vice President & Manager
                                      --------------------------------------

                              By: /s/ Mitchell M. Ozawa
                                 -------------------------------------------
                                Name:   Mitchell M. Ozawa
                                     ---------------------------------------
                                Title:  Vice President
                                      --------------------------------------


                              Revolving Credit Commitment: $14,000,000 of which $1,400,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:


                              Banque Nationale de Paris
                              180 Montgomery Street
                              San Francisco, California  94104
                              Attention:  Mr. Don Hart
                              Telecopy No. (415) 989-9041

                              with a copy to:

                              Banque Nationale de Paris
                              725 South Figueroa Street, Suite 2090
                              Los Angeles, California  90017
                              Attention:  Mr. Mitchell Ozawa
                              Telecopy No. (213) 488-9602

                              (Base Rate and Eurodollar Loans):
                              same as above



                 [Signature pages continued on following page]

         [Continuation of the signature pages to the Credit Agreement]



                              COLORADO NATIONAL BANK, as Lender


                              By:  /s/ ROBERT M. SWARTZ
                                 -------------------------------------------
                                Name:  Robert M. Swartz
                                     ---------------------------------------
                                Title: Vice President
                                      --------------------------------------



                              Revolving Credit Commitment: $14,000,000 of which $1,400,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:

                              Colorado National Bank
                              918 Seventeenth Street, Suite 200
                              Denver, Colorado  80202
                              Attention:  Ms. Joni Fish
                              Telecopy No. (303) 585-4135

                              (Base Rate and Eurodollar Loans):

                              same as above





                 [Signature pages continued on following page]

         [Continuation of the signature pages to the Credit Agreement]



                              FLEET NATIONAL BANK OF
                                MASSACHUSETTS, as Lender



                              By:  /s/ GINGER STOLZENTHALER
                                 -------------------------------------------
                                Name:  Ginger Stolzenthaler
                                     ---------------------------------------
                                Title: Vice President
                                      --------------------------------------



                              Revolving Credit Commitment: $14,000,000 of which $1,400,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:



                              Fleet National Bank of Massachusetts
                              75 State Street
                              MA BOFO4A
                              Boston, Massachusetts  02109
                              Attention:  Ms. Ginger Stolzenthaler
                              Telecopy No. (617) 346-1634

                              (Base Rate and Eurodollar Loans):

                              same as above





                 [Signature pages continued on following page]

         [Continuation of the signature pages to the Credit Agreement]



                              KLEINWORT BENSON LIMITED, as
                                Lender



                              By:  /s/ PATRICK DONELAN
                                 -------------------------------------------
                                Name:  Patrick Donelan
                                     ---------------------------------------
                                Title: Director
                                      --------------------------------------



                              Revolving Credit Commitment: $10,000,000 of which $1,000,000 shall be the initial Pro Rata Share of the Letter of Credit Subcommitment

                              Applicable Lending Office:

                              Kleinwort Benson Limited
                              20 Fenchurch Street
                              London EC3P 3DB ENGLAND
                              Attention:  Robin Tilbury, Loans Administration
                              Telecopy:  011-44-171-956-6150

                              with a copy to:

                              Kleinwort Benson Limited
                              200 Park Avenue, 25th Floor
                              New York, New York  10166
                              Attention:  Ms. Abbie Baynes
                              Telecopy:  (212) 983-5981

                              (Base Rate and Eurodollar Loans):

                              same as above

                                    EXHIBIT A

                                FORM OF GUARANTY

         THIS GUARANTY is dated as of December 27, 1995 executed and delivered by each of AMIREIT (Frye), Inc., a North Carolina corporation, AMIREIT (Kendall), Inc., a Florida corporation, AMIREIT Lucy Lee, Inc., a Missouri corporation, AMIREIT (North Fulton), Inc., a Georgia corporation, AMIREIT (Palm Beach Gardens), Inc., a Florida corporation, AHE of California, Inc., a California corporation, AHE of Irvine, Inc., a California corporation, American Health Properties of Arizona, Inc., an Arizona corporation, AHP of Colorado, Inc., a Colorado corporation, AHP of Fayetteville, Inc., an Arkansas corporation, AHP of Illinois, Inc., an Illinois corporation, AHP of Kansas, Inc., a Kansas corporation, AHP of New Orleans, Inc., a Louisiana corporation, AHP of South Carolina, Inc., a South Carolina corporation, AHP of Sunrise, Inc., a Florida corporation, AHP of Tarpon Springs, Inc., a Florida corporation, AHP of Texas, Inc., a Texas corporation, AHP of Washington, Inc., a Washington corporation, AHP of West Virginia, Inc., a West Virginia corporation, and AHP of Utah, Inc., a Utah corporation, together with the Subsidiaries of the Company that may from time to time become a party hereto (each a "Guarantor", and, collectively, the "Guarantors") in favor of Wells Fargo Bank, N.A., in its capacity as agent (the "Agent"), and in its capacity as the Facing Bank (the "Facing Bank"), in favor of Banque Paribas, in its capacity as Co-Agent ("Banque Paribas"), in favor of First Union National Bank of North Carolina in its capacity as Co-Agent ("First Union"), in favor of NationsBank of Texas, N.A., in its capacity as Co-Agent ("NationsBank") and in favor of each Lender (present and future) under the Credit Agreement (as hereinafter defined) (the Lenders, NationsBank, First Union, Banque Paribas, the Facing Bank and the Agent being collectively referred to herein as the "Guaranteed Parties").

                                    PREAMBLE:

         The Lenders, Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, N.A., as Co-Agent, Wells Fargo Bank, N.A., as Arranger, Agent and Facing Bank, and American Health Properties, Inc., (the "Company") have entered into a Credit Agreement dated as of the date hereof. That Credit Agreement as it may be amended, modified, supplemented, or extended from time to time shall be referred to herein as the "Credit Agreement". Capitalized terms used herein and not defined herein are used herein with the respective meanings given such terms in the Credit Agreement.

         Pursuant to the Credit Agreement, the Lenders and the Facing Bank have made available to the Company certain financial accommodations on the terms and conditions set forth in the Credit Agreement. Also pursuant to the Credit Agreement, Permitted Subsidiaries created or acquired hereafter shall execute and deliver this Guaranty in consideration of such continuing financial accomodations.

         The Company owns at least 80% of the issued and outstanding ownership interests of each of the Guarantors.

         Each Guarantor will benefit, as a Subsidiary of the Company, from the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

         Each Guarantor is therefore willing to guarantee the payment in full of the principal of, and interest on, all Guaranteed Obligations (as defined below) owing by the Company to the Agent and the other Guaranteed Parties under the Credit Agreement and otherwise.

         It is a condition precedent to the Agent and the other Guaranteed Parties making such financial accommodations to the Company that each Guarantor execute and deliver this Guaranty.

         Accordingly, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, each Guarantor agrees as follows.

         SECTION 1. GUARANTY. Each Guarantor hereby jointly and severally, irrevocably and unconditionally, guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the following (the following collectively referred to as the "Guaranteed Obligations"): (a) the Loans, and the obligation of the Company to repay the same and the accrued interest thereon in accordance with the Credit Agreement;
(b) the Letters of Credit and the obligation of the Company to reimburse drafts and drawings paid pursuant thereto and any accrued interest thereon in accordance with the Credit Agreement; (c) the Reimbursement Obligations; (d) the Fees and all other Obligations of the Company under the Credit Agreement; (e) all other indebtedness and obligations now or hereafter owing by the Company to the Agent, the Facing Bank or the other Guaranteed Parties, whenever and however incurred or evidenced, whether direct or indirect, absolute or contingent, or due or to become due (including, but not limited to, any other loans or advances from time to time extended by the Agent or any other Guaranteed Party to the Company under any agreement whether or not evidenced by promissory notes or otherwise); and (f) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing.

         SECTION 2. GUARANTY OF PAYMENT AND NOT OF COLLECTION. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guaranteed Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any Guaranteed Party may have against the Company, any Guarantor or any other guarantor of the Guaranteed Obligations or commence any suit or other proceeding against the Company, any Guarantor or any other guarantor of the Guaranteed Obligations in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Company, any Guarantor or any other guarantor of the Guaranteed Obligations; or (c) to make demand of the Company or any other guarantor of the Guaranteed Obligations or to enforce or seek to enforce or realize upon any collateral security held by the Agent or any Lender which may secure any of the Guaranteed Obligations. In this connection, each Guarantor hereby waives any right it may have to require any holder of the Guaranteed Obligations to take action against the Company.

         SECTION 3. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several and absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

         (a) (i) any change in the amount, interest rate or due date or other term of any Guaranteed Obligations, or (ii) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations, or (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any Credit Document, or any other document or instrument evidencing any Guaranteed Obligations, or (iv) any renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

         (b) any lack of validity or enforceability of the Credit Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

         (c) any furnishing to the Guaranteed Parties of any security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Guaranteed Obligations;

         (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Company;

         (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or the Company or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

         (f) any non perfection of any security interest or lien on any collateral securing any of the Guaranteed Obligations;

         (g) any application of sums paid by the Company or any other Person with respect to the liabilities of the Company to the Guaranteed Parties, regardless of what liabilities of the Company remain unpaid;

         (h) any defect, limitation or insufficiency in the borrowing powers of the Company or in the exercise thereof;

         (i) any act or failure to act by any Guaranteed Party which may adversely affect any Guarantor's subrogation rights, if any, against the Company to recover payments made under this Guaranty;

         (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

         SECTION 4. ACTION WITH RESPECT TO GUARANTEED OBLIGATIONS. The Agent or any other Guaranteed Party may, at any time and from time to time, without the consent of, or notice to, the Guarantors, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3 above and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or increasing, decreasing or otherwise changing the interest rate or fees that may accrue on any of the Guaranteed Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Credit Document or any other document evidencing any Guaranteed Obligations; (c) sell, exchange, release or otherwise deal with all, or any part, of any property of the Company that may become collateral; (d) release any Person liable in any manner for the payment or collection of the Guaranteed Obligations; (e) exercise, or refrain from exercising, any rights against the Company or any other Person (including, without limitation, any other guarantor of the Guaranteed Obligations); and (f) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as such Guaranteed Party shall elect.

         SECTION 5. WAIVER. Each Guarantor, to the fullest extent permitted by law, hereby irrevocably waives each of the following, to the extent permitted by applicable law:

         (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations or this Guaranty;

         (b) any duty on the part of any Guaranteed Party to disclose to any Guarantor any matter, fact or thing relating to the business, operation or condition of the Company or its assets now known or hereafter known by the Guaranteed Parties;

         (c) all rights and defenses of each such Guarantor under Section 580a of the California Code of Civil Procedure;

         (d) all rights and defenses arising out of an election of remedies by any Guaranteed Party, even though that election of remedies has destroyed any Guarantor's rights of subrogation and reimbursement against the Company by the operation of Section 580d of the California Code of Civil Procedure and;

         (e) without limiting the generality of the foregoing or any other provision hereof, any rights and benefits that might otherwise be available to any Guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433, or any successor provisions.

Each Guarantor understands and agrees that the foregoing waivers and the other waivers, consents, releases and agreements contained in this Guaranty will, among other things, adversely and materially effect, and under certain circumstances may eliminate entirely, such Guarantor's rights or ability to collect monies from the Company that the Guarantor paid to the Guaranteed Parties on the Company's behalf and defenses that such Guarantor might have to payment of the Guaranteed Obligations. This result may often occur because of the actions of the Guaranteed Parties, such as electing certain remedies and foregoing or delaying others, releasing security, or modifying the Guaranteed Obligations, all without notice to or consent from any Guarantor.

         SECTION 6. INABILITY TO ACCELERATE LOAN. If any Guaranteed Party or the holder of any of the Guaranteed Obligations is prevented under any Requirement of Law or otherwise from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Guaranteed Party or such holder shall be entitled to receive from the Guarantors, jointly and severally, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

         SECTION 7. REINSTATEMENT OF GUARANTEED OBLIGATIONS. If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including the Company or a trustee in bankruptcy for the Company), then, and in such event, each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of the Company, and such Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

         SECTION 8. WAIVER OF SUBROGATION. . Each Guarantor hereby irrevocably waives any claims and other rights that it now has or may hereafter acquire against the Company, any Guarantor or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor's obligations under this Guaranty or any other Credit

Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guaranteed Party against the Company, any Guarantor or any collateral that any Guarantor now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of any such claim or other right. If any amount is paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations have not been paid in full, such amounts shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties and shall be forthwith paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents. Each Guarantor acknowledges that it has received and will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 8 is knowingly made in contemplation of such benefits. This waiver of subrogation is for the benefit of the Company and the Guaranteed Parties and the foregoing waiver may not be revoked by any Guarantor without the prior, written consent of the Agent on behalf of the other Guaranteed Parties.

         SECTION 9. PAYMENTS FREE AND CLEAR. All sums payable by the Guarantors hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any governmental agency or authority, wherever located, or any statute, rule or regulation promulgated thereby), and in the event that any Guarantor is required by such applicable law or by such governmental agency or authority to make any such deduction or withholding, each Guarantor jointly and severally agrees that the Guarantors shall pay to the Guaranteed Parties such additional amount as will result in the receipt by the Agent on behalf of the Guaranteed Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

         SECTION 10. SET-OFF. Each Guarantor authorizes the Agent and the other Guaranteed Parties at any time and from time to time, without notice to any Guarantor, which notice each Guarantor hereby expressly waives, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final, including any negotiable or non-negotiable certificate of deposit now or hereafter issued by the Agent or the other Guaranteed Parties to any Guarantor) or other indebtedness owing by such Agent or Guaranteed Party to any Guarantor, to the then outstanding Guaranteed Obligations then due and payable. The Agent or any other Guaranteed Party may exercise this right of setoff whether or not such Agent or Guaranteed Party has made demand for, or accelerated, any Guaranteed Obligations. The rights of the Agent and the other Guaranteed Parties under this Section are in addition to, and not in limitation or substitution of, other rights and remedies (including, but not limited to, other rights of set-off) that the Agent and the other Guaranteed Parties may have.

         SECTION 11. SUBORDINATION OF THE COMPANY'S OBLIGATIONS TO THE GUARANTORS. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Guaranteed Parties that all obligations and liabilities owing by the Company to such Guarantor of whatsoever description including, without limitation, all intercompany receivables owing to each Guarantor from the Company ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of the Company to the Agent and other Guaranteed Parties under the terms of the Credit Agreement and the other Credit Documents ("Senior Claims").

         If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by the Company to any Guarantor on account of or in any manner in respect of any Junior Claim and no Guarantor shall receive or accept any such direct or indirect payment.

         In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim. For the purposes of the previous sentence, "Proceeding" means the Company or any Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") or any other applicable bankruptcy laws; or any involuntary case is commenced against the Company or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any Guarantor, or the Company or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Guarantor, or any such proceeding is commenced against the Company or any Guarantor, or the Company or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Company or any Guarantor makes a general assignment for the benefit of creditors; or the Company or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Company or any Guarantor for the purpose of effecting any of the foregoing.

         In the event any direct or indirect payment or distribution is made to the Guarantor in contravention of this Section 11, such payment or distribution shall be deemed received in trust for the benefit of the Agent and other Guaranteed Parties and shall be immediately paid over to the Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

         Each Guarantor agrees to execute such additional documents as the Agent may reasonably request to evidence the subordination provided for in this
Section 11.

         SECTION 12. AUTOMATIC ACCELERATION IN CERTAIN EVENTS. Upon the occurrence of an Event of Default specified in Section 11.6 or Section 11.7 of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, jointly and severally, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Company has then been accelerated. In addition, if any event of the Events of Default described in Section 11.6 or Section 11.7 of the Credit Agreement should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, jointly and severally, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Company has then been accelerated.

         SECTION 13. LIMITATION ON GUARANTOR LIABILITY. (a) It is the intent of the Guarantors and the Guaranteed Parties that any Guarantor's maximum liability hereunder shall be, but not in excess of:

                  (i) in a Proceeding commenced by or against any Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a Proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (iii) in a Proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of any Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

         (b) To the end set forth in Section 13(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render any Guarantor insolvent, or leave any Guarantor with an unreasonably small capital to conduct its business, or cause any Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions, the maximum Guaranteed Obligations for which any such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions.

         (c) This Section 13 shall be applicable only in connection with a Proceeding brought by or against a Guarantor and is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance under the Avoidance Provisions in connection with any such Proceeding. Neither the Guarantors nor any other Person shall have any right or claim under this Section 13 as against the Guaranteed Parties that would not otherwise be available to the Guarantors or such other Person outside of any Proceeding.

         (d) Notwithstanding anything in this Guaranty to the contrary, the maximum liability of any Guarantor that is not a Wholly-Owned Subsidiary of the Company shall be such amount as set forth next to its signature hereto, together with interest thereon, fees and costs of collection.

         SECTION 14. INFORMATION. The Guarantors assume all responsibility for being and keeping informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantors assume and incur hereunder, and agree that none of the Guaranteed Parties will have any duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 15. REPRESENTATIONS AND WARRANTIES OF GUARANTORS. Each Guarantor represents and warrants as follows:

                  (a) Corporate Existence and Power. Such Guarantor: (i) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the power and authority and all governmental licenses, authorizations, consents, and approvals to own its assets, carry on its business, and execute, deliver, and perform its obligations under this Guaranty; (iii) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease, or operation of assets or the conduct of its business requires such qualification or license; and (iv) is in compliance with all Requirements of Law; except, in each case referred to in subsection (iii) or subsection (iv) of this Section 15(a), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

         (b) Corporate Authorization; No Contravention; No Default. The execution, delivery, and performance by each Guarantor of this Guaranty have been duly authorized by all necessary corporate action by such Guarantor, and do not and will not: (i) contravene the terms of any Guarantor's articles of incorporation or bylaws; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Material Contract to which any Guarantor is a party or any order, injunction, writ, or decree of any Governmental Agency to which any Guarantor or its assets are subject; or (iii) violate any applicable law, ordinance, rule, or regulation in a manner which materially adversely affects or could reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole. No Guarantor is in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

         (c) Binding Effect. This Guaranty constitutes the legal, valid, and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         (d) Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Agency, against such Guarantor or any of its assets which (i) purport to affect or pertain to this Guaranty, any other Credit Document, or any of the transactions contemplated hereby or thereby; or (ii) if determined adversely to such Guarantor would reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

         (e) Regulated Entity. Neither any Guarantor nor any Person controlling any Guarantor is (i) an "investment company" within the meaning of the Investment Company Act of 1940; or (ii) subject to regulation under any federal or state statute or regulation limiting any Guarantor's ability to incur its obligations hereunder.

         (f) No Burdensome Restrictions. No Guarantor nor any of its Subsidiaries is a party to or bound by any contractual obligation, or subject to any charter or corporate restriction, or any applicable law, ordinance, rule, or regulation which could reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

         (g) No Action Required. No consent, license, permit, approval or authorization or, exemption by, notice or report to, or registration, filing, or declaration with any Governmental Agency or of, to, or with any other Person, is or will be required for (i) the execution, delivery, or performance of this Guaranty by any Guarantor or (ii) the exercise by any Guaranteed Party of any of its rights and remedies provided for herein.

         (h) Changes Affecting the Guaranteed Obligations. Each Guarantor has taken and is taking all steps in its opinion necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Guaranteed Obligations.

         (i) Financial Condition of Company. This Guaranty is not made by any Guarantor in reliance on any representation or warranty, express or implied, by any Guaranteed Party concerning the financial condition of Company, the nature, value, or extent or any security for the Guaranteed Obligations, or any other matter. Each Guarantor is presently informed of the financial condition or Company and or all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations.

         (j) Accuracy and Completeness of Supplied Information; Full Disclosure. All information herein is, and all information hereafter supplied to any Guaranteed Party by or on behalf of any Guarantor in connection herewith will be, accurate and complete in all material respects. None of the representations or warranties made by any Guarantor herein as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Guarantor in connection with any of the Credit Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         SECTION 16. COVENANTS OF THE GUARANTORS. Until the Guaranteed Obligations have been indefeasibly paid and performed in full, each Guarantor hereby covenants and agrees with the Guaranteed Parties that:

         (a) such Guarantor shall comply with all Requirement of Laws to which it or its properties is subject;

         (b) such Guarantor shall not merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any

Person or entity or permit any Subsidiary to do any of the foregoing, except as otherwise permitted by the Credit Agreement.

         SECTION 17. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

         SECTION 18. CONSENT TO JURISDICTION. Any legal action or proceeding with respect to this Guaranty, the Credit Agreement or any other Credit Document may be brought in the courts of the State of California or of the United States for the Northern District or Central District of California, and by execution and delivery of this Agreement, each of the Guarantors consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Guarantors irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Guaranty, any Credit Document or any document related hereto. The Guarantors each waive personal service of any summons, complaint or other process which may be made by any other means permitted by California law.

         SECTION 19. WAIVER OF JURY TRIAL. EACH OF THE GUARANTORS HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; AND EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON THE SAME. NOTWITHSTANDING ANYTHING CONTAINED IN THIS GUARANTY OR THE CREDIT AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST THE AGENT, THE FACING BANK OR ANY LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER, THE CREDIT AGREEMENT OR UNDER THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND THE COMPANY HEREBY WAIVES, RELEASE AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES.

         SECTION 20. LOAN ACCOUNTS. The Agent on behalf of the other Guaranteed Parties may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guaranteed Obligations, and in the case of any dispute relating to any Guaranteed Obligation, the entries in such account shall be binding upon the Guarantors as to the outstanding amount of such Guaranteed Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the

Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

         SECTION 21. WAIVER OF REMEDIES. No delay or failure on the part of the Agent or any other Guaranteed Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

         SECTION 22. SUCCESSORS AND ASSIGNS. Each reference herein to the Agent or any other Guaranteed Party shall be deemed to include the Agent's and such other Guaranteed Party's successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include such Guarantor's executors, administrators, successors and assigns, upon whom this Guaranty also shall be binding. The Agent and any other Guaranteed Party may assign, transfer or sell any Guaranteed Obligation, or grant or sell participation in any Guaranteed Obligations, pursuant to the terms of the Credit Documents, to any Person or entity without the consent of, or notice to, the Guarantors and without releasing, discharging or modifying the Guarantors' obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any other Guaranteed Party to any assignee, transferee or participant of any financial or other information regarding the Company or the Guarantors. The Guarantors may not assign or transfer any obligations hereunder to any Person or entity.

         SECTION 23. JOINT AND SEVERAL GUARANTEED OBLIGATIONS. This Guaranty shall be continuing, absolute and unconditional and shall remain in full force and effect as to all Guarantors hereunder, despite the fact that a Guarantor shall become dissolved or liquidated or shall otherwise be released or discharged from its obligations hereunder; the obligation of the Guarantors being joint and several and each of the Guarantors is liable for the full amount of the Guaranteed Obligations.

         SECTION 24. SURVIVAL OF AGREEMENT. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Credit Agreement, the making of the Loans and the execution and delivery of the other Credit Documents.

         SECTION 25. AMENDMENTS. This Guaranty may not be amended except in writing signed by the Agent and the Guarantors.

         SECTION 26. PAYMENTS/EXPENSES. All payments made by any Guarantor pursuant to this Guaranty shall be made in the lawful currency of the United States of America, in immediately available funds to the main office of the Agent, not later than 11:00 a.m., San Francisco time, on the date three business days after demand therefor. The Guarantors hereby jointly and severally agree to pay, on demand, all costs and expenses incurred by the Guaranteed Parties in the collection and enforcement of this Guaranty including the fees and disbursements of counsel to the Guaranteed Parties if collection is sought by or through an attorney.

         SECTION 27. NOTICES. All notices, demands or other communications to any Guarantor hereunder shall be in writing and shall be mailed or hand delivered or sent via facsimile transmission to the address for such Guarantor set forth below its signature hereto. All such notices, demands and communications shall be deemed received by a Guarantor (a) if personally delivered or by messenger or overnight courier or delivered via facsimile transmission, on the date of delivery thereof or (b) if through the United States mail, on the earlier of (i) the date three days after the posting thereof and (ii) the date of actual receipt by such Guarantor.

         SECTION 28. SEVERABILITY. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 29. HEADINGS. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

         SECTION 30. REVIEW OF CREDIT AGREEMENT/CREDIT DOCUMENTS. Each Guarantor acknowledges that, prior to the execution and delivery of this Guaranty, such Guarantor has had the opportunity to review and ask questions regarding the Credit Agreement and the other Credit Documents referred to therein and to discuss the same and this Guaranty with its counsel.

                      [Signatures begin on following page]

         IN WITNESS WHEREOF, the Guarantors have duly executed and delivered this Guaranty as of the date and year first written above.

                                   AMIREIT (FRYE), INC.


                                   By: /s/ Michael J. McGee
                                      --------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AMIREIT (Frye), Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AMIREIT (KENDALL), INC.


                                   By: /s/ Michael J. McGee
                                      --------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AMIREIT (Kendall), Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AMIREIT LUCY LEE, INC.


                                   By: /s/ Michael J. McGee
                                      ------------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AMIREIT Lucy Lee, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AMIREIT (NORTH FULTON), INC.


                                   By: /s/ Michael J. McGee
                                      ------------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AMIREIT (North Fulton), Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AMIREIT (PALM BEACH GARDENS), INC.


                                   By:    /s/ Michael J. McGee
                                      -------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AMIREIT (Palm Beach Gardens), Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AHE OF CALIFORNIA, INC.


                                   By:    /s/ Michael J. McGee
                                      -------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHE of California, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AHE OF IRVINE, INC.


                                   By: /s/ Michael J. McGee
                                      ----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHE of Irvine, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AMERICAN HEALTH PROPERTIES OF
                                     ARIZONA, INC.


                                   By: /s/ Michael J. McGee
                                      -----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   American Health Properties of Arizona, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AHP OF COLORADO, INC.


                                   By: /s/ Michael J. McGee
                                      -----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Colorado, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AHP OF FAYETTEVILLE, INC.


                                   By: /s/ Michael J. McGee
                                      -----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Fayetteville, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AHP OF IDAHO, INC.


                                   By: /s/ Michael J. McGee
                                      -----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Idaho, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AHP OF ILLINOIS, INC.


                                   By: /s/ Michael J. McGee
                                      -----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Illinois, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AHP OF KANSAS, INC.


                                   By: /s/ Michael J. McGee
                                      ----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Kansas, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AHP OF NEW ORLEANS, INC.


                                   By: /s/ Michael J. McGee
                                      ----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of New Orleans, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AHP OF SOUTH CAROLINA, INC.


                                   By: /s/ Michael J. McGee
                                      ----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of South Carolina, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AHP OF SUNRISE, INC.


                                   By: /s/ Michael J. McGee
                                      ----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Sunrise, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AHP OF TARPON SPRINGS, INC.


                                   By:    /s/ Michael J. McGee
                                      --------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Tarpon Springs, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AHP OF TEXAS, INC.


                                   By:    /s/ Michael J. McGee
                                      --------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Texas, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AHP OF WASHINGTON, INC.


                                   By: /s/ Michael J. McGee
                                      ----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Washington, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                                   AHP OF WEST VIRGINIA, INC.


                                   By: /s/ Michael J. McGee
                                      ----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of West Virginia, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                                   AHP OF UTAH, INC.


                                   By: /s/ Michael J. McGee
                                      ----------------------------------------
                                      Michael J. McGee
                                      Vice President

                                         Address for Notices:

                                   AHP of Utah, Inc.
                                   c/o American Health Properties, Inc.
                                   6400 South Fiddler's Green Circle, Suite 1800 Englewood, Colorado 80111
                                   Attention:  Mr. Michael J. McGee
                                   Telephone Number:(303) 796-9793
                                   Telecopy Number:(303) 796-9708

                    [Signatures continued on following page]

                       [Signatures of Guaranty continued]

                 Signature Page for Non-Wholly-Owned Subsidiary

Limit on Guarantor Liability           [NON-WHOLLY-OWNED
                                       SUBSIDIARY GUARANTOR]

$
 ----------------------------
[Insert Investment* of Company in      By:
                                          ---------------------------
Subsidiary]                               Title:
                                                ---------------------

                                             Address for Notices:

                                       ------------------------------
                                       ------------------------------
                                       ------------------------------

                                       Attention:
                                                 --------------------
                                       Telephone Number:
                                                        -------------
                                       Telecopy Number:
                                                       --------------

* The amount to be inserted in the foregoing blank is the book value of the Company's investment (whether direct or indirect) in the Subsidiary.

                                    EXHIBIT B

                          FORM OF REVOLVING CREDIT NOTE

$
 ------------------
                                                       San Francisco, California
                                                               December 27, 1995

         FOR VALUE RECEIVED, the undersigned, AMERICAN HEALTH PROPERTIES, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of ______________________________[LENDER] (the "Lender"), at the office of WELLS
FARGO BANK, N.A. (the "Agent"), at 420 Montgomery Street, 9th Floor, San Francisco, California 94163, on the Maturity Date (as defined in the Credit Agreement dated as of December 27, 1995, as the same may be amended, modified, restated or supplemented from time to time (the "Credit Agreement"), among the Maker, the Lenders named therein, Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, N.A., as Co-Agent and Wells Fargo Bank, N.A., as Arranger, Agent and Facing Bank) the lesser of the principal sum of _________________DOLLARS ($________) and the aggregate unpaid principal amount of all outstanding Revolving Credit Loans made by the Lender to the Maker pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates and at such times and in such amounts as determined pursuant to the terms of the Credit Agreement.

         The Maker promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the Default Rate, determined as set forth in the Credit Agreement.

         The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Credit Agreement. The non exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         The date, amount, Type, interest rate and (if applicable) duration of Interest Period (as such terms are defined in the Credit Agreement) applicable to all borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be recorded by such holder in its internal records and, prior to any transfer of this Revolving Credit Note, endorsed by the holder on the schedule attached hereto or any continuation thereof; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

         This Revolving Credit Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         This Revolving Credit Note is entitled to the benefits of the Credit Documents (as defined in the Credit Agreement).

                                       AMERICAN HEALTH PROPERTIES, INC.

                                       By:
                                          ---------------------------
                                       Name:
                                            -------------------------

                                       Title:
                                             ------------------------
                                                     [CORPORATE SEAL]

                                   EXHIBIT A

                               LOANS AND PAYMENTS

---------------------------------------------------------------------------------------------------------------------
                                                   DURATION OF
                                                    INTEREST                            UNPAID         NAME OF PERSON
                                    INTEREST         PERIOD           PAYMENTS OF     PRINCIPAL            MAKING
   DATE      AMOUNT       TYPE        RATE       (IF APPLICABLE)       PRINCIPAL    BALANCE OF NOTE       NOTATION
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                        FORM OF LETTER OF CREDIT REQUEST

                                     [Date]

Wells Fargo Bank, N.A., as Facing Bank
420 Montgomery Street
San Francisco, California 94163
Attention:  Mr. Brian O'Melveny

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of December 27, 1995 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among American Health Properties, Inc. (the "Company"), certain other financial institutions initially a signatory thereto together with those assignees pursuant to Section 13.6 thereof (the "Lenders"), Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, as Co-Agent and Wells Fargo Bank, N.A., as Arranger, Agent and Facing Bank (in its capacity as Facing Bank, the "Facing Bank").

         Pursuant to Section 3.2(a) of the Credit Agreement, the Company hereby requests that the Facing Bank issue a Letter of Credit an amount equal to $_____________ for the benefit of ___________________ (the "Beneficiary") for the purpose of ____________________.

         The Company requests that the Letter of Credit be made available to the Beneficiary on __________, 199__.

         The Company hereby further certifies that (i) as of the date hereof,
(ii) as of the date of the requested Letter of Credit, and (iii) after giving effect to the Letter of Credit requested hereby:

         (a) No Event of Default or Unmatured Default has occurred and is continuing;

         (b) The representations and warranties set forth in Article 7 of the Credit Agreement remain true, complete and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (ii) an event or condition has occurred that would render such representations or warranties untrue but that is expressly permitted by the terms of the Credit Agreement, or (iii) an event or condition has occurred that would render such representations or warranties untrue but that has been previously disclosed in writing to the Lenders and does not constitute, or would not reasonably foreseeably have, a Material Adverse Effect;

         (c) The use of the proceeds of such extension of credit shall not violate any Requirement of Law applicable to or binding upon the Company or
Section 3.1(b) of the Credit Agreement; and

         (d) Attached hereto is a properly completed letter of credit application of the Facing Bank relating to the issuance of the proposed Letter of Credit.

         If notice of this Letter of Credit Request has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 3.2(a) of the Credit Agreement.

                                       AMERICAN HEALTH PROPERTIES, INC.

                                       By:
                                          ---------------------------
                                          Title:
                                                ---------------------

                                   EXHIBIT D-1

                           FORM OF NOTICE OF BORROWING

                                     [Date]

Wells Fargo Bank, N.A., as Agent
420 Montgomery Street
San Francisco, California 94163
Attention:  Mr. Brian O'Melveny

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of December 27, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among American Health Properties, Inc. (the "Company"), the Lenders from time to time parties thereto, Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, as Co-Agent and Wells Fargo Bank, N.A., as Arranger, Agent and Facing Bank (in its capacity as Agent, the "Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         Pursuant to Section 4.7 of the Credit Agreement, the Company hereby gives you irrevocable notice that the Company hereby requests a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan (the "Proposed Borrowing") as required by Section 4.7 of the Credit Agreement.

         (a) The Business Day of the Proposed Borrowing is ______________.

         (b) The amount of the Proposed Borrowing is $______________.

         (c) The Type of the Proposed Borrowing is [Base Rate Loan][Eurodollar Loan].

         (d) If a Eurodollar Loan, the Interest Period of the Proposed Borrowing is [one][three][six] months.

         (e) The proceeds of the Loan will be used for _________________________ [reference one of approved uses described in Section 2.14].

             Choose the appropriate statement:

             (i) If the proceeds of the Loan are being used pursuant to Section 2.14(ii):

             (A) The Proposed Borrowing is an initial Loan permitted pursuant to
Section 2.14(ii), and the principal amount of such initial Loan is not greater than the


                                     D-1-1
dividends due with respect to the immediately preceding fiscal quarter of the Company; or

                  (B) The Proposed Borrowing is being made pursuant to Section 2.14(ii). The Proposed Borrowing is not an initial Loan permitted pursuant to that Section; however, the amount of the Proposed Borrowing, together with other similar Borrowings made pursuant to Section 2.14(ii) during the current fiscal quarter do not exceed the aggregate amount of payments or prepayments of Loans made during the next preceding fiscal quarter (other than prepayments made pursuant to Section 2.11 of the Credit Agreement).

                  (ii) If the proceeds of the Loan are being used pursuant to
Section 2.14(iii):

                  (A) The Proposed Borrowing is an initial Loan permitted pursuant to Section 2.14(ii), and the aggregate principal amount of all such initial Loans is not greater than $50,000,000; or

                  (B) The Proposed Borrowing is being made pursuant to Section 2.14(iii). The Proposed Borrowing is not an initial Loan permitted pursuant to that Section; however, the amount of the Proposed Borrowing, together with other similar Borrowings made pursuant to Section 2.14(iii) do not exceed the aggregate amount of payments or prepayments of Loans made pursuant to Section 2.11(c) or (d).

         The Company hereby further certifies that (i) as of the date hereof,
(ii) as of the date of the requested borrowing, and (iii) after giving effect to the requested borrowing:

         (a) No Unmatured Default or Event of Default has occurred and is continuing;

         (b) The representations and warranties set forth in Article 7 of the Credit Agreement remain true, complete and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (ii) an event or condition has occurred that would render such representations or warranties untrue but that is expressly permitted by the terms of the Credit Agreement, or (iii) an event or condition has occurred that would render such representations or warranties untrue but that has been previously disclosed in writing to the Lenders and does not constitute, or would not reasonably foreseeably constitute, a Material Adverse Change; and

                                     D-1-2

         (c) The use of the proceeds of such extension of credit shall not violate any Requirement of Law applicable to or binding upon the Company or
Section 2.14 of the Credit Agreement.

                                       AMERICAN HEALTH PROPERTIES, INC.

                                       By:
                                          ---------------------------
                                          Name:
                                               ----------------------
                                          Title:
                                                ---------------------


                                     D-1-3

                                   EXHIBIT D-2

                          FORM OF NOTICE OF CONVERSION

                                     [Date]

Wells Fargo Bank, N.A., as Agent
420 Montgomery Street
San Francisco, California 94163
Attention:  Mr. Brian O'Melveny

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of December 27, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among American Health Properties, Inc. (the "Company"), the Lenders from time to time parties thereto, Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, N.A., as Co-Agent and Wells Fargo Bank, N.A., as Arranger, Agent and Facing Bank (in its capacity as Agent, the "Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         Pursuant to Section 2.2 of the Credit Agreement, the Company hereby irrevocably requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 4.7 of the Credit Agreement:

         (a) The requested date of the Proposed Conversion is _____________, 199__.

         (b) The Type of Loans subject to the Proposed Conversion are presently [Base Rate Loans][Eurodollar Loans].

         (c) [All of such Loans are subject to the Proposed Conversion][The aggregate principal amount of such Loans subject to the Proposed Conversion is $___________ (the "Conversion Amount")].

         (d) [The Conversion Amount ][Each of the Loans] is to be converted into [Base Rate Loans][Eurodollar Loans], each having an initial Interest Period of [one][three][six] months.

         The Company hereby further certifies that (i) as of the date hereof,
(ii) as of the date of the Proposed Conversion, and (iii) after giving effect to the Proposed Conversion:

                                     D-2-1

         (a) No Unmatured Default or Event of Default has occurred and is continuing;

         (b) The representations and warranties set forth in Article 7 of the Credit Agreement remain true, complete and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (ii) an event or condition has occurred that would render such representations or warranties untrue but that is expressly permitted by the terms of the Credit Agreement, or (iii) an event or condition has occurred that would render such representations or warranties untrue but that has been previously disclosed in writing to the Lenders and does not constitute, or would not reasonably foreseeably constitute, a Material Adverse Change; and

         (c) The use of the proceeds of such extension of credit shall not violate any Requirement of Law applicable to or binding upon the Company.


                                       AMERICAN HEALTH PROPERTIES, INC.

                                       By:
                                          ---------------------------
                                          Title:
                                                ---------------------

                                     D-2-2

                                   EXHIBIT D-3

                         FORM OF NOTICE OF CONTINUATION

                                     [Date]

Wells Fargo Bank, N.A., as Agent
420 Montgomery Street
San Francisco, California 94163
Attention:  Mr. Brian O'Melveny

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of December 27, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among American Health Properties, Inc. (the "Company"), the Lenders from time to time parties thereto, Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, N.A., as Co-Agent and Wells Fargo Bank, N.A., as Arranger, Agent and Facing Bank (in its capacity as Agent, the "Agent"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         Pursuant to Section 2.2 of the Credit Agreement, the Company hereby irrevocably requests a Continuation of a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation (the "Proposed Continuation") as required by Section 4.7 of the Credit
Agreement:

         (a) The requested date of the Proposed Continuation is ____________, 199__;

         (b) The aggregate amount of the Loans subject to such Continuation is $________________________; and

         (c) The duration of the selected Interest Period for the Loans which are the subject of such Continuation is: __________________________.

         The Company hereby further certifies that (i) as of the date hereof,
(ii) as of the date of the Proposed Continuation, and (iii) after giving effect to the Proposed Continuation:

         (a) No Unmatured Default or Event of Default has occurred and is continuing;

         (b) The representations and warranties set forth in Article 7 of the Credit Agreement remain true, complete and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an

                                     D-3-1
earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (ii) an event or condition has occurred that would render such representations or warranties untrue but that is expressly permitted by the terms of the Credit Agreement, or (iii) an event or condition has occurred that would render such representations or warranties untrue but that has been previously disclosed in writing to the Lenders and does not constitute, or would not reasonably foreseeably constitute, a Material Adverse Change; and

         (c) The use of the proceeds of such extension of credit shall not violate any Requirement of Law applicable to or binding upon the Company.


                                       AMERICAN HEALTH PROPERTIES, INC.

                                       By:
                                          ---------------------------
                                          Title:
                                                ---------------------

                                     D-3-2

                                    EXHIBIT E

                           FORM OF OPINION OF COUNSEL

                                December 27, 1995

Wells Fargo Bank, N.A.
as Arranger, Agent and Facing Bank
420 Montgomery Street
San Francisco, California 94163

and

The financial institutions that have or may become Lenders under the Credit
Agreement described below

         RE: Credit Agreement dated as of December 27, 1995, among American Health Properties, Inc., the financial institutions that are signatories thereto, Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, N.A., as Co-Agent and Wells Fargo Bank, N.A., as Arranger, Agent and Facing Bank

Ladies and Gentlemen:

         We have acted as counsel to American Health Properties, Inc., a Delaware corporation (the "Company"); AMIREIT (Frye), Inc., a North Carolina corporation ("Frye"); AMIREIT (Kendall), Inc., a Florida corporation ("Kendall"); AMIREIT Lucy Lee, Inc., a Missouri corporation ("Lucy Lee"); AMIREIT (North Fulton), Inc., a Georgia corporation ("North Fulton"); AMIREIT (Palm Beach Gardens), Inc., a Florida corporation (Palm Beach Gardens"); AHE of California, Inc., a California corporation ("California"); AHE of Irvine, Inc., a California corporation ("Irvine"); American Health Properties of Arizona, Inc., an Arizona corporation ("Arizona") ; AHP of Colorado, Inc., a Colorado corporation ("Colorado"), AHP of Fayetteville, an Arkansas corporation ('Fayetteville"); AHP of Illinois, Inc., an Illinois corporation ("Illinois"); AHP of Kansas, Inc., a Kansas corporation ("Kansas"); AHP of New Orleans, a Louisiana corporation ("New Orleans"); AHP of South Carolina, Inc., a South Carolina corporation ("South Carolina"), AHP of Sunrise, Inc., a Florida corporation ("Sunrise"); AHP of Tarpon Springs, Inc., a Florida corporation ("Tarpon Springs"); AHP of Texas, Inc., a Texas corporation ("Texas"); AHP of Washington, Inc., a Washington corporation ("Washington"), AHP of West Virginia, Inc., a West Virginia corporation ("West Virginia"); and AHP of Utah, Inc., a Utah corporation ("Utah")(Frye, Kendall, Lucy Lee,

North Fulton, Palm Beach Gardens, California, Irvine, Arizona, Colorado, Fayetteville, Illinois, Kansas, New Orleans, South Carolina, Sunrise, Tarpon Springs, Texas, Washington, West Virginia and Utah are herein collectively referred to as the "Guarantors" and the Guarantors and the Company are herein collectively referred to as the "Credit Parties"). This opinion is being delivered to you pursuant to Section 6.1 of the Credit Agreement.

         In these capacities we have reviewed the following:

         (a)      the Credit Agreement;

         (b)      the Subsidiary Guaranty; and

         (c)      the Notes.

Capitalized terms used in this opinion which are defined in the Credit Agreement have the meaning specified therein, unless otherwise defined herein.

In addition to the foregoing, we have reviewed the articles of incorporation and by-laws of each of the Credit Parties and certain resolutions of the boards of directors of each of the Credit Parties (collectively, the "Organizational Documents"). We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments, and made such other investigations of law and fact, as we have deemed necessary or advisable for the purposes of rendering this opinion. In our examination of documents, we assumed the genuineness of all signatures on documents presented to us as originals (other than signatures on behalf of the Credit Parties on the Credit Documents) and the conformity to originals of documents presented to us as conformed or reproduced copies.

         Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

         1. Each of the Credit Parties (i) is an existing corporation and in good standing under the laws of its jurisdiction of incorporation and (ii) has the corporate power to execute, deliver and perform the Credit Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted and as proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement.

         2. Each of the Credit Parties has duly authorized the execution and delivery of the Credit Documents to which it is a party and all performance by it thereunder. Each of the Credit Parties has duly executed and delivered such Credit Documents.

         3. The execution, delivery and performance by each Credit Party of each Credit Document to which it is a party (i) require no action or consent by or in respect of, or filing with, any governmental body, agency or official of the State of Colorado or of the federal government of the United States and (ii) do not contravene, or constitute a default under, any provision of applicable Colorado or United States federal law or regulation or of the Organizational Documents or Material Contracts of such Credit Party, or, to the best of our knowledge of any judgment, injunction, order, decree or other instrument binding on such Credit Party or result in the creation or imposition of any Lien on any asset of any Credit Party.

         4. If the Credit Documents were governed by the laws of the State of Colorado, each of the Credit Documents would constitute the legal, valid and binding obligation of each Credit Party a party thereto, enforceable against such Credit Party in accordance with its terms.

         5. None of the Credit Parties is (a) an "investment company" or a company "controlled, by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935 or restricted in its ability to borrow money or to consummate the transactions contemplated by the Credit Documents or to perform its obligations under any Credit Document by the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other applicable law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by the Credit Agreement or to perform its obligations under any Credit Document to which it is a party.

         6. Assuming that the Company applies the proceeds of the Loans and the Letters of Credit as provided in the Credit Agreement, the transactions contemplated by the Credit Agreement do not violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve.

         7. The consideration to be paid to the Arranger, the Agent, the Facing Bank and the Lenders for the financial accommodations to be provided to the Company pursuant to the Credit Agreement do not violate any law of the State of Colorado relating to interest and usury.

         8. No taxes, including, but not limited to, intangible or documentary stamp taxes, shall be payable to the State of Colorado or any jurisdiction therein on account of the execution or delivery of the Credit Documents.

         9. In a properly presented and argued case, a Colorado state court or a federal court sitting in Colorado as the forum state, applying Colorado conflict of laws principles should enforce the choice of law provisions in the Credit Documents.

         10. Each of the Credit Parties has met the requirements for qualification as a REIT pursuant to the Code for the taxable years ended December 31, 19__ through December 31, 1994 and each of the Credit Party's present method of operations and its assets and contemplated income are such that each Credit Party is in a position to so qualify for the taxable year ending December 31, 1995.

         11. To the best of our knowledge, there does not exist any litigation or governmental proceedings, pending or threatened against any of the Credit Parties which purport to affect the legality, validity, binding effect or enforceability of any of the Credit Documents or which are likely to have a material adverse effect upon the financial condition or operations of the Company or its Subsidiaries.

         12. The Notes may be executed and delivered in the manner contemplated by the Credit Agreement without registration under the Securities Act of 1933, as amended, or qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

         This opinion is subject to the following assumptions and qualifications:

         (i) To the extent matters of fact are involved in the opinions set forth above, we have, with your permission, relied upon certificates of public officials or of officers of the Company, copies of which are attached hereto.

         (ii) The opinions rendered in Paragraph 4 above relating to the enforceability of the Credit Documents are subject to and limited by the following: (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter affecting the enforcement of creditors' rights and generally and (ii) general equitable principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (iii) public policies which may affect the enforceability of certain remedies or rights provided for in the Credit Documents.

         (iii) The opinions with respect to enforceability of the agreements referred to herein and as to no conflict or breach of any federal or Colorado statute are subject to fraudulent conveyance laws.

         (iv) In rendering the opinions set forth in paragraph 3 above, we have, with your permission, assumed that each Lender is making the Loans for its own account in the ordinary course of its commercial business and not with a view to or for sale in connection with any distribution of the Notes, and that each Lender has had the opportunity to obtain and review any information regarding the Loans as such Lender has requested.

         The opinions set forth above are limited to the effect of the laws of the State of Colorado, the federal laws of the United States of America and the general corporation law of the States of Delaware, North Carolina, Florida, Missouri, Georgia, California, Arizona, Arkansas, Illinois, Kansas, Louisiana, South Carolina, Texas, Washington, West Virginia and Utah. We express no opinion with respect to the laws of any other jurisdiction.

         This opinion is furnished to the Agent, the Facing Bank and the Lenders. This opinion may not be relied on by any other person other than the Arranger, the Agent, the Facing Bank, the Lenders, and Alston & Bird, counsel to the Arranger, the Agent and the Facing Bank.

                                       Sincerely yours,

                                       ------------------------------

                                    EXHIBIT F

                         FORM OF COMPLIANCE CERTIFICATE

         This certificate is furnished pursuant to Section [8.1][6.1] of that certain Credit Agreement dated as of December 27, 1995 (the "Credit Agreement") by and among American Health Properties, Inc. (the "Company"), the lenders named therein (the "Lenders"), Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, N.A., as Co-Agent and Wells Fargo Bank, N.A., as Arranger, Agent and Facing (in its capacity as Agent, the "Agent"). This certificate is made with respect to the Company's fiscal quarter ended _______, 19__ (the "Fiscal Quarter"). All capitalized terms used herein and not defined herein have the respective meanings specified in the Credit Agreement.

         The undersigned, being the chief financial officer of the Company, hereby certifies to the Agent and the Lenders that on the date hereof:

         I. REPRESENTATIONS.

         (1) Attached hereto are the financial statements required to be delivered by the Company pursuant to Section [8.1][6.1].

         (2) On the date hereof, no Unmatured Default or Event of Default has occurred and is continuing. [If any Unmatured Default or Event of Default has occurred and is continuing, describe the same in reasonable detail and describe the action that the Company (or such other Person, as appropriate) has taken and proposes to take with respect thereto.]

         (3) [For the first Compliance Certificate only] The Company has received not less than $50,000,000 from the sale of its common stock in 1995.

         II. SET FORTH BELOW ARE THE COMPUTATIONS NECESSARY TO DETERMINE THAT THE COMPANY IS IN COMPLIANCE WITH SECTION 2.11 OF THE CREDIT AGREEMENT:

         A. SECTION 2.11 (A) CASUALTY EVENTS. Complete the following as appropriate:

         (1) During the Fiscal Quarter, the Company has received gross proceeds of $_____________ from Casualty Events.

         (2) Of the foregoing, Net Available Proceeds were $_____________.

         (3) Of the foregoing Net Available Proceeds, $______ were derived from events in which the Net Available Proceeds were applied toward replacement, restoration or repair of the damaged property within 90 days after the receipt of such Net Available Proceeds, or within such longer periods as is reasonable, but in no event more than 6 months after receipt of such Net Available Proceeds.

         (4) After deducting the amount of Net Available Proceeds referred to in
(3) above from the total Net Available Proceeds referred to in (2) above, the remaining Net Available Proceeds in the amount of $__________________ were used to prepay the Loans on ________, 19__.

       B. SECTION 2.11(B)(I) SALE OF ASSETS. Complete the following as appropriate:

         (1) Other than from a Disposition (a) described in IIA above, (b) of PG Assets or (c) of obsolete assets which results in Net Available Proceeds in an amount less than $1,000,000 that are applied toward the purchase of replacement assets within 90 days after such Disposition, during the Fiscal Quarter, the Company received proceeds from the following Dispositions:

DESCRIPTION AND DATE OF TRANSACTION           GROSS PROCEEDS RECEIVED
A)
B)
C)
TOTAL

         (2) Of the foregoing, Net Available Proceeds were $_______________.

         (3) The Net Available Proceeds in the amount of $__________________ were used to prepay the Loans in respect of any such Disposition as follows:

DATE RECEIVED AND AMOUNT OF NET              DATE AND AMOUNT OF PREPAYMENT
AVAILABLE PROCEEDS
A)
B)
C)
D) TOTAL

         C. SECTION 2.11(B)(II) SALE OF ASSETS. Complete the following as appropriate:

         (1) During the Fiscal Quarter, the Company received proceeds from the following Dispositions of PG Assets pursuant to Section 9.9(b):

DESCRIPTION AND DATE OF    GROSS PROCEEDS AND    NET AVAILABLE   OUTSTANDING PG
TRANSACTION                DATE RECEIVED         PROCEEDS        INDEBTEDNESS AT
                                                                 SUCH DATE
A)
B)
C)
TOTAL


         (2) The lesser of 100% of the Net Available Proceeds or the amount of the Outstanding PG Indebtedness was used to prepay the Loans in respect of any such Disposition as follows:

 DATE AND AMOUNT OF PREPAYMENT
 A)
 B)
 C)
 D) TOTAL

         D. SECTION 2.11(C) INCURRENCE OF INDEBTEDNESS. During the Fiscal Quarter, the Company or its Subsidiaries incurred Indebtedness for borrowed money resulting from (x) the incurrence by the Company of Indebtedness permitted by Section 9.3(i) of the Credit Agreement and (y) the incurrence by the Company of any Indebtedness by issuance of debt securities in a private placement or in the public markets to the extent the same are permitted by Section 9.3 of the Credit Agreement as follows:

DESCRIPTION AND DATE OF INCURRENCE        NET AVAILABLE PROCEEDS OF INDEBTEDNESS
                                          INCURRED
A)
B)
C)

and prepayments of the Loans were made on the dates set forth in the foregoing table and in the amounts of the Net Available Proceeds set opposite such dates.

         D. SECTION 2.11(D) EQUITY ISSUANCE. During the Fiscal Quarter the Company issued the following Equity Issuances:

DESCRIPTION AND DATE OF EQUITY           NET AVAILABLE PROCEEDS OF EQUITY
ISSUANCE                                 ISSUANCE
A)
B)
C)
and prepayments of the Loans were made on the dates set forth in the foregoing table and in the amounts of the Net Available Proceeds set opposite such dates.

         III. SET FORTH BELOW ARE THE COMPUTATIONS NECESSARY TO DETERMINE THAT THE COMPANY IS IN COMPLIANCE WITH THE SECTIONS CONTAINED IN ARTICLE 10 OF THE CREDIT AGREEMENT:

         A. SECTION 10.1 TANGIBLE NET WORTH. The following amounts shall be determined as of the end of the Fiscal Quarter:


         (1)      Company's consolidated stockholders'        $________________
                  equity

         (2)      Intangible Assets of the Company            $________________
                  and its consolidated Subsidiaries

         (3)      Treasury stock of the Company               $________________
                  to the extent included in (1) above

         (4)      Consolidated Tangible Net Worth             $________________
                  ((1) minus (2) minus (3))

         (5)      Net Available Proceeds of any Equity        $________________
                  Issuance by the Company after
                  September 30, 1995

         (6)      Required Consolidated Tangible Net Worth    $________________
                  ($260,000,000 plus 75% of (5))

                  B. SECTION 10.2 INTEREST COVERAGE RATIO. The following amounts shall be determined for the period of 12 consecutive fiscal months ended as of the end of the Fiscal Quarter:

         (1)      Net Income (loss) of the Company and its    $_________________
                  Consolidated Subsidiaries

         (2)      Interest Expense of the Company and its     $_________________
                  Consolidated Subsidiaries

         (3)      Income taxes                                $_________________

         (4)      Depreciation and amortization expense       $_________________

         (5)      Other non-cash charges                      $_________________

         (6)      Rental Expense of the Company and its       $_________________
                  Consolidated Subsidiaries

         (7)      Extraordinary gain (loss)                   $_________________

         (8)      Losses (gains) respecting Dispositions      $_________________

         (9)      EBITDAR (the sum of items (1) through       $_________________
                  (6) minus (7) plus (8))

         (10)     Interest Coverage Ratio                      _________________
                  ((9) divided by the sum of (2) and (6))

         (11)     Required Interest Coverage Ratio              2.50:1.00
                  pursuant to Section 10.2

         C. SECTION 10.3 LEVERAGE RATIO. The following amounts shall be determined as of the end of the Fiscal Quarter:


         (1)      Funded Debt of the Company and its          $_________________
                  Subsidiaries

         (2)      Consolidated Tangible Net Worth             $_________________
                  (A(4) from above)

         (3)      Leverage Ratio                              __________________
                  ((1) divided by (2))

         (4)      Leverage Ratio required                     1.10:1.00
                  pursuant to Section 10.3

         IV. SET FORTH BELOW ARE THE COMPUTATIONS NECESSARY TO DETERMINE THAT THE COMPANY IS IN COMPLIANCE WITH CERTAIN SECTIONS OF ARTICLE 9 OF THE CREDIT
AGREEMENT:

         A. SECTION 9.3 INDEBTEDNESS OF THE COMPANY.

         (1) During the Fiscal Quarter, except for Indebtedness permitted pursuant to Section 9.3(a), (b), (f) and (g), the Company created, incurred, or suffered to exist the Indebtedness listed below by amount, date and type:

           TYPE OF INDEBTEDNESS                      DATE       AMOUNT       AMOUNT
                                                   INCURRED    INCURRED    OUTSTANDING
A) Indebtedness under Interest Rate Protection
   Agreements

B) Indebtedness secured by Liens permitted under subsection (g) of the definition of "Permitted Liens"

C) Indebtedness incurred pursuant to Guaranties permitted pursuant to Section 9.7

D) Other Indebtedness of the Company

E) Any renewal or refinancing of Indebtedness permitted pursuant to 9.3(b)-(h)

         (2) There was no other Indebtedness incurred other than referred to in
(1).

         (3) The aggregate amount of Indebtedness outstanding pursuant to subsection (d) of Section 9.3 is $_____________, which is less than $1,000,000.

         (4) The Indebtedness referred to in (1)(d) above (a) has a terms of five years or more, (b) does not require directly or indirectly, the amortization of principal thereof during such five year period, and (c) is subject to covenants (including financial covenants) and events of default contained in the agreements related thereto which are not materially less favorable to the Company than those contained in the Credit Agreement or set forth on those agreements listed on Schedule 7.12. Both before and after giving effect to the incurrence of such Indebtedness, no Unmatured Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

         B. SECTION 9.3 INDEBTEDNESS OF THE SUBSIDIARIES.

         (1) During the Fiscal Quarter, except for Indebtedness permitted pursuant to Section 9.4(a), (b) and (d) the Subsidiaries of the Company created, incurred, or suffered to exist the Indebtedness listed below by amount, date and type:

           TYPE OF INDEBTEDNESS                      DATE       AMOUNT       AMOUNT
                                                   INCURRED    INCURRED    OUTSTANDING

A) Indebtness incurred pursuant to Guaranties permitted pursuant to Section 9.7

B) Indebtedness owed to the Company to the extent permitted by Section 9.5

C) Indebtedness secured by the Property of a Permitted Subsidiary described in Section 9.5(j)

         (2) There was no other Indebtedness incurred other than referred to in
(1).

         (3) No Indebtedness permitted pursuant to Section 9.5(j) was incurred in anticipation of the acquisition of the Property to which it is associated.

         (4) The aggregate outstanding amount of Indebtedness which is permitted pursuant to Section 9.5(j) is $_________________.

         C. SECTION 9.5 INVESTMENTS.

         (1) The aggregate amount of outstanding Working Capital Loans the Company has made to operators of Health Care Facilities is $___________________; and no single operator of a Health Care Facility has received more than $10,000,000 in such Working Capital Loans from the Company.

         (2) The aggregate outstanding amount of loans to Wholly-Owned Subsidiaries owning PG Assets is $_______________, which amount does not exceed the PG Indebtedness.

         (3) Neither the Company nor any Subsidiary made any Investment in any Health Care Facility (i) which was greater than $75,000,000 and (ii) if immediately before and after the consummation of such Investment, after giving effect thereto, an Unmatured Default or Event of Default existed or would exist.

         (4) The Company or a Permitted Subsidiary entirely owns each Health Care Facility in which Investments, which are not in the form of a loan secured by such Health Care Facility, are made.

         (5) The Company and its Subsidiaries have an aggregate amount of $_____________ in Construction and Development Investments, of which no more than $30,000,000 is invested in any one Person and its Affiliates or in any one Health Care Facility; and the Board of Directors or other governing body of the Person in which any such Investment is made approved the making of such Investment.

         (6) The Investments made by Subsidiaries owning PG Assets for the repair, maintenance and improvement of PG Assets and the related equipment do not exceed the PG Indebtedness.

         (7) Since the [Closing Date][date of the last Compliance Certificate], the Company has made the following Investments in Permitted Subsidiaries that are not Wholly-Owned:

DESCRIPTION OF INVESTMENT       DATE AND AMOUNT OF       PERCENTAGE OF OWNERSHIP
                                INVESTMENT
A)
B)
C)

         (i) Each such Subsidiary is a corporation, limited partnership or limited liability company;

         (ii) the Company or one or more Wholly-Owned Subsidiaries owns at least 80%, but less than 100%, of the outstanding capital stock, partnership or other ownership interest of such Subsidiary;

         (iii) the Company or a Wholly-Owned Subsidiary is (A) the sole general partner of any such Subsidiary that is a limited partnership or (B) a member of any such Subsidiary that is a limited liability company;

         (iv) the business of such Subsidiary will not cause the Company to violate Section 8.4 of the Credit Agreement; and

         (v) The aggregate amount of all such Investments is $______________, which does not exceed 10% of the Consolidated Real Estate Assets immediately prior to the most recent date listed on the table contained in this paragraph
(7).

         (8) There are no other Investments other than the ones listed in (1) through (7) above and those listed in subsections (a), (b), (c), (e)(i), (e)(ii) and (h) of Section 9.5.

         D. SECTION 9.6 RESTRICTED PAYMENTS.

         (1) The Company has realized $______________ in gains from January 1, 1995 through the end of the Fiscal Quarter with respect to Dispositions (of any asset other than PG Assets).

         (2) The amount of dividends the Company was entitled to make from January 1, 1995 through the end of the Fiscal Quarter pursuant to Section 9.6(d)(i)(A) is $____________________ ($5,000,000 plus 95% of the sum of (1)
EBITDAR from

January 1, 1995 through the end of the Fiscal Quarter minus (2) Interest Expense from January 1, 1995 through the end of the Fiscal Quarter minus (3) Rental Expense from January 1, 1995 through the end of the Fiscal Quarter plus (4) the amount stated in (1) above).

         (3) The minimum amount of dividends required by the Company to make from January 1, 1995 through the end of the Fiscal Quarter in order to maintain its status as a REIT under the Code plus $5,000,000 is $___________________.

         (4) The Company declared $_______________ in dividends from January 1, 1995 through the end of the Fiscal Quarter with respect of its stock.

         (5) The PG Excess Proceeds as of the end of the Fiscal Quarter is $______________________.

         (6) The Company has declared $_____________________ in dividends with respect to PG Stock from January 1, 1995 pursuant to Section 9.6(d)(ii) of the Credit Agreement. [Must be no more than the lesser of (5) above and $30,000,000].

         (7) The Company has declared $_________________ in the aggregate in dividends with respect to PG Stock pursuant to Section 9.6(d)(ii) of the Credit Agreement in the current calendar year. [Should be no more than $15,000,000].

         (8) The less than Wholly-Owned Subsidiaries of the Company described in
Section 9.5(j) have declared an aggregate amount of $___________________ in dividends to the holders of equity interests pursuant to Section 9.6(e) of the Credit Agreement in the current fiscal year of the Company. [Should be no more than $500,000].

         (9) Other than the Restricted Payments described in Section 9.6(a), (b) and (c), the Company has made no other Restricted Payments than those described in items (1) through (8) above.

         IN WITNESS WHEREOF, this Certificate is duly executed and delivered this ___________ day of ________________, _____.


                                          ______________________________________
                                          [title of chief financial officer]
                                          American Health Properties, Inc.

                                    EXHIBIT G

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance"), dated as of _______________, 19___, is entered into between _____________________ ("Assignor") and ______________________ ("Assignee"), with reference to the following:

         WHEREAS, Assignor is a signatory to that certain Credit Agreement, dated as of December 27, 1995 (as amended, the "Credit Agreement"), among American Health Properties, Inc., a Delaware corporation ("Company"), the financial institutions signatory thereto (collectively, "Lenders," and, individually, a "Lender"), Banque Paribas, as Co-Agent, First Union National Bank of North Carolina, as Co-Agent, NationsBank of Texas, as Co-Agent, and Wells Fargo Bank, N.A., as Arranger, Agent and Facing Bank (as such terms are defined in the Credit Agreement); and

         WHEREAS, on the terms and conditions contained herein, Assignor has agreed to sell and assign to Assignee, and Assignee has agreed to purchase, the Assigned Percentage (as defined in Section 3 hereof) of Assignor's rights and obligations as a Lender under the Credit Agreement as of the Effective Date (as defined in Section 6 hereof).

         NOW, THEREFORE, in consideration of the mutual premises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto mutually agree as follows:

         1. Definitions. All terms used herein which are defined in the Credit Agreement shall have the meaning set forth therein, unless specifically defined herein.

         2. Construction. Unless the context of this Assignment and Acceptance clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein", "hereby," "hereunder," and other similar terms in this Assignment and Acceptance refer to this Assignment and Acceptance as a whole and not exclusively to any particular provision of this Assignment and Acceptance. Article, section, subsection, exhibit, and schedule references are to this Assignment and Acceptance unless otherwise specified.

         3. Assignment. Assignor hereby sells and assigns to Assignee, WITHOUT RECOURSE, and Assignee hereby purchases and assumes from Assignor,

$_____________, a ____ percent (___%)(1) interest (the "Assigned Percentage") of Assignor's rights and obligations as a Lender under the Credit Agreement as of the Effective Date (including the Assigned Percentage of (a) Assignor's Commitment and its rights and obligations with respect to Letters of Credit as in effect on the Effective Date, (b) each of the Loans owing to Assignor on the Effective Date, and (c) the promissory notes issued to and held by Assignor pursuant to Article II of the Credit Agreement, if any (the "Notes"), held by Assignor on the Effective Date.

         4. Representations and Warranties of Assignor. Assignor: (a) represents and warrants that, as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is $________________; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) represents and warrants that the Assigned Percentage of Assignor's rights as a Lender under the Credit Agreement as of the Effective Date is equal to or greater than the minimum amount permitted to be assigned under Section 13.6 of the Credit Agreement; (d) makes no representations or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Notes, or any of the other Credit Documents; [and] (e) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Company or any of its Subsidiaries or any guarantor or the performance or observance by Company or any of its Subsidiaries or any guarantor of any of their obligations under the Credit Agreement, the Notes, or any of the other Credit Documents [;and (f) attaches the Notes referred to in paragraph 3 herein and requests that Administrative Agent (exchange such Note for] [cause Company to issue) (a new Note, dated _______________, 19___ in the original face amount of ____________ Dollars ($_____________), executed by Company and payable to the order of Assignee] [new Notes as follows: a Note, dated _______________, 19___ in the original face amount of __________________ Dollars ($_________________) payable to the order of Assignee, and a Note, dated _______________, 19___, in the original face amount of _______________ Dollars ($__________________) executed by Company and payable to the order of Assignor].(2)

         5. Representations and Warranties of Assignee. Assignee: (a) confirms that it has received a copy of the Credit Agreement, together with copies of such other

------------------------
(1) Specify percentage of Assignor's interest only in total facility which is being assigned in nine (9) decimal points.

(2) Use alternative provisions depending on whether Assignor is retaining an interest in the facility. Delete references to any Notes which are not outstanding on the Effective Date of the assignment or if Notes have not been issued pursuant to Article 2 of the Credit Agreement.

documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any of the Credit Documents; (c) appoints and authorizes the Agent to take such action as agents on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; (e) agrees that, from and after the Effective Date, it shall be bound by any amendments, modifications, terminations, waivers, or consents to any of the Credit Documents (to the extent effected in accordance with the terms thereof) effected prior to the Effective Date; and (f) specifies as its Applicable Lending Office (and address for notices) the offices set forth beneath its name on the signature page hereof.

         6. Effective Date. The effective date for this Assignment and Acceptance shall be __________________ (the "Effective Date").3 Following the execution of this Assignment and Acceptance: (a) Assignor shall deliver a fully executed version of this Assignment and Acceptance to the Agent for acceptance and registration by the Agent; and (b) the Agent shall have received a registration and processing fee of $3,500.

         7. Rights upon Assignment. Upon such acceptance and recording, an of the Effective Date: (a) Assignee shall be a party to the Credit Agreement and shall be entitled to the rights and benefits of each of the Credit Documents and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder; and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under each of the Credit Documents.

         8. Rights Concerning Payments. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including all payments of principal, interest, and commitment fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under each of the Credit Documents for periods prior to the Effective Date directly between themselves.

         9. Choice of Law; Consent to Jurisdiction. EXCEPT AS OTHERWISE PROVIDED BY THE CREDIT AGREEMENT, THE VALIDITY OF THIS

------------------------
(3) Such date shall be at least two (2) Business Days after the execution of this Assignment and Acceptance and shall in no event take place before the satisfaction of both of the conditions not forth in the second sentence of
Section 6 hereof.

ASSIGNMENT AND ACCEPTANCE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED ONLY IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR CENTRAL DISTRICT OF CALIFORNIA. TO THE MAXIMUM EXTENT PERMITTED BY LAW, ASSIGNOR AND ASSIGNEE EACH WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

         10. Headings. Section and subsection headings in this Assignment and Acceptance are included herein for convenience of reference only and shall not constitute a part of this Assignment and Acceptance or be given any substantive effect.

         11. Severability. In case any provision in or obligation under this Assignment and Acceptance shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         12. Counterparts. This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any party may effect execution and delivery of this Assignment and Acceptance by executing a counterpart hereof and sending the signature page bearing its signature to the other parties hereto by telefacsimile and, thereafter, promptly sending by mail such original signature page to such other parties, provided that the failure to deliver such original signature page shall not affect the validity, enforceability, or binding effect of this Assignment and Acceptance.

         13. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OR ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS ASSIGNMENT AND ACCEPTANCE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS ASSIGNMENT AND ACCEPTANCE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CAUSE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM

EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OF PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                         [Signatures on following page]

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

                                          [NAME OF ASSIGNOR]


                                          By
                                            --------------------------------
                                          Title:
                                                ----------------------------

                                          [NAME OF ASSIGNEE]



                                          By
                                            --------------------------------
                                          Title:
                                                ----------------------------

                                          Applicable Lending Office

                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------



                                          (Base Rate and Eurodollar Loans)

                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------


                    [Signatures continued on following page]

Accepted this ____ day of ______________, 19___:

WELLS FARGO BANK, N.A.,
as Agent


By:_________________________________
Title:______________________________


AMERICAN HEALTH PROPERTIES, INC.,
a Delaware corporation


By:_________________________________
Title:______________________________